Exhibit 10.31
SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS AGREEMENT made as of September 26    , 2022 (the “Amendment Date”)

BETWEEN:
SCOTIABANK ASSET FINANCE, A DIVISION OF THE BANK OF NOVA SCOTIA, operating through its Canadian Branch (the “Administrative Agent”)
- and –
THE ANDERSONS CANADA LIMITED (the “Borrower”)

-and -

THOSE OTHER OBLIGORS WHICH ARE SIGNATORY TO THE LOAN
AGREEMENT (the “Additional Borrowers”)

-and-

THE LENDERS IDENTIFIED IN THE LOAN AGREEMENT WHICH ARE SIGNATORIES HEREIN (the “Lenders”)

WHEREAS the Administrative Agent, in its capacity as administrative agent and lender, and the other Lenders and the Borrower entered into a second amended and restated loan agreement made as of December 23, 2021, as amended by that first amendment to second amended and restated loan agreement made as of March 17, 2022 (as the same may be further amended, supplemented or restated from time to time, collectively, the “Loan Agreement”);

AND WHEREAS the Borrower has requested and the Administrative Agent and the Lenders have agreed to amend the Loan Agreement on terms and subject to the conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

ARTICLE 1 DEFINED TERMS

1.01Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Loan Agreement.

ARTICLE 2 AMENDMENT TO LOAN AGREEMENT

2.01General Rule. Subject to the terms and conditions herein contained, the Loan Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Loan Agreement.

2.02Deletion of Libor and Addition of Term SOFR: The redlined revisions showing in Schedule “A” hereto are hereby incorporated into the Loan Agreement as of the Amendment Date.

2.03Timing. The changes to the Loan Agreement provided for in this Article Two shall take effect immediately, however, for greater clarity, all revolving loans made prior to the Amendment Date shall continue to bear interest in accordance with and subject to the terms of the Loan Agreement as such existed prior to the Amendment Date until the expiration of the applicable interest period at which time such loans will be converted to Term SOFR on the basis set forth in this amendment.

ARTICLE 3 MISCELLANEOUS

3.01Representations and Warranties. Borrower and each other Obligor hereby represents and warrants to the Administrative Agent as follows:

(a)all of the representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

(b)this agreement and the Loan Agreement, as amended by this agreement, constitute the legal, valid and binding obligations of each Obligor, enforceable against such Obligor in accordance with their terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and to general principles of equity; and

(c)no Event of Default has occurred.

3.02Acknowledgment and Confirmation re: Security.

(a)All of the Security shall continue to be in full force and effect as general continuing collateral security for any and all of the indebtedness, liabilities and obligations of each of the Obligors to the Lenders secured thereunder, including, without limitation, under, in connection with, relating to or with respect to the Loan Agreement (as amended hereby), and the security interests created by the Security shall continue to charge and mortgage the property of the Obligors in accordance with the terms thereof.

(b)The Security to which each of the Obligors is a party are legal, valid, binding and enforceable against the Obligors, as applicable, in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application limiting the enforcement of creditors’ rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies.

3.03Future References to the Loan Agreement. On and after the date of this agreement, each reference in the Loan Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Loan Agreement, and each reference in any related document to the “Loan Agreement”, “thereunder”, “thereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby. The Loan Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

3.04Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

3.05Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Loan Agreement, the relevant provision of this agreement shall prevail and be paramount.

3.06Further Assurances. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

3.07Severability. Any provision of this agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this agreement fail to provide for any relevant matter, the validity, legality or enforceability of this agreement shall not thereby be affected.

3.08Successors and Assigns. This agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall enure to the benefit of the parties hereto and their successors and permitted assigns. No Obligor may assign its rights or duties hereunder.

3.09Financing Agreement. This Agreement is a Financing Agreement.

3.10 Counterparts. This agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered (including by e-mail or other electronic means) shall be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

ADMINISTRATIVE AGENT AND LENDER

SCOTIABANK ASSET FINANCE, adivision of THE BANK OF NOVA SCOTIA
Per:
Name:
Title:

Per:
Name:
Title:
Address:
Fax:

BORROWER
THE ANDERSONS CANADA LIMITED

Per:
Name:
Title:

Per:
Name:
Title:
Attention:
Fax:

ADMINISTRATIVE AGENT AND LENDER

SCOTIABANK ASSET FINANCE, a division of THE BANK OF NOVA SCOTIA
Per:
Name:
Title:

Per:
Name:
Title:
Address:

Fax:
BORROWER

Per:
Name:
Title:
Per:________________________
Name:
Title:
Chief Executive Office Address:
Attention:
Fax:

Acknowledgement

Each of the undersigned Obligors hereby acknowledges and agrees to be bound by the terms and conditions contained in this Agreement, as of the day and year first above written.

Per:
Name:
Title:

Per:
Name:
Title:
Address:
Attention:
Fax:

LENDERS

CANADIAN IMPERIAL BANK OF COMMERCE

Per:
Name:
Title:

Per:
Name:
Title:

Address:

THE TORONTO-DOMINION BANK

Per:
Name:
Title:

Per:
Name:
Title:

Address:

Fax:
Attention:

BANK OF AMERICA, N.A., CANADA BRANCH

Per:
Name:
Title:

Per:
Name:
Title:

Address:

FARM CREDIT CANADA

Per:
Name:
Title:

Per:
Name:
Title:

Address:

SCHEDULE “A”

DELETION OF LIBOR AND ADDITION OF TERM SOFR

See Attached.

**CHANGES MADE TO THIS VERSION OF THE CREDIT AGREEMENT
REFLECT (a) CHANGES FROM AMENDMENT NO. 1, and (b) THE REMOVAL OF LIBOR AND THE ADDITION OF SOFR**

Second Amended and Restated Loan Agreement
by and between

SCOTIABANK ASSET FINANCE,
a division of The Bank of Nova Scotia
as Administrative Agent and
THE LENDERS THAT ARE SIGNATORIES HERETO
as Lenders and
THE ANDERSONS CANADA LIMITED
as Borrower

Dated: December 23, 2021

TABLE OF CONTENTS
Page No.

SECTION 1 - DEFINITIONS    1
1.1Definitions    1
1.2Relevant Lenders    2
SECTION 2 - CREDIT FACILITIES    2
2.1Revolving Loans    2
2.2Term Loan [Intentionally deleted]    8
2.3Swingline Facility    8
2.4Bankers’ Acceptances    9
2.5Lenders’ Commitments    13
2.6Funding of Loans    13
2.7Failure of Lender to Fund Loan    14
2.8BA Equivalent Rate Loans    14
2.9Swaps    15
2.10Ancillary Facilities    15
2.11Availability Reserves    15
2.12Accordion Feature    15
SECTION 3 - INTEREST AND FEES    17
3.1Interest    17
3.2Closing Fee    18
3.3Administration Fee    19
3.4Unused Line Fee    19
3.5Payments    19
SECTION 4 - TERM OF AGREEMENT    19
4.1Term    19
SECTION 5 - RESERVE, CAPITAL, INDEMNITY, TAX AND RELATED PROVISIONS    20
5.1Increased Costs    20
5.2Taxes    21
5.3Mitigation Obligations: Replacement of Lenders    23
5.4Illegality    24
5.5Inability to Determine Rates Etc    25
5.6Indemnity for Transactional and Environmental Liability    25
5.7Right of Setoff    27
5.8Sharing of Payments by Lenders    27
5.9Market Disruption and Benchmark Replacement    28
5.10Administrative Agent’s Clawback    31
SECTION 6 - CONDITIONS PRECEDENT    31
6.1Conditions Precedent to Initial Loans    31
6.2Conditions Precedent to All Loans    33
6.3Flood insurance    33
SECTION 7 - COLLECTION AND ADMINISTRATION    34

7.1Administrative Agent’s Loan Accounts    34
7.2Statements    34
7.3Collection of Accounts    35
7.4Payments    37
7.5Authorization to Make Loans    38
7.6Use of Proceeds    38
SECTION 8 - COLLATERAL REPORTING AND COVENANTS    39
8.1Collateral Reporting    39
8.2Accounts Covenants    39
8.3Inventory Covenants    41
8.4Power of Attorney    42
8.5Right to Cure    43
8.6Verification of Collateral    43
8.7Discharge, Release and Subordination of Security    44
SECTION 9 - REPRESENTATIONS AND WARRANTIES    44
9.1Representations and Warranties    44
9.2Survival of Warranties; Cumulative    45
SECTION 10 - AFFIRMATIVE AND NEGATIVE COVENANTS    45
10.1Maintenance of Existence    45
10.2New Collateral Locations    45
10.3Compliance with Laws, Regulations, Etc    46
10.4Payment of Taxes and Claims    47
10.5Insurance    47
10.6Financial Statements and Other Information    48
10.7Sale of Assets, Consolidation, Amalgamation, Dissolution, Etc    50
10.8Encumbrances    50
10.9Indebtedness    50
10.10Loans, Investments, Guarantees, Etc.    52
10.11Dividends and Redemptions    52
10.12Transactions with Affiliates    53
10.13Fixed Charge Coverage Ratio    53
10.14[Intentionally Deleted]    54
10.15[Intentionally Deleted]    54
10.16Intellectual Property    54
10.17Additional Bank Accounts    54
10.18Applications under the Companies’ Creditors Arrangement Act    54
10.19Operation of Pension Plans    54
10.20Costs and Expenses    55
10.21Further Assurances    56
10.22Most Favoured Lender    56
10.23Sanctions    57
SECTION 11 - AGENCY    57
11.1Appointment and Authority    57
11.2Rights as a Lender    58
11.3Exculpatory Provisions    58

11.4Reliance by Administrative Agent    59
11.5Indemnification of Administrative Agent    59
11.6Delegation of Duties    60
11.7Replacement of Administrative Agent    60
11.8Non-Reliance on Administrative Agent and Other Lenders    61
11.9Collective Action of Lenders    61
11.10No Other Duties, etc    62
11.11Security    62
11.12Security in favour of Lenders and Affiliates of Lenders in Certain
Circumstances    62
11.13Distribution of Notice    62
11.14Meeting of Lenders    62
11.15Accordion Feature    62
11.16Erroneous Payment    63
SECTION 12 - EVENTS OF DEFAULT AND REMEDIES    65
12.1Events of Default    65
12.2Remedies    67
SECTION 13 - JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW    69
13.1Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver    69
13.2Waiver of Notices    71
13.3Amendments and Waivers    72
13.4Waiver of Counterclaims    73
SECTION 14 - MISCELLANEOUS    73
14.1Notices; Effectiveness; Electronic Communication    73
14.2Partial Invalidity    74
14.3Successors and Assigns    74
14.4Entire Agreement    77
14.5Headings    78
14.6Judgment Currency    78
14.7Counterparts; Integration; Effectiveness; Electronic Execution    78
14.8Credit Information    79
14.9Confidentiality    79
14.10Patriot Act, Proceeds of Crime Act, etc    79
14.11Paramountcy    80
14.12Acknowledgement Regarding Any Supported QFCs    80

Index to Exhibits and Schedules

Exhibit A    Definitions
Exhibit B    Representations and Warranties
Exhibit C    Information Certificate
Exhibit D    Assignment and Assumption
Exhibit E    Commitments
Exhibit F    [Intentionally Deleted]
Exhibit G    Form of Accordion Agreement
Exhibit H    Borrowing Base Certificate Schedule 10.6    Compliance Certificate Schedule 10.8    Additional Permitted Liens Schedule 10.9    Permitted Debt
Schedule 10.10    Existing Loans, Advances and Guarantees Schedule 10.17    Bank Accounts

SECOND AMENDED AND RESTATED LOAN AGREEMENT

This Second Amended and Restated Loan Agreement dated as of December 23, 2021 is entered into among The Andersons Canada Limited, as borrower (the “Borrower”) and Scotiabank Asset Finance, a division of The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”), the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”) and such other Obligors identified on the signature pages hereof.

W I T N E S S E T H:

WHEREAS the Administrative Agent, in its capacity as administrative agent and lender, and the other lenders party thereto and the Borrower entered into a loan agreement made as of July 13, 2013, as amended by first amendment to loan agreement dated September 24, 2013, as further amended by second amendment to loan agreement dated December 30, 2013, as further amended by third amendment to loan agreement dated September 1, 2016, as further amended by a fourth amendment to loan agreement dated July 31, 2017, and as further amended by a fifth amendment to loan agreement dated December 29, 2017 (collectively, the “Original Loan Agreement”).

AND WHEREAS the Administrative Agent in its capacity as Administrative Agent and Lender and the other Lenders party hereto and the Borrower entered into an Amended and Restated Loan Agreement dated as of June 26, 2018, as amended by a First Amendment to Amended and Restated Loan Agreement dated as of December 2, 2019, a Second Amendment to Amended and Restated Loan Agreement dated as of December 23, 2019, a Third Amendment to Amended and Restated Loan Agreement dated as of March 2, 2020, a Consent and Extension Agreement dated October 20, 2020, a Fourth Amendment dated as of January 27, 2021, a Fifth Amendment to Amended and Restated Loan Agreement dated as of March 31, 2021 and a Sixth Amendment to Amended and Restated Loan Agreement dated as of May 10, 2021 (collectively, the “Amended and Restated Loan Agreement”).

AND WHEREAS the Borrower, Administrative Agent and the Lenders have agreed to amend and restate the Amended and Restated Loan Agreement on the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1 - DEFINITIONS

1.1Definitions

All terms used herein which are defined in the PPSA shall, to the extent the context so admits, have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to the Borrower and the Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement (including the Exhibits hereto) shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation”. References herein to any statute or any provision thereof include such statute or provision as amended, revised, re-enacted and/or consolidated from time to time and any successor statute thereto. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 13.3 or is cured to the satisfaction of the Administrative Agent, if such Event of Default is capable of being cured as determined by Administrative Agent. Any accounting term used herein unless otherwise defined in this Agreement shall, unless the context otherwise requires, have the meanings customarily given to such term in accordance with GAAP. “Canadian Dollars” and the sign “$” mean lawful currency of Canada. “US Dollars” and the sign “US$” mean lawful money of the United States of America. All monetary amounts referred to in this Agreement are in Canadian Dollars unless otherwise stated. For purposes of this Agreement, the capitalized terms not otherwise defined in this Agreement shall have the respective meanings given to them in Exhibit A.

1.2Relevant Lenders

For the purposes hereof, the relevant Lenders in respect of a particular Loan shall be the Lenders who have individual Commitments with respect to such Loan.

SECTION 2 - CREDIT FACILITIES

2.1Revolving Loans

(a)Subject to, and upon the terms and conditions contained herein, Lenders agree to make Revolving Loans by way of Canadian Prime Rate Loans, US Prime Rate Loans, BA Advances and SOFR Loans to the Borrower, on or before the Maturity Date, from time to time in amounts requested by the Borrower up to the amount equal to the sum of the following amounts (the “Revolving Loans Borrowing Base”), which shall be determined on a monthly basis (increasing to a weekly basis so long as a Trigger Event is continuing) in accordance with the updated Borrowing Base Certificate most recently delivered to the Administrative Agent and in all cases without duplication:

(i)with respect to cash and Cash Equivalents:

(A)one hundred percent (100%) of unrestricted cash or Cash Equivalents on deposit with a Lender or credited to a Blocked Account subject to the first priority, valid and perfected security interest of the Administrative Agent, subject to Permitted Liens provided that the Borrower will promptly notify Administrative Agent if the amount included in the most recent Borrowing Base Certificate pursuant to this Section 2.1(a)(i)(A) decreases by an amount equal to $1,000,000 or greater; plus

(B)eighty-five percent (85%) of net equity value maintained in securities accounts subject to the first priority, valid and perfected security interest of the Administrative Agent, subject to Permitted Liens; plus

(ii)with respect to Accounts:

(A)eighty-five percent (85%) of the Net Amount of Eligible Accounts which are not Investment Grade Accounts, Foreign Accounts or Credit Enhanced Accounts; plus

(B)ninety percent (90%) of Net Amount of Eligible Accounts which are Investment Grade Accounts or Credit Enhanced Accounts; plus

(C)fifty percent (50%) of the Net Amount of Eligible Accounts which are Foreign Accounts, but not Investment Grade Accounts or Credit Enhanced Accounts; provided that in no event shall availability from such Accounts exceed $5,000,000 at any time; plus

(iii)with respect to unbilled Accounts, fifty percent (50%) of the amount of unbilled Accounts which, if billed, would be Eligible Accounts; provided that in no event shall availability from such unbilled Accounts exceed
$15,000,000 at any time; plus

(iv)with respect to supplier rebates, eighty percent (80%) of earned supplier rebates (net of any contras) during the period each year commencing July 1 and ending December 31; plus

(v)with respect to Eligible Inventory:

(A)that is hedged CME Grains, the lesser of:

(1)ninety percent (90%) of the Net Orderly Liquidation Value; and

(2)ninety percent (90%) of the current market price; plus

(B)that is fertilizer, the lesser of:

(1)ninety percent (90%) of the Net Orderly Liquidation Value; and

(2)seventy percent (70%) of the lower of first-in, first-out (FIFO) cost and net realizable value; plus

(C)not included in (A) or (B), the lesser of:

(1)ninety percent (90%) of the Net Orderly Liquidation Value; and

(2)seventy percent (70%) of the lower of weighted average cost and net realizable value; plus

(vi)with respect to prepaid agronomy products, seventy percent (70%) of the prepaid amount; plus

(vii)with respect to grain forward contracts:

(A)eighty percent (80%) of contract equity on grain forward contracts with 12 months or less until the delivery date thereunder; plus

(B)seventy percent (70%) of contract equity on grain forward contracts with more than 12 months but no more than 18 months until the delivery date thereunder;

provided, however, that one hundred percent (100%) of the losses on forward contract equity shall be deducted for purposes of calculating the Revolving Loans Borrowing Base; and provided further that availability from such forward contracts shall not exceed $50,000,000 at any time;

(viii)with respect to Eligible Real Estate Collateral, the lesser of:

(A)50% of the Fair Market Value of such Eligible Real Estate Collateral; or

(B)75% of the Forced Sale Value of such Eligible Real Estate Collateral;

To a maximum of 25% of the Revolving Loans Borrowing Base; plus

(ix)with respect to Eligible Machinery and Equipment, the lesser of:

(A)100% of the Net Forced Liquidation Value; or

(B)90% of the Net Orderly Liquidation Value;

To a maximum of 5% of the Revolving Loans Borrowing Base;

(x)less any Availability Reserves;

(b)Administrative Agent may, in its discretion, from time to time (i) reduce the Revolving Loans Borrowing Base with respect to Eligible Accounts to the extent that: (A) Administrative Agent determines that the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of the net reductions in Accounts (including, without limitation, credit notes, bad debts and other rebates but only including the amount by which the amount of an Eligible

Account cancelled exceeds the amount of an Eligible Account issued in replacement thereof) other than as a result of payments in cash, to (2) the aggregate amount of total sales) exceeds five (5%) percent; or (B) the general creditworthiness of account debtors has declined; and/or (ii) reduce the Revolving Loans Borrowing Base with respect to Eligible Inventory to the extent that Administrative Agent determines (as demonstrated by the most recent appraisal or financial statements received by Administrative Agent) that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect, unless such change has arisen as a result of general market conditions, or
(B) the value of the Eligible Inventory, or any category thereof (based on the relevant measure of value used in paragraph (a) above to determine the amount to be included in the computation of the Revolving Loans Borrowing Base limit) has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the Revolving Loans Borrowing Base, Administrative Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

(c)In the event that the outstanding Canadian Dollar Amount of any component of the Revolving Loans, or the aggregate Canadian Dollar Amount of the outstanding Revolving Loans, exceed the amount of the Revolving Loans Borrowing Base or the Maximum Revolver Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Administrative Agent or Lenders in that circumstance or on any future occasions and the Borrower shall, upon demand by Administrative Agent acting upon the instructions of all Lenders, which may be made at any time or from time to time, repay to Lenders the entire amount of any such excess(es) for which payment is demanded within two (2) Business Days of demand.

(d)So long as no Event of Default shall have occurred and be continuing, the Borrower may from time to time request that the Lenders make US Prime Rate Loans or may request that SOFR Loans be converted to US Prime Rate Loans. Such request from Borrower shall be sent to the Administrative Agent and specify the amount of the US Prime Rate Loans or the amount of the SOFR Loans to be converted to US Prime Rate Loans. Subject to the terms and conditions contained herein, one (1) Business Day after receipt by Administrative Agent of such request from Borrower such US Prime Rate Loan shall be made or such SOFR Loan shall be converted to US Prime Rate Loans.

(e)So long as no Event of Default shall have occurred and be continuing, the Borrower may from time to time request that the Lenders make SOFR Loans or may request that US Prime Rate Loans be converted to SOFR Loans or that any existing SOFR Loans continue for an additional Interest Period. Such request from Borrower shall be sent to the Administrative Agent and shall specify the amount of the SOFR Loans or the amount of the US Prime Rate Loans to be converted to SOFR Loans or the amount of the SOFR Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such SOFR Loans. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by

Administrative Agent of such a request from Borrower, such SOFR Loans shall be made or US Prime Rate Loans shall be converted to SOFR Loans or such SOFR Loans shall continue, as applicable, provided, that, (i) no Event of Default shall exist or have occurred and be continuing; (ii) Administrative Agent shall not have sent any Notice of Termination of this Agreement; (iii) Borrower shall have complied with such customary procedures as are generally established by Lenders for all customers and specified by Administrative Agent to the Borrower from time to time for requests by the Borrower for SOFR Loans; (iv) no more than twenty
(20) Interest Periods (for all outstanding BA Advances and SOFR Loans) may be in effect at any one time; (v) the aggregate amount of the SOFR Loans must be in an amount not less than One Million US Dollars (US $1,000,000.00) or an integral multiple of One Hundred Thousand US Dollars (US $100,000.00) in excess thereof; and (vi) the Administrative Agent shall have determined that the Interest Period or Term SOFR can be readily determined as of the date of the request for such SOFR Loan by the Borrower and such Interest Period does not extend beyond the Maturity Date. Any request by the Borrower for SOFR Loans or to convert US Prime Rate Loans to SOFR Loans or to continue any existing SOFR Loans shall be irrevocable.

(f)So long as no Event of Default shall have occurred and be continuing, the Borrower may from time to time request that the Lenders make Canadian Prime Rate Loans or may request that BA Advances be converted to Canadian Prime Rate Loans. Such request from Borrower shall be sent to the Administrative Agent and specify the amount of the Canadian Prime Rate Loans or the amount of the BA Advances to be converted to Canadian Prime Rate Loans. Subject to the terms and conditions contained herein, one (1) Business Day after receipt by Administrative Agent of such request from Borrower such Canadian Prime Rate Loan shall be made or such BA Advances shall be converted to Canadian Prime Rate Loans.

(g)So long as no Event of Default shall have occurred and be continuing, the Borrower may from time to time request that the Lenders make BA Advances or may request that Canadian Prime Rate Loans be converted to BA Advances or that any existing BA Advances continue for an additional Interest Period provided that the Interest Period with respect to such BA Advance does not extend beyond the Maturity Date. Such request from Borrower shall be sent to the Administrative Agent and shall specify the amount of the BA Advances or the amount of the Canadian Prime Rate Loans to be converted to BA Advances or the amount of the BA Advances to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such BA Advances. Subject to the terms and conditions contained herein, two (2) Business Days after receipt by Administrative Agent of such a request from Borrower, such BA Advances shall be made or Canadian Prime Rate Loans shall be converted to BA Advances or such BA Advances shall continue, as applicable, provided, that, (i) no Event of Default shall exist or have occurred and be continuing; (ii) Administrative Agent shall not have sent any Notice of Termination of this Agreement; (iii) Borrower shall have complied with such customary procedures as are generally established by Lenders for all customers and specified by Administrative Agent to the Borrower from time to time for requests by the Borrower for BA Advances; (iv) no more than twenty (20) Interest Periods (for all outstanding BA Advances and SOFR Loans) may be in effect at any one time; and (v) the aggregate amount of the BA Advances must be in an amount not less than One Million Dollars ($1,000,000.00) or an integral multiple of One Hundred Thousand Dollars ($100,000.00) in excess thereof. Any request by the Borrower for BA Advances or to convert Canadian Prime Rate Loans to BA Advances or to continue any existing BA Advances shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender shall not be required to sell bankers’ acceptances to fund any BA Advances, but the provisions hereof shall be deemed to apply as if Lenders had sold bankers’ acceptances to fund the BA Advances.

(h)Any SOFR Loans shall automatically convert to US Prime Rate Loans upon the last day of the applicable Interest Period, and BA Advances shall automatically convert to Canadian Prime Rate Loans upon the last day of the applicable Interest Period unless applicable Lender has received a request to continue such SOFR Loan one (1) Business Day prior to such last day of such SOFR Loan or such BA Advance, in each case in accordance with the terms hereof. Upon the occurrence of an Event of Default that is continuing, or if Borrower repays or prepays a SOFR Loan and/or BA Advance on a day other than the last day of the applicable Interest Period, or upon failure of Borrower to borrow, continue or convert any SOFR Loan and/or BA Advance after Borrower has given (or is deemed to have given) a notice of drawdown, continuation or conversion to the Administrative Agent, or upon the failure of Borrower to make any prepayment of any SOFR Loan and/or BA Advance under any notice delivered pursuant to this Agreement, the Borrower shall indemnify such Lender for any loss or expense suffered or incurred by such Lender including, without limitation, any loss of profit or expenses such Lender incurs by reason of the liquidation or redeployment of deposits or other funds acquired by it to effect or maintain any and all SOFR Loans and/or BA Advances, or any interest or other charges payable to lenders of funds borrowed by such Lender in order to maintain such SOFR Loans and/or BA Advances, together with any other charges, costs or expenses incurred by such Lender relative thereto, unless any such loss or expense was the result of the wilful misconduct or gross negligence of such Lender.

(i)Borrower may:

(i)from time to time pay or prepay any Revolving Loan without premium or penalty by providing one (1) Business Day notice to Administrative Agent of such repayment or prepayment specifying the amount of Revolving Loans being repaid or prepaid and the repayment or prepayment date.

(ii)cancel the entire unused line of Revolving Loans at any time, or any part thereof from time to time, by notice to the Administrative Agent thereof specifying the amount to be cancelled and the effective date of such cancellation (which may be no earlier than the following Business Day). The Maximum Revolver Credit shall automatically reduce by the amount of any such cancellation on the effective date of cancellation specified.

(j)For the purposes of this Section 2.1, where a notice is required to be delivered by the Borrower on a particular day but the deadline for delivery of such notice is not specified, such deadline shall be 12:00 pm (Toronto time).

2.2Term Loan [Intentionally deleted]

2.3Swingline Facility

(a)Subject to the terms and conditions of this Agreement, the Swingline Lender establishes in favour of the Borrower a revolving credit facility, which is part of the Revolving Loans facility, in an amount up to Twenty Million Canadian Dollars ($20,000,000.00) on the terms set forth in this Section 2.3 (the “Swingline Facility”).

(b)An advance made by the Swingline Lender as contemplated by this subsection, prior to such time as such advance is repaid as contemplated by Section 2.3(f) is referred to as a “Swingline Loan”.

(c)The outstanding amount of all Swingline Loans at any time shall not exceed the lesser of:

(i)Twenty Million Canadian Dollars ($20,000,000.00); and

(ii)the amount, if any, by which the lesser of the Maximum Revolver Credit and the Revolving Loans Borrowing Base exceeds the amount of all Loans (other than Swingline Loans) outstanding at such time as Revolving Loans.

(d)The Borrower may obtain advances under the Swingline Facility pursuant to this Section 2.3(d) by delivering a notice to Administrative Agent requesting a drawdown under the Swingline Facility prior to 11:00a.m. on the date such extension of credit is requested. Upon receipt of such notice Administrative Agent shall notify the Swingline Lender of the amount and currency of such requested extension of credit. Any such extension of credit denominated in Canadian Dollars shall constitute a Canadian Prime Rate Loan. Any such extension of credit denominated in US Dollars shall constitute a US Prime Rate Loan. Subject to the provisions of this Agreement the Swingline Lender shall, not later than 4:00 pm (Toronto time) on the date of such requested extension of credit advance the amount requested to the account designated by the Borrower in its request to Administrative Agent pursuant to this Section 2.3(d).

(e)Absent the existence and continuance of an Event of Default, the Borrower may also obtain advances in an aggregate total outstanding amount of up to Cdn.$10,000,000 under the Swingline Facility by way of overdraft on its accounts maintained with the Swingline Lender. Any debit balance created by way of overdraft in its US Dollar accounts with the Swingline Lender shall constitute a US Prime Rate Loan. Any debit balance created by way of overdraft in its Canadian Dollar accounts with the Swingline Lender shall constitute a Canadian Prime Rate Loan. The Swingline Lender may, in its sole discretion, make funds available from time to time until the Maturity Date by way of overdrafts in its accounts pursuant to this Section 2.3(d) in an aggregate total outstanding amount not to exceed Cdn.$10,000,000 at any time. Upon the existence and continuance of a Trigger Event, the Borrower’s right to obtain advances hereunder by way of overdraft may be reduced or suspended, at Administrative Agent’s sole discretion.

(f)Swingline Loans made pursuant to Section 2.3(d) shall be repaid on a weekly basis by Administrative Agent requesting an advance from the Lenders in the same amount which shall constitute a Canadian Prime Rate Loan or US Prime Rate Loan, as the case may be. Swingline Loans made pursuant to Section 2.3(f) shall be repaid on request by Swingline Lender made to Administrative Agent who in turn will request an advance from the Lenders in the same amount which shall constitute a Canadian Prime Rate Loan or US Prime Rate Loan, as the case may be.

(g)Each Lender (other than the Swingline Lender) agrees to indemnify the Swingline Lender (to the extent not reimbursed by the Borrower) rateably according to its Pro Rata Share from and against any and all losses and claims of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Swingline Lender in any way relating to or arising out of any Swingline Loan made under this Section 2.2, provided that no such Lender shall be liable for any portion of such losses or claims resulting from the Swingline Lender’s gross negligence or wilful misconduct.

(h)The Swingline Lender irrevocably agrees to grant and hereby grants to each of the Lenders (other than the Swingline Lender), and to induce the Swingline Lender to make Swingline Loans available hereunder, each of the Lenders (other than the Swingline Lender) irrevocably agrees to accept and purchase and hereby accepts and purchases from the Swingline Lender, on the terms and conditions hereinafter stated, for each such Lender’s own account and risk, an undivided interest equal to such Lender’s Pro Rata Share of each Swingline Loan made by the Swingline Lender under this Agreement. Each Lender (other than the Swingline Lender) unconditionally and irrevocably agrees with the Swingline Lender that, if any Swingline Loan is not repaid in full by the Borrower in accordance with the terms of this Agreement, such Lender shall pay to the Swingline Lender, through Administrative Agent, upon demand an amount equal to such Lender’s Pro Rata Share of the amount of such Swingline Loan or any portion thereof which is not so repaid by the Borrower.

(i)The Borrower shall be entitled at any time and from time to time to pay or prepay any Swingline Loan in whole or in part without premium, penalty or notice.

2.4Bankers’ Acceptances

(a)Subject to, and upon the terms and conditions contained herein, at the request of the Borrower, the Borrower may have credit extended to it under any Revolving Loan from time to time by way of Bankers’ Acceptances by giving to

Administrative Agent an irrevocable notice specifying the aggregate face amount of the Bankers’ Acceptances to be issued and the term of the Bankers’ Acceptances.

(b)Funding of Bankers’ Acceptances

(i)If Administrative Agent receives a notice requesting a drawdown of, a rollover of or a conversion into Bankers’ Acceptances, Administrative Agent shall notify each of the relevant Lenders, prior to 5:00 p.m. (Toronto time) on the Business Day prior to the date of such extension of credit of such request and of each relevant Lender’s Pro Rata Share of such extension of credit. Administrative Agent shall also at such time notify Borrower of each Lender’s Pro Rata Share of such extension of credit. Subject to the provisions of this Agreement, each relevant Lender shall, not later than 11:00 a.m. (Toronto time) on the date of each extension of credit by way of Bankers’ Acceptance, accept drafts of the Borrower which are presented to it for acceptance and which have an aggregate face amount equal to such relevant Lender’s Pro Rata Share of the total extension of credit being made available by way of Bankers’ Acceptances on such date, as advised by Administrative Agent. Each relevant Lender shall purchase the Bankers’ Acceptances which it has accepted for a purchase price equal to the BA Discounted Proceeds therefor. Each relevant Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any and all Bankers’ Acceptances accepted and purchased by it.

(ii)The Borrower hereby waives presentment for payment of Bankers’ Acceptances by Lenders and any defence to payment of amounts due to a relevant Lender in respect of a Bankers’ Acceptance which might exist by reason of such Bankers’ Acceptance being held at maturity by the Lender which accepted it and agrees not to claim from such relevant Lenders any days of grace for the payment at maturity of Bankers’ Acceptances.

(iii)In the case of a drawdown by way of Bankers’ Acceptance, each relevant Lender shall, forthwith after the acceptance of drafts of the Borrower as aforesaid, make available to Administrative Agent the BA Proceeds with respect to the Bankers’ Acceptances accepted by it. Administrative Agent shall make such BA Proceeds available to the Borrower on the date of such extension of credit by transfer to the credit of the account designated by the Borrower. In the case of a rollover of or conversion into Bankers’ Acceptances, each Lender shall retain the Bankers’ Acceptance accepted by it and shall not be required to make any funds available to Administrative Agent for transfer to the credit of the Borrower’s designated account; however, forthwith after the acceptance of drafts of the Borrower as aforesaid, the Borrower shall pay to the Administrative Agent for the account of the relevant Lenders an amount equal to the aggregate amount of the acceptance fees in respect of such Bankers’ Acceptances calculated in accordance with Section 2.4(c) plus the amount by which the aggregate face amount of such Bankers’ Acceptances exceeds the aggregate BA Discounted Proceeds with respect thereto.

(iv)Any Bankers’ Acceptance may, at the option of the Borrower, be executed in advance by or on behalf of the Borrower (as otherwise provided herein), by mechanically reproduced or facsimile signatures of one officer of the Borrower who is properly so designated and authorized by the Borrower from time to time. Any Bankers’ Acceptance so executed and delivered by the Borrower to the relevant Lenders shall be valid and shall bind Borrower and may be dealt with by the relevant Lenders to all intents and purposes as if the Bankers’ Acceptance had been signed in the executing officers’ own handwriting.

(v)The Borrower shall notify the relevant Lenders as to those officers whose signatures may be reproduced and used to execute Bankers’ Acceptances in the manner provided in Section 2.4(b)(iv). Bankers’ Acceptances with the mechanically reproduced or facsimile signatures of designated officers may be used by the relevant Lenders and shall continue to be valid, notwithstanding the death, termination of employment or termination of authorization of either or both of such officers or any other circumstance.

(vi)The Borrower hereby indemnifies and agrees to hold harmless each relevant Lender against and from all losses, damages, expenses and other liabilities caused by or attributable to the use of the mechanically reproduced or facsimile signature instead of the original signature of an authorized officer of the Borrower on a Bankers’ Acceptance prepared, executed, issued and accepted pursuant to this Agreement, except to the extent determined by a court of competent jurisdiction to be due to the breach by such Lender of any Financing Agreement or gross negligence or wilful misconduct of such Lender.

(vii)Each of the relevant Lenders agrees that, in respect of the safekeeping of executed drafts of Bankers’ Acceptances which are delivered to it for acceptance hereunder, it shall exercise the same degree of care which it gives to its own property, provided that it shall not be deemed to be an insurer thereof.

(viii)All Bankers’ Acceptances to be accepted by a particular relevant Lender shall, at the option of such Lender, be issued in the form of depository bills made payable originally to and deposited with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

(ix)The Borrower shall promptly execute and deliver to each relevant Lender a power of attorney in favour of such Lender in such Lender’s standard form for Bankers’ Acceptances.

(c)Acceptance Fees. Upon the acceptance of any draft of Bankers’ Acceptances pursuant hereto, the Borrower shall (without duplication with its obligations under Section 2.4(b)(iii)) pay to Administrative Agent for the account of the Lenders, in accordance with Section 3.5, in advance, an acceptance fee calculated at the rate per annum, on the basis of a year of 365/366 days, as applicable, equal to the Bankers’ Acceptance Stamping Fee based on the face amount of such Bankers’ Acceptance for its term, being the actual number of days in the period commencing on the date of acceptance of the Borrower’s draft and ending on but excluding the maturity date of the Bankers’ Acceptance. With respect to each drawdown by way of Bankers’ Acceptances, such Bankers’ Acceptance Stamping Fees shall be paid by the Lenders deducting the amount thereof from the BA Discounted Proceeds before the Lenders remit the BA Proceeds to Administrative Agent as provided in Section 2.4(b)(iii). With respect to each rollover of and conversion into Bankers’ Acceptance, such Bankers’ Acceptance Stamping Fees shall be paid by the Borrower to the Administrative Agent for the account of the Lenders as provided in Section 2.4(b)(iii). Each such payment is non-refundable and fully earned when due.

(d)Reimbursement Obligation for Maturing Bankers’ Acceptances

(i)The Borrower hereby unconditionally agrees to pay to the Administrative Agent for the account of each relevant Lender on the maturity date (whether at stated maturity, by acceleration or otherwise) of each Bankers’ Acceptance accepted by such Lender the undiscounted face amount of such then maturing Bankers’ Acceptance. The obligation of the Borrower to pay to the Administrative Agent for the account of the Lenders for then maturing Bankers’ Acceptances may be satisfied by the Borrower by:

(A)paying to the Administrative Agent for the account of Lenders on the maturity date of the Bankers’ Acceptances an amount equal to the aggregate undiscounted face amount thereof, provided that the Borrower shall notify the Administrative Agent of its intention to pay such Lenders in such manner prior to 12:00 p.m. (Toronto time) on such maturity date;

(B)replacing the maturing Bankers’ Acceptances with new Bankers’
Acceptances; or

(C)converting the maturing Bankers’ Acceptances into another type of Loan.

(ii)In no event shall Borrower claim from the relevant Lenders any grace period with respect to the aforesaid obligation of the Borrower to reimburse such Lenders.

(e)To facilitate the acceptance of Bankers’ Acceptances under the Agreement, the Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when necessary by such Lender, an appropriate number of orders in the form prescribed by such Lender.

2.5Lenders’ Commitments

Subject to the terms and conditions hereof, the relevant Lenders severally agree to extend credit to the Borrower hereunder from time to time provided that the aggregate amount of credit extended by each relevant Lender hereunder shall not at any time exceed the individual Commitment of such Lender. Nothing contained herein or in the other Financing Agreements shall constitute the Lenders as a partnership, and any indication thereof is hereby expressly denied. All credit requested hereunder other than under the Swingline Facility, shall be made available to the Borrower contemporaneously by all of the relevant Lenders. Each Lender shall provide to the Administrative Agent for the Borrower its Pro Rata Share of each credit. No Lender shall be responsible for any default by any other Lender in its obligation to provide its Pro Rata Share of any credit under any Loan nor shall the individual Commitment of any Lender with respect to a particular Loan be increased as a result of any such default of another Lender in extending credit under such Loan. The failure of any Lender to make available to the Borrower its Pro Rata Share of any credit under any Loan shall not relieve any other relevant Lender of its obligation hereunder to make available to the Borrower its Pro Rata Share of such credit under such Loan.

2.6Funding of Loans

Each relevant Lender shall make available to the Administrative Agent its Pro Rata Share of the principal amount of each Revolving Loan prior to 2:00 p.m. (Toronto time) on the date of the extension of credit, being the date for an extension of credit requested by the Borrower pursuant to the notice from Borrower delivered to the Administrative Agent, subject to the notice requirements contained hereunder (the “Advance Date”). The Administrative Agent shall, upon fulfilment by the Borrower of the applicable terms and conditions set forth in Section 6, make such funds available to the Borrower on the Advance Date by transfer to the credit of the Borrower’s designated account. Unless the Administrative Agent has been notified by a Lender at least one
(1) Business Day prior to the Advance Date that such Lender will not make available to the Administrative Agent its Pro Rata Share of such Revolving Loan, the Administrative Agent may assume that such Lender has made such portion of the Revolving Loan available to the Administrative Agent on the Advance Date in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent has made such assumption, to the extent such Lender shall not have so made its Pro Rata Share of the Revolving Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such Lender’s Pro Rata Share of the Revolving Loan and all reasonable costs and expenses incurred by the Administrative Agent in connection therewith together with interest thereon at the BA Rate for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Administrative Agent; provided, however, that notwithstanding such obligation, if such Lender fails so to pay, the Borrower shall, without prejudice to any rights that the Borrower might have against such Lender, repay such amount to the Administrative Agent forthwith after demand therefor by the Administrative Agent. The amount payable by each Lender to the Administrative Agent pursuant hereto shall be set forth in a certificate delivered by the Administrative Agent to such Lender and the Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute prima facie evidence of such amount payable. If such Lender makes the payment to the Administrative Agent required herein, the amount so paid shall constitute such Lender’s Pro Rata Share of the Revolving Loan for purposes of this Agreement and shall entitle the Lender to all rights and remedies against Borrower in respect of such Revolving Loan.

2.7Failure of Lender to Fund Loan

If any relevant Lender fails to make available to the Administrative Agent its Pro Rata Share of any Loan under any credit facility as required (such Lender being herein called the “Defaulting Lender”) and the Administrative Agent has not funded pursuant to Section 2.6, the Administrative Agent shall forthwith give notice of such failure by the Defaulting Lender to the Borrower and the other relevant Lenders and such notice shall request each relevant Lender to make available to the Administrative Agent its Pro Rata Share of the Defaulting Lender’s Pro Rata Share of such Loan in the place and stead of the Defaulting Lender. Each such relevant Lender (herein collectively called the “Contributing Lenders” and individually called the “Contributing Lender”) shall, within one (1) Business Day of receipt of such notice from the Administrative Agent, make available its Pro Rata Share of such advance based on the Contributing Lenders’ relative Commitments; provided that no Lender shall be obliged to make any such advance to the extent its Pro Rata Share of outstanding Revolving Loans would exceed its Commitment. If any Contributing Lender makes funds available in the place and stead of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place and stead, forthwith on demand, any amount advanced on its behalf together with interest thereon at the BA Rate for each day from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Loan from Borrower. In addition to interest as aforesaid, the Borrower shall pay all amounts owing by the Borrower to the Defaulting Lender hereunder (with respect to the amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender) to the Contributing Lenders until such time as the Defaulting Lender pays to the Administrative Agent for the Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender. A Defaulting Lender shall not be entitled to its Pro Rata Share of fees hereunder during such period as such Lender is a Defaulting Lender.

2.8BA Equivalent Rate Loans

If, in the sole judgement of a Lender, such Lender is unable to extend credit by way of Bankers’ Acceptances in accordance with this Agreement, such Lender shall give an irrevocable notice to such effect to the Administrative Agent and the Borrower prior to 12:00 p.m. (Toronto time) on the date of the requested credit extension and shall make available to the Borrower prior to 2:00 p.m. (Toronto time) on the date of such requested credit extension a BA Equivalent Rate Loan in the principal amount equal to such Lender’s Pro Rata Share of the total credit to be extended by way of Bankers’ Acceptances, such BA Equivalent Rate Loan to be funded in the same manner as a Loan is funded pursuant to Section 2.6. Such BA Equivalent Rate Loan shall have the same term as the Bankers’ Acceptances for which it is a substitute and shall bear such rate of interest per annum throughout the term thereof as is equal to the BA Rate on the basis that, and the Borrower hereby agrees that, for such a BA Equivalent Rate Loan, interest shall be payable in advance on the Advance Date by the Lender deducting the interest payable in respect thereof from the principal amount of such BA Equivalent Rate Loan. All BA Equivalent Rate Loans to be made by a particular Lender shall, at the option of such Lender, be evidenced by a promissory note in the form of a depository note made payable originally to and deposited with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).

2.9Swaps

Any Lender and its Affiliates may, in their sole discretion, from time to time at Borrower’s request, enter into any Swaps with an Operating Company from time to time on terms and conditions to be negotiated on a transaction-by-transaction basis. No Lender nor any Affiliate thereof makes any commitment to enter into or arrange any Swaps with Borrower and may at any time, in its sole and absolute discretion, decline to enter into any Swap and the Administrative Agent may, in its discretion, acting reasonably and to the extent notified to the Borrower, reserve any “credit exposure”, as determined by the Administrative Agent in its discretion, under the Availability Reserves, such reserve amount not to exceed the Ancillary Facilities Notice Amount in respect of such Swap. In addition to any security provided for therein, any Swap entered into by a Lender with Borrower shall be secured by the security granted under the Financing Agreements. Any rights of Lenders herein are in addition to and not in limitation of or substitution for any rights of Lenders under any agreement governing any Swap. In the event that there is any inconsistency at any time between the terms of this Agreement and any agreement governing any Swap, the terms of the agreement governing such Swap shall prevail. For greater certainty, nothing shall prohibit an Operating Company from entering into Swaps with Persons who are not Lenders or Affiliates thereof.

2.10Ancillary Facilities

Any Lender and its Affiliates may, in their sole discretion, from time to time at Borrower’s request, enter into any Ancillary Facilities with Borrower from time to time on terms and conditions to be negotiated on a transaction-by-transaction basis. The Lenders and their Affiliates make no commitment to enter into or arrange any Ancillary Facilities with Borrower and may at any time, in their sole and absolute discretion, decline to enter into any Ancillary Facilities. In addition to any security provided for in connection with such Ancillary Facilities (as may be permitted pursuant to this Agreement), any Ancillary Facilities entered into by a Lender or its Affiliate with Borrower shall be secured by the Security granted under this Agreement. Any rights of the Lenders herein are in addition to and not in limitation of or substitution for any rights of the Lenders under any agreement governing any Ancillary Facility.

2.11Availability Reserves

All Revolving Loans available to the Borrower subject to the Revolving Loans Borrowing Base and the Maximum Revolver Credit shall be subject to the Administrative Agent’s continuing right, with the consent of Required Lenders, to establish and revise Availability Reserves to the extent permitted elsewhere in this Agreement.

2.12Accordion Feature

(a)Increases in Maximum Revolver Credit. Subject to satisfaction of the terms and conditions set forth below, the Borrower may from time to time increase the total amount of the Maximum Revolver Credit by notice to the Administrative Agent (the “Accordion Notice”) specifying the amount of the increase and the desired effective date of the increase (provided that the date that the increase actually takes effect shall be deemed to be the “Accordion Effective Date”), and either designating a bank or other regulated financial institution that is not a Lender at the time to become a Lender or designating an existing Lender that has agreed to increase such Lender’s Commitment; provided that:

(i)such designation shall only be effective with the prior written consent of each of the Administrative Agent and the Swingline Lender, such consent not to be unreasonably withheld;

(ii)each of the representations and warranties deemed to be repeated under Section 9.1 is true and correct in all material respects as of the Accordion Effective Date as though made on and as of such date;

(iii)no Event of Default has occurred that is continuing on the Accordion Effective Date, nor would any Event of Default result after giving effect to the requested increase;

(iv)the total amount of such increase in the Maximum Revolver Credit shall be in a minimum amount of $5,000,000 and when added to all other increases in the Maximum Revolver Credit previously made pursuant to this Section 2.12, does not exceed $70,000,000;

(v)the Borrower and the designated Accordion Lender, if not already a Lender, shall have duly completed, executed and delivered to the Administrative Agent an Accordion Agreement, together with such corporate and banking supporting documentation and other information relative thereto as the Administrative Agent may reasonably require, before the Accordion Effective Date;

(vi)any designated Accordion Lender that is already a Lender shall have confirmed in writing to the Administrative Agent its Commitment or increased Revolving Loan Commitment before the Accordion Effective Date; and

(vii)any new Accordion Lender which is not already a Lender must be acceptable to the Administrative Agent, acting reasonably.

(b)Saving. No Lender shall be obligated in any way to increase its Commitment.

(c)Notice and Effective Date of Increase. The Administrative Agent shall promptly notify each Lender of each Accordion Notice received by it from the Borrower. Upon satisfaction of each of the conditions set forth in clauses (i) to (vii) of paragraph (a) above (and a certificate of the Borrower confirming the same shall be conclusive for this purpose absent actual knowledge of the Administrative Agent to the contrary), the requested increase in the Maximum Revolver Credit shall take effect and the Administrative Agent shall notify the Borrower and each Lender as soon as practicable of each increase in Maximum Revolver Credit arising pursuant to this Section 2.12, together with an updated list of Lenders’ Commitments giving effect to such increase.

SECTION 3 - INTEREST AND FEES

3.1Interest

(a)Borrower shall pay to Lenders interest on the outstanding principal amount of the Loans at the applicable Interest Rate. In respect of SOFR Loans, Borrower shall pay to the Lenders interest on the outstanding principal amount of such SOFR Loans (together with any amount of overdue interest owing from time to time in connection therewith), at the rate per annum equal to the sum of (i) Adjusted Term SOFR for the applicable Interest Period plus (ii) the Interest Rate for SOFR Loans.

(b)Interest (other than interest on BA Advances) shall be calculated and payable by the Borrower to Lenders monthly in arrears not later than the first Business Day of each calendar month. Interest shall be calculated on the basis of a three hundred sixty five (365) day year in the case of Canadian Prime Rate Loans and BA Advances and a three hundred and sixty (360) day year in the case of US Prime Rate Loans and SOFR Loans, as applicable and actual days elapsed or to elapse (as the case may be). The interest rate on Canadian Prime Rate Loans and US Prime Rate Loans shall increase or decrease by an amount equal to each increase or decrease in the Canadian Prime Rate or US Prime Rate, as applicable, effective immediately after any change in such Canadian Prime Rate or US Prime Rate, as applicable, is announced. All interest accruing hereunder while an Event of Default is continuing shall be payable on demand. In no event shall charges constituting interest payable by the Borrower to Lenders exceed the maximum amount or the rate permitted under any Applicable Law, and if any part or provision of this Agreement is in contravention of any such Applicable Law, such part or provision shall be deemed amended to conform thereto.

(c)For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant hereto at a rate based upon a 365 or 360 day year (the “First Rate”), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 365 or 360, as applicable. The Administrative Agent agrees that promptly upon request by the Borrower from time to time, it will advise the Borrower of the Canadian Prime Rate, US Prime Rate, BA Rate or Term SOFR, as the case may be, in effect at such time (or during any other period before such time), and will assist the Borrower in calculating the effective annual rate of interest required to be disclosed according to section 4 of the Interest Act (Canada).

(d)If any provision of this Agreement or of any of the other Financing Agreements would obligate Borrower to make any payment of interest or other amount payable to Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:
(1) firstly, by reducing the amount or rate of interest required to be paid to Lenders under this Section, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to Lenders which constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if Lenders shall have received an amount in excess of the maximum permitted by that Section of the Criminal Code (Canada), the Borrower shall be entitled, by notice in writing to Lenders, to promptly obtain reimbursement from Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by Lenders to the Borrower. Any amount or rate of interest referred to in this Section shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the date hereof to the date of termination or non-renewal of this Agreement and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be presumptive evidence for the purposes of such determination.

(e)A certificate of an authorized signing officer of Lenders as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

(f)For greater certainty, whenever any amount is payable under this Agreement or any Financing Agreement by the Borrower as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the “deemed reinvestment principle” or the “effective yield method”.

3.2Closing Fee

Borrower shall pay to the Administrative Agent on behalf of the Lenders a closing fee in the amount of $288,000, which fee shall be fully earned as of and payable on the date of this Second Amended and Restated Loan Agreement.

3.3Administration Fee

Borrower shall pay to the Administrative Agent monthly an administration fee in respect of the Administrative Agent’s services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, in the amount of $1,500, which fee shall be fully earned as of and payable in advance on the date hereof and on the first Business Day of each month hereafter.

3.4Unused Line Fee

Borrower shall pay to the Administrative Agent on behalf of Lenders monthly an unused line fee at the applicable percentage rate specified in the pricing grid for the Interest Rate (as set out in the definition for Interest Rate in Exhibit “A” of this Agreement) multiplied by the amount by which the Maximum Revolver Credit exceeds the Canadian Dollar Amount of the average daily principal balance of the outstanding Revolving Loans during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding multiplied by the fraction of the number of days elapsing in such immediately preceding month (or part thereof) divided by the number of days in the calendar year commencing on the first day of that immediately preceding calendar month, which fee shall be payable on the first Business Day of each month in arrears.

3.5Payments

Unless otherwise expressly provided herein, the Borrower shall make all payments pursuant to this Agreement or pursuant to any document, instrument or agreement delivered pursuant hereto by deposit to the designated Payment Account before 2:00 p.m. (Toronto time) on the day specified for payment and the Administrative Agent shall be entitled to withdraw the amount of any payment due to the Administrative Agent or the Lenders hereunder from such accounts on the day specified for payment. Any such payment received on the day specified for such payment but after 2:00
p.m. (Toronto time) shall be deemed to have been received prior to 2:00 p.m. (Toronto time) on the next following Business Day.

Unless otherwise specified by Lenders, all interest, fees and other payments by the Borrower hereunder shall be in the currency in which such Obligations are denominated.

SECTION 4 - TERM OF AGREEMENT

4.1Term

(a)This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect until the Maturity Date, unless sooner terminated pursuant to a Notice of Termination.

(b)Upon the effective date of termination of the Financing Agreements, the Borrower shall pay to the Administrative Agent for the account of Lenders, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to the Administrative Agent for the account of Lenders in such amounts as Lenders determine are necessary to secure Lenders from loss, cost, damage or expense, including reasonable legal fees and expenses, in connection with any contingent Obligations, including cheques or other payments provisionally credited to the Obligations and/or as to which Lenders have not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Canadian Dollars to the Payment Account. Interest shall be due until and including the next Business Day, if the amounts so paid by the Borrower to the Payment Account are received in such bank account later than 2:00 p.m., Toronto time.

(c)No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all outstanding Obligations then due and owing have been fully and finally discharged and paid and cash collateral required under Section 4.1(b) for contingent Obligations has been provided, and Lenders’ continuing security interest in the Collateral and the rights and remedies of Lenders hereunder, under the other Financing Agreements and Applicable Law, shall remain in effect until all such Obligations have been fully and finally discharged and paid and cash collateral has been so provided.

SECTION 5 - RESERVE, CAPITAL, INDEMNITY, TAX AND RELATED PROVISIONS

5.1Increased Costs

(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”);

(ii)subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 5.2 and the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii)impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase materially the cost to such Lender or a Funding Bank of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase materially the cost to such Lender or a Funding Bank of participating in, issuing or maintaining any letter of credit (or of maintaining its obligation to participate in or to issue any letter of credit), or to reduce materially the amount of any sum received or receivable by such Lender or a Funding Bank hereunder (whether of principal, interest or any other amount), then upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender and/or Funding Bank for such additional costs incurred or reduction suffered.

(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, or a Funding Bank, regarding capital requirements has or would have the effect of materially reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, or a Funding Bank, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or the letters of credit issued or participated in by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be prima facie evidence thereof, absent manifest error. Borrower shall pay such Lender the amount payable under this Section 5.1 within 10 Business Days after receipt of such certificate and request for payment thereof.

(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that notwithstanding the provisions of Section 5.1(a) to (c) to the contrary, the Borrower shall not be required to compensate a Lender pursuant to this Section 5.1 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

5.2Taxes

(a)Payments Subject to Taxes. If any Obligor, the Administrative Agent, or any Lender is required by Applicable Law to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Financing Agreement, then
(i)the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments

(including deductions and payments applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Obligor shall make any such deductions required to be made by it under Applicable Law and (iii) the Obligor shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay, or cause to be paid, any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)Indemnification by Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and pay within 15 Business Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be prima facie evidence thereof.

(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Obligor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Financing Agreement shall, at the request of the Borrower, deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, (a) any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements, and (b) any Lender that ceases to be, or to be deemed to be, resident in Canada for purposes of Part XIII of the Income Tax Act (Canada) or any successor provision thereto shall within five days thereof notify Borrower and the Administrative Agent in writing.

(f)Treatment of Certain Refunds and Tax Reductions. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which an Obligor has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrower or Obligor, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or Obligor under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any net after-tax interest paid by the relevant Governmental Authority with respect to such refund). Borrower or Obligor as applicable, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

(g)Accounting. Upon request of the Borrower, the Administrative Agent or Lender, as the case may be, shall provide a detailed computation of any Taxes or Other Taxes it requests compensation for under this Section 5.2.

5.3Mitigation Obligations: Replacement of Lenders

(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 5.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.2, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.1 or 5.2, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense which Borrower is not prepared to compensate such Lender for and would not otherwise be materially disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders. If any Lender requests compensation under Section 5.1, if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.2, if any Lender’s obligations are suspended pursuant to Section 5.4 or if any Lender becomes a Defaulting Lender, then Borrower may, at its sole expense and effort, upon 15 days’ notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.3), all of its interests, rights and obligations under this Agreement and the related Financing Agreements to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)Borrower pays the Administrative Agent the assignment fee specified in Section 14.3(b)(vii) if such assignment is made to someone that is not already a Lender or an Affiliate of a Lender;

(ii)the assigning Lender receives payment of an amount equal to the outstanding principal of its loans, accrued interest thereon, accrued fees and all other amounts then due or accrued and payable to it hereunder and under the other Financing Agreements (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 5.1 or payments required to be made pursuant to Section 5.2, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

(c)Defaulting Lender. Replacement of a Defaulting Lender pursuant to this Section 5.3 shall in no way prejudice Borrower’s rights against any Defaulting Lender.

5.4Illegality

If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

5.5Inability to Determine Rates Etc.

If Required Lenders determine that for any reason a market for bankers’ acceptances does not exist at any time or Lenders cannot for other reasons, after reasonable efforts, readily sell bankers’ acceptances or perform their other obligations under this Agreement with respect to bankers’ acceptances, the Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the Borrower’s right to request the acceptance of bankers’ acceptances shall be and remain suspended until Required Lenders determine and the Administrative Agent notifies Borrower and each Lender that the condition causing such determination no longer exists.

5.6Indemnity for Transactional and Environmental Liability

(a)The Borrower hereby agrees to indemnify, exonerate and hold the Administrative Agent (and any sub-agent thereof) and each Lender and each of their respective shareholders, officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities and damages, and expenses in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable legal fees and out of pocket disbursements and amounts paid in settlement of any and every kind whatsoever when such amounts paid in settlement have been approved by the Borrower, acting reasonably (collectively, in this Section 5.6(a), the “Indemnified Liabilities”), paid, incurred or suffered by, or asserted against, the Indemnified Parties or any of them as a result of, or arising out of, or relating to
(i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any credit extended hereunder, (ii) any actual or threatened investigation, litigation or other proceeding relating to any credit extended or proposed to be extended as contemplated herein or (iii) the occurrence of any Event of Default, except for any such Indemnified Liabilities which a court of competent jurisdiction determined pursuant to a final non-appealable order arose on account of the relevant Indemnified Party’s breach of any Financing Agreement, gross negligence or wilful misconduct. Notwithstanding the foregoing, nothing in this Section 5.6(a) shall entitle the Indemnified Parties to recover Indemnified Liabilities that are intended to be compensated for pursuant to Section 4.1(b) hereof.

(b)Without limiting the generality of the indemnity set out in Section 5.6(a), the Borrower hereby further agrees to indemnify, exonerate and hold the Indemnified

Parties free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable legal fees and out of pocket disbursements, and amounts paid in settlement of any and every kind whatsoever when such amounts paid in settlement have been approved by the Borrower (collectively, in this Section 5.6(b), the “Indemnified Liabilities”), paid, incurred or suffered by, or asserted against, the Indemnified Parties or any of them for, with respect to, or as a direct or indirect result of, (i) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property legally or beneficially owned (or any estate or interest which is owned), leased, used or operated by the Borrower of any Hazardous Material or
(ii) the breach or violation of any Environmental Law by the Borrower regardless of whether caused by, or within the control of, the Borrower, except for any such Indemnified Liabilities which a court of competent jurisdiction determined pursuant to a final non-appealable order arose on account of the relevant Indemnified Party’s breach of any Financing Agreement, gross negligence or wilful misconduct.

(c)All obligations provided for in this Section 5.6 shall survive the payment of the Obligations and the termination and non-renewal of this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of the Administrative Agent or Lenders.

(d)The Borrower hereby agrees that, for the purposes of effectively allocating the risk of loss placed on Borrower by this Section 5.6, the Administrative Agent and Lenders shall be deemed to be acting as the agent or trustee on behalf of and for the benefit of their respective shareholders, officers, directors, employees and agents.

(e)If, for any reason, the obligations of the Borrower pursuant to this Section 5.6 shall be unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each obligation that is permissible under Applicable Law, except to the extent that a court of competent jurisdiction determines such obligations arose on account of the breach of any Financing Agreement or the gross negligence or wilful misconduct of any Indemnified Party.

(f)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under this Section 5.6 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable un-reimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this paragraph are subject to the other provisions of this Agreement concerning several liabilities of Lenders.

(g)To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Agreement or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Except to the extent resulting from the gross negligence or wilful misconduct of such Indemnified Party, no Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Agreements or the transactions contemplated hereby or thereby.

5.7Right of Setoff

(a)If an Event of Default has occurred and is continuing, each of Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Financing Agreement to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Financing Agreement and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that Lenders or their respective Affiliates may have. Each Lender agrees to promptly notify Borrower and the Administrative Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. If any Affiliate of a Lender exercises any rights under this Section 5.7, it shall share the benefit received in accordance with Section 5.8 as if the benefit had been received by Lender of which it is an Affiliate.

5.8Sharing of Payments by Lenders

(a)If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its Pro Rata Share thereof as provided herein, then Lender receiving such payment or other reduction shall promptly (x) notify the Administrative Agent of such fact, and
(y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and

(b)the provisions of this Section shall not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Financing Agreements, (x) any payment made in respect of an obligation that is secured by a Permitted Lien (other than liens in favour of the Administrative Agent or any Lender) or that is otherwise entitled to priority over Borrower’s Obligations under or in connection with the Financing Agreements, (y) any reduction arising from an amount owing to an Obligor upon the termination of derivatives entered into between the Obligor and such Lender, or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

5.9Market Disruption and Benchmark Replacement

(a)Inability to determine rates. If the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) at any time that:

(i)Term SOFR cannot be determined pursuant to the definition thereof; or

(ii)Term SOFR does not adequately reflect the Lender's cost of funding a SOFR Loan for an Interest Period selected by the Borrower; then

The Administrative Agent will promptly notify the Borrower of such determination. From and after delivery of such notice by the Administrative Agent, the obligation of the Lenders to make or maintain SOFR Loans hereunder shall be suspended until such time as the Administrative Agent (upon the instruction of the Required Lenders) determines in good faith that the circumstances giving rise to such situation no longer exist and revokes such notice. Upon receipt of such notice, a Borrower may revoke any pending request for an advance, conversion or rollover of SOFR Loans or, failing that, such request and any further drawdown, conversion or rollover requesting a SOFR Loan shall be deemed to be a drawdown Request or conversion notice, as applicable, requesting a US Prime Rate Loan in the same aggregate principal amount. Upon such conversion, the Borrower shall also pay interest on the amount so converted, together with any additional amounts required under any indemnity obligation arising pursuant to Sections 5.1, 5.4 or 5.6 hereof.

(b)Benchmark Replacement Setting.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Financing Agreement, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date the Administrative Agent has provided such proposed amendment to the Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this 5.9(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)Benchmark Replacement Conforming Changes. In connection with the implementation, use, adoption and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Financing Agreement, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Financing Agreement.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. The Administrative Agent will notify the Borrower of (i) the removal or reinstatement of any tenor of a Benchmark; and (ii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this 5.9(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Financing Agreement, except, in each case, as expressly required pursuant to this Section.

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Financing Agreement, at any time (including in connection with the implementation of a Benchmark Replacement):

(A)if the then-current Benchmark is a term rate (including the Term SOFR), and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of this Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time, to remove such unavailable, non-representative, non- compliant or non-aligned tenor, and

(B)if a tenor that was removed pursuant to 5.9(b)(iv)(A) above either
(A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement), or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time, to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan, conversion to or rollover of a SOFR Loan to be made, converted or rolled over during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for, or a conversion to, a U.S. Prime Rate Loan, as applicable. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of US Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of US Prime Rate.

5.10Administrative Agent’s Clawback

(a)Funding by Lenders; Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Administrative Agent such Lender’s share of such advance, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Administrative Agent, then the applicable Lender shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such advance. If such Lender does not do so forthwith, the Borrower shall pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrower shall be without prejudice to any claim Borrower may have against a Lender that has failed to make such payment to the Administrative Agent.

(b)Payments by Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to Lenders. In such event, if Borrower has not in fact made such payment, then each of Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with prevailing banking industry practice on interbank compensation.

SECTION 6 - CONDITIONS PRECEDENT

6.1Conditions Precedent to Initial Loans

Each of the following is a condition precedent to Lenders making the initial Loans hereunder:

(a)the Administrative Agent shall have received evidence (including, without limitation, any subordinations, inter-creditor agreements or releases of any other liens or security interests in the Collateral required by the Administrative Agent), in form and substance satisfactory to the Administrative Agent, that the Administrative Agent has on behalf of Lenders valid registered Mortgages (registrations to be completed contemporaneously with closing) and valid registered, perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to Permitted Liens;

(b)all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents, including, without limitation, certificates of incumbency of each of the Obligors, records of requisite corporate action and proceedings which the Administrative Agent may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

(c)no Material Adverse Change shall have occurred since December 1, 2021;

(d)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, all consents, waivers, bailee letters, acknowledgments and other agreements from third persons which the Administrative Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, full subordination agreements, upon terms satisfactory to the Administrative Agent in its reasonable discretion, in respect of any Subordinated Debt; for greater certainty, the Borrower shall use commercially reasonable efforts to obtain landlord waivers in respect of each of its leased premises that is material to the overall operations of an Operating Company, provided that the Borrower shall have no obligation to pay any sum of money to, or otherwise provide consideration or other inducement, to any landlord to induce them to enter into any such landlord waiver;

(e)the Administrative Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to the Administrative Agent, and certificates of insurance policies and/or endorsements naming the Administrative Agent as first loss payee and additional insured, as applicable;

(f)the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such opinion letters of counsel to the Borrower and the Obligors with respect to the Financing Agreements and such other matters as the Administrative Agent may request;

(g)the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

(h)the Excess Availability as determined by the Administrative Agent shall be not less than $25,000,000, after giving effect to the initial Revolving Loans made or to be made hereunder (the “Closing Date”); and

(i)KYC Information. (i) Upon the reasonable request of any Lender made at least five
(5) days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least five (5) days prior to the Closing Date. (ii) At least five (5) days prior to the Closing Date, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation the Borrower shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower.

6.2Conditions Precedent to All Loans

Each of the following is an additional condition precedent to Lenders making Loans to the Borrower, including the initial Loans and any future Loans:

(a)all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto, provided that the Borrower shall be permitted to revise from time to time any Schedule or Information Certificate attached hereto to render any factual matters referred to therein true, accurate and complete in all material respects as at such time by supplying an officer’s certificate to the Administrative Agent to such effect, whereupon any repetition of representations and warranties referable to such Schedules or Information Certificates shall thereafter be deemed made with reference to those Schedules or Information Certificates as so revised; and

(b)no Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.

6.3Flood insurance

For so long as Bank of America, N.A. (“Bank of America”) remains a Lender hereunder, the following is an additional condition precedent solely to any increase in the Maximum Credit which involves an increase in the Commitment of Bank of America or extension of the Maturity Date which shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood- related documentation with respect to such real property included in the Collateral as required by Applicable Laws relating to flood insurance and as otherwise reasonably required by the Administrative Agent; and (2) the Administrative Agent shall have received written confirmation from the Borrower with respect to any real property included in the Collateral that is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts, that the Borrower maintains (if available) a policy of flood insurance with a financially sound and reputable insurance company that (i) covers any parcel of such real property that is located in a “special flood hazard area” and
(ii) is written in an amount not less than the (x) outstanding principal amount of the Indebtedness secured thereby and (y) the maximum limit of coverage made available with respect to the particular type of such real property under the Flood Insurance Acts, and (3) the Administrative Agent shall have received written confirmation from Bank of America that flood insurance due diligence and flood insurance compliance has been completed by Bank of America (such written confirmation not to be unreasonably withheld, conditioned or delayed). As used herein, the term “Flood Insurance Acts” means, collectively, (a) the National Flood Insurance Act of 1968 and
(b) the Flood Disaster Protection Act of 1973, each as amended and together with any successor law of such type.

The Administrative Agent shall not enter into any new mortgage in respect of any real property acquired by any Obligor (and such Obligor shall not be required to enter into such mortgage) until
(1) the date that occurs forty-five (45) days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor with respect to any property on which any “building” as defined in applicable clause relative to flood insurance; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to applicable Obligor of that fact and (if applicable) notification to the applicable Obligor that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Obligor of such notice; and (iii) if such notice is required to be provided to the applicable Obligor and flood insurance is available in the community in which such real property is located, evidence of required flood insurance in accordance with Section 10.5 hereof and (2) the Administrative Agent shall have received written confirmation from Bank of America (for so long as Bank of America remains a Lender hereunder) that flood insurance due diligence and flood insurance compliance has been completed by Bank of America (such written confirmation not to be unreasonably conditioned, withheld or delayed).

SECTION 7 - COLLECTION AND ADMINISTRATION

7.1Administrative Agent’s Loan Accounts

The Administrative Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of the Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with the Administrative Agent’s customary practices as in effect from time to time.

7.2Statements

The Administrative Agent shall render to the Borrower on behalf of all Lenders each month a statement setting forth the balance in Borrower’s loan account(s) maintained by the Administrative Agent for the Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by the

Administrative Agent on behalf of all Lenders but shall, absent manifest errors or omissions, be considered correct and deemed accepted by the Borrower and conclusively binding upon the Borrower as an account stated except to the extent that the Administrative Agent receives a written notice from Borrower of any specific exceptions of the Borrower thereto within sixty (60) days after the date such statement has been received by the Borrower. Until such time as the Administrative Agent shall have rendered to the Borrower a written statement as provided above, the balance in Borrower’s loan account(s) with the Administrative Agent shall be rebuttable presumptive evidence of the amounts due and owing to all Lenders by the Borrower.

7.3Collection of Accounts

(a)Borrower shall establish and maintain, at its expense, blocked accounts (“Blocked Accounts”), with such Lenders as Borrower may select, and the Administrative Agent shall establish and maintain bank accounts of the Administrative Agent (“Payment Accounts”) in each case on its own books or with such banks as are selected by the Administrative Agent. Borrower shall promptly deposit and direct its account debtors that remit payments by electronic funds transfers to directly remit, to such Blocked Accounts all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, cheque or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to the Administrative Agent, providing (i) that all items received or deposited in the Blocked Accounts are subject to the security interest held by the Administrative Agent, that the depository bank has no lien upon, or right to set-off against the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein, save for customary rights in such agreements to recover normal fees, costs and expenses incurred in operating such accounts and reimbursement for chargebacks, errors and items returned through the clearing, and (ii) that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to the operating accounts maintained by an Operating Company with the Swingline Lender (each, a “Collection Account”).

(b)For purposes of calculating the amount of the Revolving Loans Borrowing Base available to the Borrower, such payments made to the Blocked Account, will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by the Administrative Agent of immediately available funds in the Payment Account provided such payments are received within sufficient time to credit Borrower’s loan account(s) on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Revolving Loans, such payments or other funds received will be applied (conditional upon final collection) to the Obligations on the date of receipt of immediately available funds by the Administrative Agent in the Payment Account provided such payments or other funds are received within sufficient time to credit Borrower’s loan account(s) on such day, and if not, then on the next Business Day. If the Administrative Agent receives funds in a Blocked Account at any time at which no Revolving Loans are outstanding or in excess of such outstanding Obligations, the Administrative Agent shall transfer such funds to the Borrower at such account as Borrower may direct (which account is, as of the date hereof, set out in Schedule 10.17), provided that the Borrower shall, at the Administrative Agent’s request, deposit such funds to an account maintained at the bank at which the Blocked Accounts are maintained (which account is, as of the date hereof, set out in Schedule 10.17) and, prior to such transfer, shall execute and deliver to the Administrative Agent a cash collateral agreement in form and substance satisfactory to the Administrative Agent providing to the Administrative Agent a first priority security interest over such account.

(c)Borrower shall, acting as trustee for the Administrative Agent, receive, as the property of the Administrative Agent, any monies, cheques, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts or the Payment Accounts, or remit the same or cause the same to be remitted, in kind, to the Administrative Agent. In no event shall the same be commingled with Borrower’s own funds. Borrower agrees to reimburse the Administrative Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or Payment Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts or the Payment Accounts arising out of Lenders’ payments to or indemnification of such bank or person, unless such payment or indemnification is caused by the wilful misconduct or gross negligence of such Lender. The obligation of the Borrower to reimburse Lenders for such amounts pursuant to this Section 7.3 shall survive the termination or non-renewal of this Agreement.

(d)For greater certainty, the Borrower hereby acknowledges, confirms, covenants and agrees to and in favour of Lenders that notwithstanding an Event of Default, it shall continue to comply with any Blocked Accounts or Payment Accounts agreements required pursuant to this Agreement and that the continued operation of such Blocked Accounts or Payment Accounts before or after an Event of Default shall not in any way be deemed to be an enforcement by Lenders of any of its security agreements and that Lenders have the contractual right, and the Borrower hereby consents and irrevocably and unconditionally authorizes and directs Lenders, to continue to apply any and all deposits and proceeds of Collateral against the outstanding Obligations.

(e)Notwithstanding anything to the contrary contained herein, the provisions in this Section 7.3 relating to the Administrative Agent’s dominion over Borrower’s accounts, and particularly the required wire transfer to a Collection Account pursuant to clause (ii) of Section 7.3(a), shall only be triggered during the continuance of a Trigger Event. For greater certainty, all other provisions in this Section 7.3 shall apply in any event, including without limitation the obligation to make payments into the Blocked Accounts.

7.4Payments

All Obligations shall be payable to the Payment Accounts or such other place as the Administrative Agent may designate from time to time. Borrower shall make all payments to Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defence, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lenders are required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lenders. Borrower shall be liable to pay to Lenders, and does hereby indemnify and hold Lenders harmless for the amount of any payments or proceeds so surrendered or returned. This Section 7.4 shall remain effective notwithstanding any contrary action which may be taken by Lenders in reliance upon such payment or proceeds. This Section 7.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

The Administrative Agent may, and shall upon the direction of Required Lenders, apply any and all payments in respect of any Obligation in accordance with clauses (i) through (v) below. Notwithstanding any provision herein to the contrary, all amounts collected or received by the Administrative Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded) and all proceeds received by the Administrative Agent as a result of the exercise of its remedies under the Financing Agreements after the occurrence and during the continuance of an Event of Default shall be applied as follows:

(i)first, to payment of all reasonable and documented out-of-pocket costs and expenses, including reasonable legal fees and disbursements, of the Administrative Agent and Lenders due and payable or reimbursable by the Borrower under this Agreement and the Financing Agreements;

(ii)second, to interest on, and thereafter any principal outstanding on, the Swingline Facility;

(iii)third, to payment of all fees due and payable to the Administrative Agent and Lenders hereunder (excluding fees in respect of any Ancillary Facilities);

(iv)fourth, in respect of proceeds from the Collateral, to amounts then due and payable on account of interest on, and thereafter any outstanding principal of, on a pari passu basis, the Revolving Loans and any Obligations under the Ancillary Facilities (up to an aggregate amount of the lesser of
(i) 35,000,000 and (ii) the Ancillary Facilities Notice Amount; and

(v)fifth, to payment of any other amounts then due and owing on account of other Obligations, including without limitation Obligations under the Ancillary Facilities in excess of $35,000,000.

In carrying out the foregoing,

(A)amounts received shall be applied to each category of Obligations in the numerical order provided for above until exhausted prior to the application to the next category; and

(B)each of the Lenders or other Persons entitled to payment shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant to clauses (iii), (iv) and (v) (in each case, other than in respect of any Ancillary Facilities as provided in Section 2.10 above).

7.5Authorization to Make Loans

Lenders are authorized to make the Revolving Loans based upon facsimile or other instructions received from Borrower by anyone purporting to be a Senior Financial Officer of the Borrower or other authorized person; provided that, for greater certainty, such instructions are not required to be executed. All requests for Revolving Loans hereunder shall specify the Advance Date established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 12:00 noon Toronto time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, the Borrower when transferred for value to the credit of the Borrower’s designated account or otherwise disbursed or established in accordance with the instructions of the Borrower or in accordance with the terms and conditions of this Agreement.

7.6Use of Proceeds

Borrower shall use the proceeds of the initial Loans provided by Lenders to the Borrower hereunder only for: (a) repayment in full of the Hybrid Debt, (b) the refinancing of the Loans under the Original Loan Agreement, and (c) payment of costs, expenses and fees incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements (collectively, items (a) to (c) inclusive, referred to herein as the “Refinancing”). All subsequent Loans provided by Lenders to the Borrower pursuant to the provisions hereof shall be used by the Borrower only for making Permitted Acquisitions, and general operating, working capital and other proper corporate purposes of each Operating Company not otherwise prohibited by the terms hereof.

Borrower shall not, directly or indirectly, use the proceeds from the credit facilities, or lend, contribute or otherwise make available such proceeds to any Subsidiary or Affiliate, joint venture partner or other individual or entity, (1) to fund any activities of or business with any individual or entity, or in any jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, the Administrative Agent, Swingline Lender, or otherwise) of Sanctions, or (2) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

SECTION 8 - COLLATERAL REPORTING AND COVENANTS

8.1Collateral Reporting

Borrower shall provide the Administrative Agent with the following documents in a form satisfactory to the Administrative Agent: (a) on a monthly basis as required by the Administrative Agent, within thirty (30) days of each month end (increasing to a weekly basis within three (3) days of each week end during any period a Trigger Event is continuing), (i) a Borrowing Base Certificate, supported by a roll-forward of accounts receivable and inventory, with supporting details in electronic form, (ii) aged accounts receivable listing, (iii) perpetual inventory reports,
(iv) journals, copies of invoices, shipping documents and such other supporting documentation as deemed necessary by the Administrative Agent; and (b) on a monthly basis as required by the Administrative Agent, within thirty (30) days of month end, (i) a Borrowing Base Certificate as of month end with roll forward of accounts receivable and inventory from the prior month end,
(ii) aged accounts receivable listing, (iii) aged accounts payable listing, (iv) perpetual inventory reports, (v) trial balance, (vi) reconciliation of accounts receivable and inventory to the Borrowing Base Certificate, trial balance and financial statements, (vii) listing of accruals, (viii) journals, sales invoices, credit or debit memos, shipping documents, and such other reports as deemed necessary by the Administrative Agent.

If any of the Borrower’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, the Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to the Administrative Agent and to follow the Administrative Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

8.2Accounts Covenants

(a)Borrower shall notify the Administrative Agent promptly in writing of: (i) any material delay in Borrower’s performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any material settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor of which Borrower is aware, and (iii) any event or circumstance which, to the Borrower’s knowledge, would cause the Administrative Agent, to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the material Accounts of any Operating Company shall be granted to any account debtor without the Administrative Agent’s consent, except in the ordinary course of the Borrower’s business in accordance with past practices. So long as no Event of Default exists or has occurred and is continuing, the Borrower shall be entitled to settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account debtor. At any time that an Event of Default exists or has occurred and is continuing, the Administrative Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account debtors or grant any credits, discounts or allowances.

(b)Without limiting the obligation of the Borrower to deliver any other information to the Administrative Agent, the Borrower shall promptly report to the Administrative Agent any return of Inventory by any one Account debtor if the inventory so returned in such case has a value in excess of One Million Canadian Dollars ($1,000,000). At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any Account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, the Borrower shall, upon the Administrative Agent’s request,
(i) hold the returned Inventory in trust for the Administrative Agent, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to the Administrative Agent’s instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without the Administrative Agent’s prior written consent.

(c)With respect to each Account: (i) the amounts shown on any invoice delivered to the Administrative Agent or schedule thereof delivered to the Administrative Agent shall be true and complete in all material respects, (ii) no payments (other than payments contemplated by clauses (iii) and (iv) below) shall be made thereon except payments delivered to the Administrative Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Account debtor except as reported to the Administrative Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of the Borrower’s business in accordance with past practices, (iv) there shall be no material setoffs, deductions, contras, defences, counterclaims or disputes existing or asserted with respect thereto except as reported to the Administrative Agent in accordance with the terms of this Agreement, (v) all documentation relating thereto will be legally sufficient in all material respects under Applicable Law to entitle an Operating Company to enforce payment of such Account in accordance with its terms except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by moratorium laws from time to time in effect.

(d)Each Operating Company shall deliver or cause to be delivered to the Administrative Agent, with appropriate endorsement and assignment, with full recourse to such Operating Company, all chattel paper that creates a security interest in Collateral valued in excess of $500,000 which such Operating Company now owns or may at any time acquire immediately upon the Borrower’s receipt thereof, except as the Administrative Agent, acting reasonably, may otherwise agree. For so long as no Event of Default exists, the Administrative Agent shall transfer all payments derived therefrom (including proceeds thereof) to any Blocked Account designated by the Borrower.

(e)The Administrative Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all Account debtors that the Accounts have been assigned to the Administrative Agent, for and on behalf of itself and the Lenders and that the Administrative Agent has a security interest or lien therein and the Administrative Agent may direct any or all Accounts debtors to make payment of Accounts directly to the Administrative Agent or Lenders,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the Account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lenders shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents with respect thereto, and
(iv) take whatever other action the Administrative Agent may deem necessary or desirable for the protection of Lenders’ interests. At any time that an Event of Default exists or has occurred and is continuing, at the Administrative Agent’s request, all invoices and statements sent to any Account debtor shall state that the Accounts and such other obligations have been assigned to the Administrative Agent, for and on behalf of itself and Lenders, and are payable directly and only to the Administrative Agent or Lenders and the Borrower shall deliver, or cause to be delivered, to the Administrative Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as the Administrative Agent may reasonably require.

8.3Inventory Covenants

With respect to the Inventory: (a) each Operating Company shall at all times maintain inventory records consistent with industry norms, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Operating Company’s cost therefor and daily withdrawals therefrom and additions thereto; (b) neither Operating Company shall store any material Inventory other than at the locations set out in the Information Certificate, without providing written notice to the Administrative Agent, except for Inventory moved from one location set forth in the Information Certificate or permitted herein to another such location;
(c) each Operating Company shall, upon reasonable request from time to time by the Administrative Agent, deliver or cause to be delivered to the Administrative Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to the Administrative Agent, acting reasonably, and by an appraiser acceptable to the Administrative Agent, acting reasonably, addressed to the Administrative Agent or upon which the Administrative Agent and the Lenders are expressly permitted to rely; provided that: (i) any such appraisal requested while there exists an Event of Default shall be at Borrower’s expense; (ii) if no Event of Default exists at the time of an audit, neither Operating Company shall be responsible for the cost of more than one (increasing to two during any period a Trigger Event is continuing) appraisal in any twelve
(12) month period (provided that Lender waives any appraisal costs should Excess Availability remain in excess of $50,000,000 as at the Borrower’s month-end borrowing base report for each of the prior twelve (12) months); and (iii) additional appraisals may be required from time to time, no more frequently than semi-annually upon approval of all Lenders acting reasonably and upon reasonable prior notice to the Borrower, which shall be, absent the continuance of an Event of Default, at Lenders’ expense; (d) Borrower shall produce, use, store and maintain the Inventory, with reasonable care and caution and in accordance with applicable standards of any insurance and in material conformity with Applicable Law; (e) each Operating Company assumes all responsibility and liability arising from or relating to such Operating Company’s production, use, sale or other disposition of the Inventory; (f) neither Operating Company shall sell Inventory to any customer on approval, or any other basis which may obligate such Operating Company to repurchase such Inventory (other than in accordance with such Operating Company’s ordinary course return policy and general market practice); (g) each Operating Company shall keep the Inventory in good and marketable condition; and (h) each Operating Company shall not, without prior written notice to the Administrative Agent, acquire or accept any Inventory on consignment or approval.

8.4Power of Attorney

Each Operating Company hereby irrevocably designates and appoints the Administrative Agent (and any Receiver or Lender or nominee of a Lender designated by the Administrative Agent) as such Operating Company’s true and lawful attorney-in-fact, and authorizes the Administrative Agent, in such Operating Company’s, the Administrative Agent’s, Receiver’s, Lender’s or Lender’s nominee’s name, to, (a) at any time an Event of Default has occurred and is continuing
(i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Operating Company’s rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Administrative Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign in such Operating Company’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Operating Company’s mail to an address designated by the Administrative Agent, and open and dispose of all mail addressed to such Operating Company, (ix) sign such Operating Company’s name on any verification of Accounts and notices thereof to account debtors, and (x) do all acts and things which are necessary, in the Administrative Agent’s determination, to fulfil such Operating Company’s obligations under this Agreement and the other Financing Agreements and (b) at any time to take control in any manner of any item of payment or proceeds thereof, (i) have access to any lockbox or postal box into which such Operating Company’s mail is deposited, (ii) endorse such Operating Company’s name upon any items of payment or proceeds thereof and deposit the same in the Administrative Agent’s account for application to the Obligations, and (iii) endorse in such Operating Company’s name upon any chattel paper that creates a security interest in Collateral and any other document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral. Each Operating Company hereby irrevocably designates and appoints the Administrative Agent (and any Receiver or Lender or nominee of a Lender designated by the Administrative Agent) as such Operating Company’s true and lawful attorney- in-fact, and authorizes the Administrative Agent, in such Operating Company’s, the Administrative Agent’s, Receiver’s, Lender’s or Lender’s nominee’s name, to, at any time, execute in such Operating Company’s name and file any PPSA or other financing statements or amendments thereto. Each Operating Company hereby releases the Administrative Agent, Lenders and their officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Administrative Agent or any Lender’s own breach of any Financing

Agreement, gross negligence or wilful misconduct as determined pursuant to a final non- appealable order of a court of competent jurisdiction.

8.5Right to Cure

The Administrative Agent may, at its option at any time an Event of Default exists, (a) cure any default by the Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against an Operating Company, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in the Administrative Agent’s judgment, acting reasonably, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lenders with respect thereto; provided that the Administrative Agent will use reasonable best efforts to notify Borrower prior to taking any such action, unless the Administrative Agent, acting reasonably, determines that any of its material rights under any Financing Agreement or any material Collateral is in immediate jeopardy. Lenders may add any reasonable amounts so expended to the Obligations and charge Borrower’s account therefor, such amounts to be repayable by the Borrower on demand. The Administrative Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of an Operating Company. Any payment made or other action taken by the Administrative Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

8.6Verification of Collateral

(a)The Administrative Agent, or any Lender or Receiver authorized by the Administrative Agent, shall have the right, from time to time, so long as there are any outstanding Obligations, to verify the existence, state and value of the Accounts and Inventory and the books and records, systems and business in general of the Borrower, in any manner the Administrative Agent may, acting reasonably, consider appropriate, including, directly contacting Canada Revenue Agency and, any other applicable governmental officials, licensing boards, agencies or similar regulatory bodies, the customers, suppliers, insurers and other secured creditors of each Operating Company, to conduct reviews of such Operating Company, its businesses, books and records and systems of such Operating Company and the state and value of the Accounts and Inventory, and to conduct Inventory counts and appraisals, and each Operating Company agrees to furnish all reasonable assistance and information and to perform all such reasonable acts, and do all such reasonable things, as the Administrative Agent may reasonably require in connection therewith and for such purpose grant, or cause others to grant, to the Administrative Agent or its authorized agents, access to all places where Accounts, the books and records, systems or Inventory may be located and to all premises occupied, or where business may otherwise be conducted, by each Operating Company. These provisions shall apply notwithstanding any provisional winding up, liquidation, monitoring, receivership or bankruptcy of an Operating Company or any threatened or pending winding up, liquidation, monitoring, receivership or bankruptcy of an Operating Company.

(b)The Borrower shall, upon request from time to time by the Administrative Agent, deliver or cause to be delivered to the Administrative Agent written reports or appraisals of the Eligible Real Estate Collateral and/or the Eligible Machinery and Equipment Collateral in form, scope and methodology acceptable to the Administrative Agent, acting reasonably, and by an appraiser acceptable to the Administrative Agent, acting reasonably, addressed to the Administrative Agent provided that:

(i)Any such appraisal requested while there exists an Event of Default shall be at the Borrower’s expense;

(ii)If no Event of Default exists, the Borrower shall not be responsible for the cost of such appraisal unless the Administrative Agent in good faith has a reasonable belief that a significant reduction of the appraised value of such assets has occurred.

8.7Discharge, Release and Subordination of Security

Subject to the following sentence, the Obligors, or any of them, shall not be discharged from the security granted to the Administrative Agent pursuant hereto or the other Financing Agreements (the “Security”), or any Financing Agreement or any part thereof except pursuant to a written release and discharge or other document to like effect signed by the Administrative Agent. If an Obligor transfers an asset or assets in any manner not prohibited by this Agreement or the other Financing Agreements, such Obligor shall be entitled to obtain a release and discharge of the Security with respect to such asset or assets. If an Obligor creates or permits to subsist a lien referred to in paragraphs (e), (f) or (g) of the definition of Permitted Lien, such Obligor shall be entitled to obtain a subordination of the Lenders’ liens and security interests to the property subject to such Permitted Lien.

Following all of the outstanding Obligations having been permanently repaid, paid, satisfied and discharged in full and the Revolving Loans hereunder having been fully, permanently and irrevocably cancelled, the interest of the Administrative Agent and the Lenders in the Security shall be released and discharged.

The Administrative Agent, at the cost and expense of the Borrower, shall from time to time do, execute and deliver, or cause to be done, executed and delivered, all such agreements, instruments, certificates, financing statements, notices and other documents and all acts, matters and things as may be reasonably requested by the Borrower to give effect to, establish, evidence or record any release, discharge and subordination, and shall provide such release, discharge and subordination to which the Borrower is entitled under this Section 8.7, within a reasonable period of time thereafter.

SECTION 9 - REPRESENTATIONS AND WARRANTIES

9.1Representations and Warranties

To induce Lenders to enter into this Agreement, the Borrower and each Obligor (but only to the extent applicable to an Obligor) hereby makes the representations and warranties described in

Exhibit B (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans by Lenders to the Borrower.

9.2Survival of Warranties; Cumulative

All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and, to the extent applicable on such date, shall be deemed to have been made again to Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lenders regardless of any investigation made or information possessed by Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower or the other Obligors shall now or hereafter give, or cause to be given, to Lenders. Notwithstanding the foregoing, the Borrower shall be permitted to update Schedules 10.8 to 10.17 and the Information Certificate at any time by submitting to the Administrative Agent an Officer’s Certificate attaching such replacement schedules and the Information Certificate.

SECTION 10 - AFFIRMATIVE AND NEGATIVE COVENANTS

10.1Maintenance of Existence

Each Obligor shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted, except to the extent failure to so comply or failure to do so does not have and would not reasonably be expected to result in a Material Adverse Change. Except for the change of name of the Borrower described in the recitals to this Agreement, the Borrower shall give the Administrative Agent thirty (30) days prior written notice of any proposed change in any Obligors’ corporate name, which notice shall set forth such new name and the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, a certified copy of the Articles of Amendment of such Obligor providing for such name change promptly following its filing.

10.2New Collateral Locations

Each Operating Company may open any new location within Canada, the United States and the United Kingdom and the Inventory at such new location will be included in the Revolving Loans Borrowing Base (subject to eligibility requirements contained herein) provided Borrower (a) gives the Administrative Agent prompt notice of the opening or intended opening of any such new location, (b) executes and delivers, or causes to be executed and delivered, to the Administrative Agent, any such agreements, documents, and instruments as the Administrative Agent may reasonably determine to be necessary or desirable to protect its interests in the Collateral at such location, including PPSA and other financing statements and such other evidence as the Administrative Agent may require for the perfection of the Administrative Agent’s first priority security interests and liens (subject to Permitted Liens) where required by the Administrative Agent and (c) provides the Administrative Agent with an updated Information Certificate including such new location.

10.3Compliance with Laws, Regulations, Etc.

(a)The Borrower shall, and shall cause each Obligor to, at all times, comply in all material respects with all Applicable Law except for any matter that that the Borrower or the respective Obligor is contesting by appropriate proceedings diligently pursued or where such non-compliance could not reasonably be expected to result in a Material Adverse Change.

(b)Each Operating Company shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all material Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Operating Company who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by each Operating Company to the Administrative Agent upon the request of the Administrative Agent. Each Operating Company shall take prompt and appropriate action to respond to any material non-compliance with any of the Environmental Laws.

(c)Each Operating Company shall give written notice to the Administrative Agent promptly upon the Borrower’s receipt of any notice of, or such Operating Company’s otherwise obtaining knowledge of, (i) the occurrence of any reportable event involving the release, spill or discharge, threatened or actual, of any Hazardous Material at, on, under or from any real property owned, leased or operated by an Operating Company, or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any material non-compliance with or violation of any Environmental Law by such Operating Company or (B) the reportable release, spill or discharge, threatened or actual, of any Hazardous Material at, on, under or from any real property owned, leased or operated by an Operating Company, or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials at, on, under or from any real property owned, leased or operated by an Operating Company, or (D) any other environmental, health or safety matter; in each case of (A), (B), (C) and (D), which could reasonably be expected to result in a Material Adverse Change.

(d)Without limiting the generality of the foregoing, whenever the Administrative Agent determines, acting reasonably, that there is material non-compliance, or any condition which requires any action by or on behalf of an Operating Company in order to avoid any material non-compliance, with any Environmental Law, such Operating Company shall, at the Administrative Agent’s request and such Operating Company’s expense: (i) cause an independent environmental engineer acceptable to the Administrative Agent to conduct such tests of the site where such Operating Company’s non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to the Administrative Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Administrative Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Operating Company’s response thereto or the estimated costs thereof, shall change in any material adverse respect.

10.4Payment of Taxes and Claims

The Borrower shall, and shall cause each Obligor to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except to the extent failure to do so could not reasonably be expected to result in a Material Adverse Change and except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Borrower or such Obligor and with respect to which adequate reserves have been set aside on its books.

10.5Insurance

The Borrower shall, and shall cause each Obligor to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to the Administrative Agent, acting reasonably, as to form, amount and insurer. The Borrower shall furnish certificates to the Administrative Agent as the Administrative Agent shall reasonably require as proof of such insurance, and, if the Borrower fails to do so, the Administrative Agent is authorized, but not required, to obtain such insurance at the expense of the Borrower. All policies shall provide for at least thirty (30) days (or such lesser period as the insurer is only prepared to agree to) prior written notice to the Administrative Agent of any cancellation or reduction of coverage and that the Administrative Agent may act as attorney for the Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and cancelling such insurance. The Borrower shall cause the Administrative Agent to be named as a loss payee in respect of any insurance proceeds otherwise payable to an Operating Company and as an additional insured (but without any liability for any premiums) in relation to third party liability under such insurance policies and the Borrower shall obtain non-contributory lender’s loss payable endorsements or its equivalent in respect of any insurance proceeds to all insurance policies in form and substance satisfactory to the Administrative Agent, acting reasonably. Such lender’s loss payable endorsements or its equivalent shall specify that the proceeds of such insurance otherwise payable to an Operating Company shall be payable to the Administrative Agent as its interests may appear and further specify that the Administrative Agent shall be paid regardless of any act or omission by the Borrower or any of their Affiliates. If no Event of Default exists, the Administrative Agent shall release any insurance proceeds received by it to the Borrower; provided that, where the insurance proceeds relates to any material damage to any of the Eligible Machinery and Equipment or Eligible Real Estate Collateral, such proceeds must be used to repair such damage or re-invest in similar assets, otherwise such proceeds, to the extent of the amount of the Loan advanced based on such property, must be used to repay the Loan. If an Event of Default exists, at its option, the Administrative Agent may apply any insurance proceeds received by the Administrative Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as the Required Lenders may determine or, if no Obligations are then due and payable, hold such proceeds as cash collateral for the Obligations to be applied in payment thereof as and when they become due and payable.

Without limiting the foregoing, with respect to any of the Eligible Machinery and Equipment or Eligible Real Estate Collateral that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Applicable Laws relating to flood insurance, the applicable Obligor (A) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring such Eligible Machinery and Equipment or Eligible Real Estate Collateral owned by such Obligor ceases to be financially sound and reputable, in which case, such Obligor shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as is sufficient to comply with all applicable rules and regulations promulgated pursuant to the Applicable Laws relating to flood insurance and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

10.6Financial Statements and Other Information

(a)Each Operating Company shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Operating Company and its Subsidiaries (if any) in accordance with GAAP and each Operating Company shall furnish or cause to be furnished to the Administrative Agent:

(i)within thirty (30) days after the end of each month, a report summarizing current Priority Payables Reserve amounts;

(ii)within thirty (30) days after the end of each month, monthly unaudited consolidated financial statements for each Operating Company and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of each Operating Company and its Subsidiaries as of the end of and through such month; and

(iii)within one hundred and twenty (120) days after the end of each fiscal year the audited financial statements of each Operating Company, on a consolidated basis (together with the consolidating statements used in the preparation of such statements), including in each case balance sheets, statements of income and loss, statements of changes in financial position and statements of shareholders’ equity, and the accompanying notes thereto, all in accordance with GAAP, fairly presenting the financial position and the results of operations as of the end of and for such fiscal year, together with the management discussion and analysis and the unqualified opinion of independent chartered accountants that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition as of the end of and for the fiscal year then ended.

(b)The Borrower shall promptly notify the Administrative Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations and which could reasonably be expected to result in a Material Adverse Change, and (ii) the occurrence of any Default or Event of Default.

(c)The Administrative Agent is, subject to Section 14.9, hereby authorized to deliver a copy of any financial statement or any other information relating to the business of an Operating Company to any participant or assignee or prospective participant or assignee, or, if required by Applicable Law, to any court or other government agency. Each Operating Company hereby irrevocably authorizes and directs all accountants or auditors to deliver to the Administrative Agent, at Borrower’s expense, copies of the financial statements of each Operating Company and any audit related reports prepared by such accountants or auditors on behalf of each Operating Company and to disclose to the Administrative Agent such audit related reports; provided that, for greater certainty, such authorization shall not relate to reports or letters which relate to business consulting services unrelated to audit services. Any documents, schedules, invoices or other papers delivered to the Administrative Agent may be destroyed or otherwise disposed of by the Administrative Agent one (1) year after the same are delivered to the Administrative Agent, except as otherwise designated by the Borrower to the Administrative Agent in writing.

(d)The Borrower shall within thirty (30) days after the end of each month provide to the Administrative Agent a compliance certificate in the form of Schedule 10.6, with respect to (i) the financial covenant calculated in accordance with Section 10.13 hereof, (ii) if applicable, material compliance with all Applicable Law in connection with contributions to be made in connection with the Pension Plans, and (iii) confirmation that each Operating Company has paid in full all rents and other amounts due and payable under all leases of premises where material Inventory or Eligible Machinery and Equipment is located, including without limitation any charges for warehousing or storing Inventory, and the details of any material default under any lease of any such leases.

(e)The Borrower shall furnish to the Administrative Agent, not more than sixty (60) days after the commencement of each fiscal year, each Operating Company’s annual operating budget for the then following fiscal year, prepared on a monthly basis and including a detailed Capital Expenditures budget, which operating budget shall be approved by the Borrower’s Board of Directors and shall include, without limitation, balance sheets, income statements and cash flows which include detail on a monthly basis reflecting Capital Expenditures, acquisitions and financing required in connection therewith.

(f)The Borrower shall promptly notify the Administrative Agent of any default under any lease of any of the Obligors’ leased premises where material Inventory or Eligible Machinery and Equipment is located;

(g)The Borrower shall promptly provide the Administrative Agent with such other information and with documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Administrative Agent.

10.7Sale of Assets, Consolidation, Amalgamation, Dissolution, Etc.

Without the prior written consent of the Required Lenders, neither Operating Company shall, directly or indirectly, (a) amalgamate with any other Person or permit any other Person to amalgamate with it, or (b) except for Permitted Dispositions, sell, assign, lease, transfer, abandon or otherwise dispose of any shares or indebtedness to any other Person or any of its assets to any other Person, (c) form or acquire any Subsidiary unless such Subsidiary becomes an Obligor if at any time it has assets in excess of $5,000,000, or (d) wind up, liquidate or dissolve, or (e) agree to do any of the foregoing.

10.8Encumbrances

Without the prior written consent of the Required Lenders, neither Operating Company shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except Permitted Liens.

10.9Indebtedness

(a)Without the prior written consent of the Required Lenders, neither Operating Company shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness for borrowed money, except Permitted Debt; provided, that, as to such Permitted Debt in excess of $5,000,000 (or Equivalent Amount in foreign currency), (i) neither Operating Company shall directly or indirectly, (A) amend, modify, alter or change any of its terms or any agreement, document or instrument related thereto if such amendment, modification, alteration or change is materially disadvantageous to such Operating Company, or (B) redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant thereto, or set aside or otherwise deposit or invest any sums for such purpose, except in accordance with the terms and conditions thereof or permitted thereby, (ii) Borrower shall furnish to the Administrative Agent all notices of default or demands for accelerated payment in connection therewith either received by an Operating Company or on its behalf, promptly after the receipt thereof, or sent by an Operating Company or on its behalf, concurrently with the sending thereof, as the case may be.

(b)Consent to the Revolving Parent Loans and the Permitted Loan Repayments.

(i)Notwithstanding anything to the contrary contained in this Agreement and subject to subsection (ii) below, the Administrative Agent, for and on behalf of itself and the other Lenders, hereby consents to the Borrower incurring additional indebtedness in connection with the Revolving Parent Loans and to the repayment of the Revolving Parent Loans by the Borrower, to a maximum of CAD $60,000,000 in the aggregate (the “Permitted Loan Repayments”).

(ii)The Borrower covenants and agrees that it will not make any Permitted Loan Repayments unless: (a) Excess Availability after giving effect to such Permitted Loan Repayment is equal to or greater than 10% of the Maximum Revolver Credit; and (b) no Event of Default exists at the time such Permitted Loan Repayment is made and no Event of Default will exist as a result of the making of such Permitted Loan Repayment.

Notwithstanding anything set out herein and for greater certainty:

(A)any amounts received by the Borrower from the Parent or a successor and assign of the Parent or a wholly owned Affiliate of the Parent in connection with any Revolving Parent Loan are to be excluded from the calculation of the Fixed Charge Coverage Ratio; and

(B)any amounts paid by the Borrower to the Parent or a successor and assign of the Parent or a wholly owned Affiliate of the Parent in connection with any Permitted Loan Repayment shall be excluded from Fixed Charges in the calculation of the Fixed Charge Coverage Ratio.

Notwithstanding the foregoing, each Operating Company may make:

(c)Interest and principal payments on account of the Refinancing;

(d)interest payments on account of indebtedness subject to subordination agreements satisfactory to the Administrative Agent provided that no Event of Default exists or would arise as a result of such payment, and the Borrower will be in compliance with the financial covenant calculated in accordance with Section 10.13 hereof after giving effect to such payment; provided that any such interest payments, less any Taxes required to be paid on such interest payments, shall be promptly re-invested into an Operating Company; and

(e)principal payments on account of indebtedness subject to subordination agreements satisfactory to the Administrative Agent with the prior written consent of the Required Lenders.

For the purposes of determining whether a particular payment may be permitted in accordance with this Section 10.9, a FCCR Test Period (as defined in Section 10.13) shall be deemed to be in effect at all times.

10.10Loans, Investments, Guarantees, Etc.

Without the prior written consent of the Required Lenders, neither Operating Company shall, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the shares (other than as may be permitted in accordance with Section 10.11) or indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the Government of Canada, the United States of America or any political subdivision of either thereof or any instrumentality of any of the foregoing, (ii) negotiable certificates of deposit issued by any Lender or any bank whose long-term debt is Investment Grade or is otherwise satisfactory to the Administrative Agent, payable to the order of an Operating Company or to bearer and delivered to the Administrative Agent or the security entitlements to which are credited to an account control agreement to which the Administrative Agent is party, and
(iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by the Administrative Agent, an Operating Company shall take such actions as are deemed necessary by the Administrative Agent, acting reasonably, to perfect the security interest of Lenders in such investments, (c) the loans, advances, guarantees and other financial assistance set forth on Schedule 10.10 hereto, and (d) marketable securities; and provided further, that, solely with respect to the loans, advances, guarantees and other financial assistance set forth on Schedule 10.10 hereto, (i) Borrower shall not, directly or indirectly, (A) materially amend, modify, alter or change the terms of such investments, loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to the Administrative Agent all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by the Borrower or on its behalf, promptly after the receipt thereof, or sent by the Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

10.11Dividends and Redemptions

Without the prior written consent of the Required Lenders, neither Operating Company shall, directly or indirectly, declare or pay any dividends on account of any shares of it now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any of its shares of any class (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common shares or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

Notwithstanding the foregoing, an Operating Company may make dividend payments provided that: (a) no Event of Default has occurred or would arise as a result of such payment, the Borrower will be in compliance with the financial covenant calculated in accordance with Section 10.13 hereof after giving effect to such payment and Excess Availability after giving effect to such payment exceeds $20,000,000, or (b) such dividends, less any Taxes required to be paid on such dividends, are to be immediately re-invested in the form of shareholder loans to an Operating Company postponed to the Administrative Agent on terms satisfactory to the Administrative Agent.

For the purposes of determining whether a particular payment may be permitted in accordance with this Section 10.11 a FCCR Test Period (as defined in Section 10.13) shall be deemed to be in effect at all times.

10.12Transactions with Affiliates

Without the prior written consent of the Required Lenders, neither Operating Company shall, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any senior officer, director or other person affiliated with an Operating Company, that is not an Obligor, except in the ordinary course of and pursuant to the reasonable requirements of an Operating Company’s business and upon fair and reasonable terms no less favorable to an Operating Company than an Operating Company would obtain in a comparable arm’s length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with an Operating Company, that is not an Obligor, except (x) reasonable compensation to officers, employees and directors or such other persons for services rendered to an Operating Company in the ordinary course of business,
(y) services fees for legal, tax and accounting services or (z) as otherwise may be permitted hereunder.

Notwithstanding the foregoing, an Operating Company may make any payments contemplated in
(b) above provided that: (a) no Event of Default exists or would exist as a result of such payment, the Borrower will be in compliance with the financial covenant calculated in accordance with Section 10.13 hereof after giving effect to such payment and Excess Availability after giving effect to such payment exceeds $20,000,000, or (b) such payments, less any Taxes required to be paid on such payments, are to be immediately re-invested in the form of shareholder loans to an Operating Company postponed to the Administrative Agent on terms satisfactory to the Administrative Agent.

For the purposes of determining whether a particular payment may be permitted in accordance with this Section 10.12, a FCCR Test Period (as defined in Section 10.13) shall be deemed to be in effect at all times.

10.13Fixed Charge Coverage Ratio

Solely during any FCCR Test Period, the Borrower shall maintain a Fixed Charge Coverage Ratio as calculated on a twelve-month rolling consolidated basis, at the end of each month of not less than 1.15:1; provided that for the purposes hereof, “FCCR Test Period” shall mean a period commencing on the date that Excess Availability is less than $30,000,000 (the “Covenant Trigger Amount”) at any time, and subsequently terminating on the date that Excess Availability is equal to or greater than the Covenant Trigger Amount for a period of not less than forty five (45) consecutive days.

10.14[Intentionally Deleted]

10.15[Intentionally Deleted]

10.16Intellectual Property

In the event an Operating Company obtains or applies for any material intellectual property rights or obtains any material licenses with respect thereto, the Borrower shall promptly notify the Administrative Agent thereof and shall provide to the Administrative Agent copies of all written materials including, but not limited to, applications and licenses with respect to such intellectual property rights. At the Administrative Agent’s request, an Operating Company shall promptly execute and deliver to the Administrative Agent an intellectual property security agreement granting to the Administrative Agent a perfected security interest in such intellectual property rights in form and substance satisfactory to the Administrative Agent, acting reasonably.

10.17Additional Bank Accounts

Neither Operating Company shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 10.17 hereto, except: (a) any new or additional Blocked Accounts; (b) any other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, and subject to such conditions thereto as the Administrative Agent may reasonably establish, and (c) as to any accounts used by an Operating Company solely to make payments of payroll, taxes or other obligations to third parties, written notice of the existence of which accounts is made to the Administrative Agent.

10.18Applications under the Companies’ Creditors Arrangement Act

Borrower acknowledges that its business and financial relationships with Lenders are unique from its relationship with any other of its creditors. Borrower agrees that no Obligor shall file any plan of arrangement under the CCAA (“CCAA Plan”) which provides for, or would permit directly or indirectly, any Lender to be classified with any other creditor of any Obligor for purposes of such CCAA Plan or otherwise.

10.19Operation of Pension Plans

(a)Borrower shall administer the Pension Plans in material compliance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada), all applicable provincial pension benefits legislation and all other Applicable Law.

(b)If requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent an undertaking of any funding agent for any of the Pension Plans stating that the funding agent will promptly notify the Administrative Agent of the Borrower’s failure to make any required contribution to the applicable Pension Plan.

(c)Borrower shall not accept payment of any amount from any of the Pension Plans without the prior written consent of the Required Lenders, acting reasonably.

(d)Without the prior written consent of the Required Lenders, acting reasonably, the Borrower shall not terminate, or cause to be terminated, any of the Pension Plans.

(e)Borrower shall promptly provide the Administrative Agent with any documentation relating to any of the Pension Plans as the Administrative Agent may reasonably request. Borrower shall notify the Administrative Agent within 30 days of (i) a material increase in the liabilities of any of the Pension Plans, (ii) the establishment of a new registered pension plan, (iii) commencing payment of contributions to a Pension Plan to which Borrower had not previously been contributing.

10.20Costs and Expenses

Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Financing Agreements or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Financing Agreements, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect thereof.

Without limiting the foregoing, the Borrower shall pay all costs, expenses, filing fees incurred and taxes paid or payable for which Borrower is responsible in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lenders’ rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses paid or incurred of filing or recording (including PPSA financing statement and other similar filing and recording fees and taxes, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, appraisal fees and search fees paid or incurred;
(c) costs and expenses paid or incurred in respect of remitting loan proceeds, collecting cheques and other items of payment, and establishing and maintaining the Blocked Accounts, if any, and the Payment Accounts, together with Lenders’ reasonable and customary charges and fees with respect thereto; (d) reasonable costs and expenses paid or incurred in respect of preserving and protecting the Collateral; (e) reasonable costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lenders, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against the Administrative Agent arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters);
(f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by the Administrative Agent during the course of periodic field examinations of the Collateral and each Operating Company’s operations, plus a per diem charge at the rate of $1,200 per person per day for the Administrative Agent’s examiners in the field and office; provided that one (and up to three
(3) during any period a Trigger Event is continuing) field examination only may be conducted per year unless an Event of Default exists and, if an Event of Default exists, in the Administrative Agent’s discretion; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to the Administrative Agent in connection with any of the foregoing.

All amounts due under this Section and Section 5 shall be payable promptly after demand therefor. A certificate of the Administrative Agent setting forth the amount or amounts owing to the Administrative Agent, any Lender or a sub-agent or Related Party, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be prima facie evidence thereof absent manifest error.

10.21Further Assurances

At the request of the Administrative Agent at any time and from time to time, each Operating Company shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and liens and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. The Administrative Agent may at any time and from time to time request a certificate from an officer of the Borrower representing that all conditions precedent to the making of Loans contained in Sections 6.1 and 6.2, as applicable, have been satisfied. In the event of such request by the Administrative Agent, each Lender may, at its option, cease to make any further Loans until the Administrative Agent has received such certificate. Where permitted by law, the Borrower hereby authorizes the Administrative Agent to execute and file one or more PPSA or other financing statements or notices signed only by the Administrative Agent or the Administrative Agent’s representative. For greater certainty, the Borrower shall deliver a new general security agreement to the Administrative Agent on an annual basis to reflect limitations on the effectiveness of security granted over crops pursuant to the PPSA or other applicable law.

10.22Most Favoured Lender

In the event an Operating Company enters into any material agreement with any lender containing one or more covenants which are more restrictive on an Operating Company or any other Obligor than the covenants set forth in this Agreement, each Operating Company agrees, at the request of the Required Lenders, to amend this Agreement to include these restrictive covenants in this

Agreement for so long as such other borrowed money remains outstanding. Nothing in this Section 10.22 shall be interpreted as a waiver of any covenant of any Obligor.

10.23Sanctions

(a)Notice of Sanctions Activities and Right of Bank to Demand Repayment: Borrower will notify the Administrative Agent promptly in writing and in reasonable detail, if any Obligor engages in any trade, commerce or other commercial dealings with any Sanctioned Person, or any country that is the subject of any Sanctions.

(b)No Sanctionable Interest in Funds: Borrower shall not fund all or part of any payment or repayment in connection with the credit facilities out of proceeds derived from business or transactions with a Sanctioned Person, or from any action which is in breach of any Sanctions.

(c)Notice: Borrower shall promptly inform the Administrative Agent in writing, on becoming aware of the same, if any Obligor

(i)becomes a Sanctioned Person; or

(ii)receives notice of or becomes aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority that could reasonably be expected to result in a Material Adverse Change.

(d)Anti-Corruption Laws. Each Obligor shall conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

(e)Exception: The covenants made in this section are only to be complied with to the extent that they do not result in any violation of the Foreign Extraterritorial Measures Act (Canada).

SECTION 11 - AGENCY

11.1Appointment and Authority

Each of Lenders hereby irrevocably appoints the Person identified elsewhere in this Agreement as the Administrative Agent to act on its behalf as the administrative agent hereunder and under the other Financing Agreements and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

11.2Rights as a Lender

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Administrative Agent and without any duty to account to Lenders.

11.3Exculpatory Provisions

(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Agreements. Without limiting the generality of the foregoing, except to the extent set forth herein and in the other Financing Agreements, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Agreements that the Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for in the Financing Agreements), but the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Agreement or Applicable Law; and

(iii)shall not, except as expressly set forth herein and in the other Financing Agreements, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Operating Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it which is permitted to be taken or not taken by it hereunder or under the other Financing Agreements (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as is necessary, as set out in the Financing Agreements, or as the Administrative Agent believes in good faith is necessary, under the provisions of the Financing Agreements) or (ii) in the absence of its own breach of the Financing Agreements, gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default is given to the Administrative Agent by the Borrower or a Lender.

(c)Except as otherwise expressly specified in this Agreement, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, provided that the Administrative Agent shall promptly notify each Lender of the occurrence of an Event of Default of which the Administrative Agent has actual knowledge or notice, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.4Reliance by Administrative Agent

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts in the absence of breach of any Financing Agreement, gross negligence and wilful misconduct on the part of the Administrative Agent.

11.5Indemnification of Administrative Agent

Each Lender agrees to indemnify the Administrative Agent and hold it harmless (to the extent not reimbursed by an Operating Company), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Financing Agreements or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Administrative Agent’s gross negligence or wilful misconduct.

11.6Delegation of Duties

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Agreement by or through any one or more sub-agents appointed by the Administrative Agent from among Lenders (including the Person serving as the Administrative Agent) and their respective Affiliates. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Section and other provisions of this Agreement for the benefit of the Administrative Agent shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

11.7Replacement of Administrative Agent

(a)The Administrative Agent may at any time give notice of its resignation to Lenders and the Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a Lender having a Commitment to a Loan if one or more is established in this Agreement and having an office in Toronto or an Affiliate of any such Lender with an office in Toronto. The Administrative Agent may also be removed at any time by Required Lenders upon 30 days’ notice to the Administrative Agent and the Borrower as long as Required Lenders, in consultation with Borrower, appoint and obtain the acceptance of a successor within such 30 days, which shall be a Lender having a Commitment to a Loan if one or more is established in this Agreement and having an office in Toronto or an Affiliate of any such Lender with an office in Toronto.

(b)If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lenders, appoint a successor Administrative Agent meeting the qualifications specified in Section 11.7(a), provided that if the Administrative Agent shall notify the Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Agreements (except that in the case of any collateral security held by the Administrative Agent on behalf of Lenders under any of the Financing Agreements, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in the preceding paragraph.

(c)Upon a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Administrative Agent, and the former Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Agreements (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor and any predecessor shall refund to the Borrower the proportion of any annual agency fee paid to such predecessor attributable to the unexpired portion of the then current year for which such fees were paid. After the termination of the service of the former Administrative Agent, the provisions of this Agreement shall continue in effect for the benefit of such former Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the former Administrative Agent was acting as the Administrative Agent.

11.8Non-Reliance on Administrative Agent and Other Lenders

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Agreement or any related agreement or any document furnished hereunder or thereunder.

11.9Collective Action of Lenders

The Administrative Agent and each of Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Financing Agreements to the Administrative Agent or any Lender are for the benefit of Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Administrative Agent upon the decision of Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for in the Financing Agreements). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of Default hereunder or thereunder but that any such action shall be taken only by the Administrative Agent with the prior written agreement of Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for in the Financing Agreements). Each Lender hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Administrative Agent to the extent requested by the Administrative Agent. Notwithstanding the foregoing, in the absence of instructions from Lenders and where in the sole opinion of the Administrative Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Administrative Agent may without notice to or consent of Lenders take such action on behalf of Lenders as it deems appropriate or desirable in the interest of Lenders.

11.10No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or holders of similar titles, if any, specified in this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Agreements, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

11.11Security

The security granted under the Financing Agreements shall be granted in favour and held by the Administrative Agent for and on behalf of Lenders in accordance with the provisions of this Agreement. The Administrative Agent shall in accordance with its usual practices take all steps required to perfect and maintain such security and the Administrative Agent shall comply with all instructions provided by Lenders in connection with the enforcement or release of such security. The Administrative Agent agrees to permit each Lender to review and make photocopies of the original documents comprising such security from time to time upon reasonable notice.

11.12Security in favour of Lenders and Affiliates of Lenders in Certain Circumstances

Without limiting any provision contained in this Agreement or in any Financing Agreement, any security interest granted to the Administrative Agent pursuant to any Financing Agreement shall also be held by the Administrative Agent on behalf of Lenders and any Affiliate of any Lender in respect of any indebtedness owing by any Obligor to such Lender or Affiliate in respect of any Ancillary Facilities provided by such Lender or Affiliate to any Obligor (including, without limitation, those services provided pursuant to Section 2.10 hereof).

11.13Distribution of Notice

Promptly after receipt by the Administrative Agent of any notice or other document which is delivered to the Administrative Agent hereunder on behalf of Lenders, the Administrative Agent shall provide a copy of such notice or other document to each Lender.

11.14Meeting of Lenders

Upon the written request of any Lender, the Administrative Agent shall call a meeting of all Lenders.

11.15Accordion Feature

(a)Accession. On each Accordion Effective Date on which an Accordion Lender becomes a Lender, this Agreement and each other Financing Agreement shall henceforth be read and construed as if such Accordion Lender were party to this Agreement as a Lender having all of the rights and obligations of a Lender expressed herein with respect to the Commitment that the Lender has agreed to accept and all references to any Lenders in any Financing Agreement shall (to the extent the context so admits) be construed accordingly. Each Lender irrevocably appoints, authorizes and directs the Administrative Agent, as its attorney and agent, with full power of substitution and delegation, to complete and execute on its behalf each Accordion Agreement relating to each such Accordion Lender. Each Lender agrees that it will be bound by the terms of each such Accordion Agreement so completed and executed by the Administrative Agent.

(b)Adjusting Payments. On each Accordion Effective Date, the Administrative Agent shall determine the amount of adjusting payments that may need to be made amongst the Lenders to ensure that their respective shares in outstanding Loans under the Revolving Loans equal their respective Pro Rata Share of the Revolving Loans. Each Accordion Lender shall advance to the Administrative Agent the amount of any such adjusting payment so required of it and the Administrative Agent shall, upon request, advance to each other Lender the amount of the corresponding adjusting payment required to be paid to it as determined above. The Borrower shall be obliged to repay outstanding Revolving Loans amongst the Lenders as adjusted pursuant to this Subsection 11.15(b). Adjusting payments in respect of BA Advances and SOFR Loans shall not take place until the expiry of their current terms and interest periods.

11.16Erroneous Payment

(a)Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a)(i) with respect to an Erroneous Payment unless such demand is made within 35 days of the date of receipt of such Erroneous Payment by the applicable Lender), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and
(ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made (and that it is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)The Borrower and each other party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other party hereto.

(d)Each party’s obligations under this Section 11.16 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Financing Agreement.

SECTION 12 - EVENTS OF DEFAULT AND REMEDIES

12.1Events of Default

The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a)the Borrower fails to pay when due of payment of principal of any Loan; or non- payment and continuance thereof for three Business Days in the payment when due of any fee, interest or reimbursement obligation hereunder or any other Financing Agreement;

(b)the Administrative Agent notifies the Borrower that a breach of Section 10.13 has occurred and

(i)the Fixed Charge Coverage Ratio is less than 1.0; or

(ii)within ten (10) Business Days thereafter a person or persons that are not Obligors fail to contribute the Required Coverage Ratio Cash by way of equity or Subordinated Debt contribution to an Operating Company by transfer to a Blocked Account. For this purpose, “Required Coverage Ratio Cash” means an amount equal to or greater than that amount which, if added to the numerator of the Fixed Charge Coverage Ratio for the applicable month, would result in Section 10.13 not being breached. If such Required Coverage Ratio Cash is so contributed, (A) Section 10.13 shall be deemed not to have been breached for the applicable month and (B) in computing the Fixed Charge Coverage Ratio for the twelve-month periods ending at the end of each of the following eleven months, such Required Coverage Ratio Cash shall be added to the numerator of the Fixed Charge Coverage Ratio;

(c)any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement (other than as set forth in paragraphs (a) to (b) inclusive) or any of the other Financing Agreements and such failure to perform (if capable of being cured) is not cured within fifteen (15) days of notice from the Administrative Agent to do so;

(d)any material representation, warranty or statement of fact made by any Obligor to Lenders in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(e)any Obligor revokes or terminates or questions the enforceability of this Agreement or any of the other Financing Agreements;

(f)unless covered by applicable insurance or letter of credit, any judgment for the payment of money is rendered against any Obligor in excess of $5,000,000 in the aggregate and shall remain unsatisfied, undischarged and unvacated for a period in excess of thirty (30) days or execution thereon having been initiated shall at any time not be effectively stayed before any such execution is carried out;

(g)any Obligor, which is a partnership, limited liability company, limited partnership, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business without the prior written consent of the Required Lenders;

(h)a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(i)a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed or commenced by any Obligor for all or any part of its property including, without limitation, if any Obligor shall:

(i)apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its property and assets;

(ii)be unable, or admit in writing its inability, to pay its debts as they mature, or commit any other act of bankruptcy;

(iii)make a general assignment for the benefit of creditors;

(iv)file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors;

(v)take advantage of any insolvency or other similar law pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding; or

(vi)take any corporate action for the purpose of effecting any of the foregoing;

(j)any default by any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lenders, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favour of any person other than any Lender, in any case in an amount in excess of the Canadian Dollar Amount of $5,000,000;

(k)any Change of Control in respect of any Obligor without the Required Lenders’ prior written consent;

(l)there shall be a Material Adverse Change;

(m)there shall be a breach or failure to comply by any Obligor with the provisions of any inter-creditor agreement or subordination agreement to which the Administrative Agent is party with respect to any Obligor;

(n)a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section or any other Person in respect of the Borrower of the Excise Tax Act (Canada) or any comparable provision of similar legislation of any jurisdiction shall have been received by any Lender or any other Person in respect of the Borrower or otherwise issued in respect of the Borrower which is not satisfied or discharged, as applicable, within thirty (30) days; or

(o)this Agreement or any of the other Financing Agreements, or any provision hereof or thereof, shall at any time after execution and delivery hereof or thereof, for any reason, cease to be a legal, valid and binding obligation of any Obligor or cease to be enforceable against any Obligor in accordance with its terms or shall be declared to be null and void and as a result of any of the foregoing, the rights of the Lenders, taken as a whole under the Financing Agreements, are materially prejudiced.

12.2Remedies

(a)At any time an Event of Default exists or has occurred and is continuing, the Administrative Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the PPSA and other Applicable Law, all of which rights and remedies may be exercised without notice to or consent by any Obligor, except as such notice or consent is expressly provided for hereunder or required by Applicable Law. All rights, remedies and powers granted to the Administrative Agent and Lenders hereunder, under any of the other Financing Agreements, the PPSA or other Applicable Law, are cumulative, not exclusive and enforceable, in the Administrative Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Obligor of this Agreement or any of the other Financing Agreements. At any time an Event of Default exists, the Administrative Agent may, at any time or times, proceed directly against any Obligor to collect the Obligations without prior recourse to the Collateral.

(b)Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Administrative Agent shall, acting on the instructions of the Required Lenders by written notice to the Borrower (a “Notice of Termination”), accelerate the payment of all Obligations and demand immediate payment thereof to Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 12.1(h) and 12.1(i), all Obligations shall automatically become immediately due and payable without the requirement to give any notice, and in such event, a Notice of Termination shall deemed to have been given). Following the delivery of a Notice of Termination by the Administrative Agent, the Administrative Agent may, in its discretion and without limitation: (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral and carry on the business of each Operating Company, (ii) require each Operating Company, at each Operating Company’s expense, to assemble and make available to the Administrative Agent any part or all of the Collateral at any place and time designated by the Administrative Agent,
(iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of the Administrative Agent or elsewhere) at such prices or terms as the Administrative Agent may deem reasonable, for cash, upon credit or for future delivery, with the Administrative Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Obligors, which right or equity of redemption is hereby expressly waived and released by Obligors, (vi) borrow money and use the Collateral directly or indirectly in carrying on Obligors’ business or as security for loans or advances for any such purposes, (vii) grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges, and otherwise deal with Obligors, debtors of Obligors, sureties and others as the Administrative Agent may see fit without prejudice to the liability of Obligors or Lender’s right to hold and realize the security interest created under any Financing Agreement, and/or (viii) terminate this Agreement. If any of the Collateral is sold or leased by the Administrative Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by the Administrative Agent. If notice of disposition of Collateral is required by law, fifteen (15) days prior notice by the Administrative Agent to the Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be notice thereof and Obligors waive any other notice. In the event the Administrative Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of pre-judgment remedy, Obligors waive the posting of any bond which might otherwise be required.

(c)The Administrative Agent shall apply the cash proceeds of Collateral actually received by the Administrative Agent or any Lender from any sale, lease,

foreclosure or other disposition of the Collateral to payment of the Obligations in accordance with Section 7.4. Obligors shall remain liable to Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable legal costs and expenses.

(d)Without limiting the foregoing, upon the occurrence of an Event of Default which is continuing the Required Lenders may, at their option, without notice, (i) cease making Loans or reduce the Revolving Loans Borrowing Base or amounts of Revolving Loans available to the Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans to be made by the Lenders to the Borrower.

(e)The Administrative Agent may appoint, remove and reappoint any person or persons, including an employee or agent of a Lender to be a receiver (the “Receiver”) which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for his acts, be deemed to be the agent of Obligors and not of the Administrative Agent or Lenders, and the Administrative Agent and Lenders shall not in any way be responsible for any misconduct, negligence or non-feasance of such Receiver, his employees or agents. Except as otherwise directed by the Administrative Agent, all money received by such Receiver shall be received in trust for and paid to Lenders in their respective Pro Rata Shares. Such Receiver shall have all of the powers and rights of Lenders described in this Section 12.2. the Administrative Agent may, either directly or through its agents or nominees, exercise any or all powers and rights of a Receiver.

(f)Obligors shall pay all reasonable costs, charges and expenses incurred by the Administrative Agent, Lenders or any Receiver or any nominee or agent of the Administrative Agent or Lenders, whether directly or for services rendered (including, without limitation, reasonable solicitor’s costs on a full indemnity basis, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement or any other Financing Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

SECTION 13 - JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

13.1Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver

(a)The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)Obligors¸ the Administrative Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the courts of the Province of Ontario and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that the Administrative Agent shall have the right to bring any action or proceeding against any Obligor or its property in the courts of any other jurisdiction which the Administrative Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce Lenders’ rights against any Obligor or its property).

(c)To the extent permitted by law, each Obligor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five
(5) days after the same shall have been so deposited in the Canadian mails, or, at the Administrative Agent’s option, by service upon Obligors in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Obligor shall appear in answer to such process, failing which such Obligor shall, to the extent the applicable rules of civil procedure allow or permit, be deemed in default and judgment may be entered by the Administrative Agent or Lenders against such Obligor for the amount of the claim and other relief requested.

(d)OBLIGORS, ADMINISTRATIVE AGENT AND LENDERS EACH HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OBLIGOR AND LENDER EACH HEREBY AGREES AND CONSENTS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH OBLIGOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)The Administrative Agent and Lenders shall not have any liability to any Obligor (whether in tort, contract, equity or otherwise) for losses suffered by any Obligor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement or any other Financing Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final judgment or court order binding on the Administrative Agent and Lenders, that the losses were the result of any breach of any Financing Agreements or acts or omissions constituting gross negligence or willful misconduct. In any such litigation, the Administrative Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement or any other Financing Agreement. Notwithstanding the foregoing, no claim may be made by Obligors or any other Person against the Administrative Agent, Lenders or the Affiliates, directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract of any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Financing Agreement, or any act, omission or event occurring in connection therewith, and each Obligor hereby waives, releases and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

(f)Each Obligor hereby expressly waives, to the extent permitted by applicable law, all rights of notice and hearing of any kind prior to the exercise of rights by the Administrative Agent or Lenders at any time an Event of Default exists to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. Each Obligor hereby waives, to the extent permitted by applicable law, the posting of any bond otherwise required of the Administrative Agent or Lenders in connection with any judicial process or proceeding to obtain possession of, replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favour of the Administrative Agent or Lenders, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other Financing Agreement.

13.2Waiver of Notices

Each Obligor hereby expressly waives, to the extent permitted by applicable law, demand, presentment, protest and notice of protest and notice of dishonour with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Obligor which the Administrative Agent or Lenders may elect to give shall entitle such Obligor to any other or further notice or demand in the same, similar or other circumstances.

13.3Amendments and Waivers

(a)Subject to Section 13.3(b), any term, covenant or condition of any of the Financing Agreements may only be amended with the prior consent of the Borrower and the Required Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Required Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default.

(b)Notwithstanding Section 13.3(a), without the prior written consent of each Lender, no such amendment or waiver shall directly:

(i)increase the amount of any Maximum Revolver Credit (except to the extent it may be increased pursuant to the accordion described in Section 2.12) or the maximum amount of such accordion;

(ii)extend the maturity date or the time for the payment of any payment of principal or fees due hereunder or under any Financing Agreement,

(iii)extend the time for the payment of interest on Loans, forgive any portion of principal, fees or interest thereon, reduce the stated rate of interest thereon (save for a reduction in any default rate when the Event of Default giving rise thereto is cured) or amend the requirement or method of pro rata application of all amounts received by the Administrative Agent in respect of the Loans,

(iv)change the percentage of the Lenders’ requirement to constitute the Required Lenders or otherwise amend the definition of Required Lenders,

(v)reduce the stated amount or postpone the date for payment of any fees payable to a Lender under this Agreement,

(vi)permit any subordination of any of the Obligations save in relation to Permitted Liens,

(vii)release, discharge or amend any of the security for the Obligations or any of the guarantees or any other Financing Agreement, in whole or in part, except to the extent expressly provided for herein or in any other Financing Agreement,

(viii)amend the definition of Revolving Loans Borrowing Base (and the defined terms used in such definition),

(ix)provide for any change to the percentage discount or any increase to any advance rate applicable to any items making up the Revolving Loans Borrowing Base,

(x)increase the maximum amount of the Swingline Facility as set out at Section 2.3,

(xi)alter the terms of this Section 13.3(b).

13.4Waiver of Counterclaims

Each Obligor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the other Financing Agreements, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

SECTION 14 - MISCELLANEOUS

14.1Notices; Effectiveness; Electronic Communication

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the addresses or telecopier numbers specified elsewhere in this Agreement or, if to a Lender, to it at its address or telecopier number specified in this Agreement or, if to an Obligor other than Borrower, in care of the Borrower.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a Business Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications. Notices and other communications to the Administrative Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender of Loans to be made if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the Administrative Agent of the other parties hereto.

14.2Partial Invalidity

If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by Applicable Law.

14.3Successors and Assigns

(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder or under any other Financing Agreement without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i)except if an Event of Default has occurred and is continuing, the assignor shall maintain a Commitment (after such assignment) of not less than
$5,000,000;

(ii)except if an Event of Default has occurred and is continuing, the assignee shall not be a non-resident (as defined in the Income Tax Act (Canada));

(iii)except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed);

(iv)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (iv) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(v)any assignment must be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) unless:

(A)in the case of an assignment of a Commitment, the proposed assignee is itself already a Lender with the same type of Commitment or is an Affiliate of a Lender or an Approved Fund, or

(B)the proposed assignee is a bank whose senior, unsecured, non-credit enhanced, long-term debt is rated at least “A3”, “A-” or “A low” by at least two of Moody’s, S&P and DBRS, respectively;

(vi)any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment or is an Affiliate of a Lender or an Approved Fund or an Event of Default has occurred and is continuing; and

(vii)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee equal to $5,000, to be paid by the assignor or assignee (and not Borrower).

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Financing Agreements, including any collateral security, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 5 and Section 10.20, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section. Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

(c)Register. The Administrative Agent shall maintain at its offices in Toronto, Ontario or such other location as the Administrative Agent may advise from time to time, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, an Obligor or any Affiliate of an Obligor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall, to the extent permitted by applicable law, be entitled to the benefits of Section 5 and Section 10.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 5.7 as though it were a Lender, provided such Participant agrees to be subject to Section 5 as though it were a Lender.

(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 5.1 and 5.2 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.2 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.2 as though it were a Lender.

(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

14.4Entire Agreement

This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written, including without limitation the Original Loan Agreement. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

14.5Headings

The division of this Agreement into Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

14.6Judgment Currency

To the extent permitted by Applicable Law, the obligations of the Borrower in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the “Other Currency”) (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the currency in which it is due (the “Agreed Currency”) that Lenders may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the Business Day immediately after the day on which a Lender receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligation of the Borrower not discharged by that payment shall, to the extent permitted by Applicable Law, be due as a separate and independent obligation and, until discharged as provided in this Section, continue in full force and effect.

14.7Counterparts; Integration; Effectiveness; Electronic Execution

(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in the conditions precedent Section(s) of this Agreement, this Agreement shall become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Assignments. The words “execution”, “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable law, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.

14.8Credit Information

The Borrower hereby consents to the collection, use, exchange and disclosure on a confidential basis of credit or other information from time to time by the Administrative Agent and the Lenders with each other and any other financial institution, credit bureau, credit reporting agency and any Person with whom Borrower may have business dealings with for the purpose of managing and administering the Loans. The Borrower understands that this information may be used for any purpose relating to the Loans or any other facility contemplated hereunder, including, without limitation, the exercise of any the Administrative Agent, any Lender’s or any participant’s rights hereunder or under any other agreement or document contemplated hereunder.

14.9Confidentiality

Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to each of their, and each of their Affiliates’, directors, officers, employees, agents and advisors, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be instructed and agree to keep such Information confidential), (b) to the extent requested by any regulatory authority or other Governmental Authority, or their legal counsel, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Financing Agreement or any suit, action or proceeding relating to any Financing Agreement or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or Participant (or such assignee’s or Participant’s advisors) in any of its rights or obligations under this Agreement, or
(ii) any actual or prospective counterparty (or its advisors) to any Swap or derivative transaction relating to the Borrower and its obligations, or (g) with the consent of the Borrower. For the purposes of this Section, “Information” means all information received from Borrower or any Obligor relating to the Borrower, any of the Obligors, or their respective businesses, other than Information that (i) is or becomes publicly available other than as a result of a breach of this Section, (ii) is or becomes available to the Administrative Agent or any Lender on a non- confidential basis prior to disclosure by the Borrower, (iii) was already in the possession of the Administrative Agent or any Lender not subject to any duty of confidentiality prior to its disclosure by the Borrower or any other Obligor or (iv) is marked “non-confidential” (or such other words or expression having the same or similar meaning by the Borrower or any other Obligor). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, acting prudently.

14.10Patriot Act, Proceeds of Crime Act, etc.

Each Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, the Proceeds of Crime Act and other “know your customer” rules, regulations and policies, it may be required to obtain, verify and record information that identifies Borrower and each Obligor, which information includes the name and address of the Borrower and such Obligors and other information that will allow Lender to identify Borrower and such Obligors in accordance with the Patriot Act, the Proceeds of Crime Act and other “know your customer” rules, regulations and policies. Borrower agrees to provide all such information to Lenders upon request by the Administrative Agent at any time, whether with respect to any Person who is presently an Obligor or who becomes an Obligor hereafter.

14.11Paramountcy

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Financing Agreement, the provisions of this Agreement shall prevail and be paramount. If any covenant, representation, warranty or event of default contained in any other Financing Agreement deals differently with, is in conflict with or is inconsistent with a provision of this Agreement relating to the same specific matter, such covenant, representation, warranty or event of default shall be deemed to be amended to the extent necessary to ensure that it does not deal differently with, is not in conflict with or inconsistent with the provision of this Agreement relating to the same specific matter.

14.12Acknowledgement Regarding Any Supported QFCs

To the extent that this Agreement and any other Financing Agreements provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Agreements and any Supported QFC may in fact be stated to be governed by the laws of the Governing Law State and/or of the United States or any other state of the United States)

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Agreements that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Agreements were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 14.12, the following terms have the following meanings.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.”

[Signature pages follow]

IN WITNESS WHEREOF, the Administrative Agent, the Lenders and the Borrower have caused these presents to be duly executed as of the day and year first above written.

ADMINISTRATIVE AGENT AND LENDER

SCOTIABANK ASSET FINANCE, a division of THE BANK OF NOVA SCOTIA

Per:
Name:
Title:

Per:
Name:
Title:

Address:

Fax:
BORROWER
THE ANDERSONS CANADA LIMITED

Per:
Name:
Title:

Per:
Name:
Title:
Chief Executive Office Address:
Attention:
Fax:

Acknowledgement

Each of the undersigned Obligors hereby acknowledges and agrees to be bound by the terms and conditions contained in this Agreement, as of the day and year first above written.

THOMPSONS USA LIMITED

Per:
Name:
Title:

Per:
Name:
Title:
Chief Executive Office Address:

Attention:
Fax:

LENDERS

CANADIAN IMPERIAL BANK OF COMMERCE

Per:
Name:
Title:

Per:
Name:
Title:

Address:

Fax:

Attention:

THE TORONTO-DOMINION BANK

Per:
Name:
Title:

Per:
Name:
Title:

Address:

Fax:
Attention:

BANK OF AMERICA, N.A., CANADA BRANCH

Per:
Name:
Title:

Per:
Name:
Title:

Address:

Fax:

Attention:

FARM CREDIT CANADA

Per:
Name:
Title:

Per:
Name:
Title:

Address:

Phone:
Fax:

Attention:

Exhibit A Definitions

1.“Accordion Agreement”

“Accordion Agreement” means an agreement in the form of Exhibit G (or in such other form to substantially the same effect as the Administrative Agent may accept) duly completed, executed and delivered by the Borrower and an Accordion Lender to the Administrative Agent pursuant to Subsection 2.12(v).

2.“Accordion Effective Date”

“Accordion Effective Date” has the defined meaning assigned in Subsection 2.12.

3.“Accordion Lender”

“Accordion Lender” means a Lender or a proposed new Lender that has agreed to accept an additional Commitment or an initial Commitment designated in an Accordion Notice delivered to the Administrative Agent pursuant to and in accordance with Subsection 2.12.

4.“Accordion Notice”

“Accordion Notice” has the defined meaning assigned to it in Subsection 2.12.

5.“Accounts”

“Accounts” shall mean all present and future rights of an Operating Company to payment for goods sold or leased or for services rendered, and whether or not earned by performance.

6.“Adjusted Term SOFR”

“Adjusted Term SOFR” mean with respect to any tenor, the per annum rate equal to the sum of
(i) Term SOFR plus (ii) as applicable, of 0.10% (10 basis points) for one-month, 0.15% (15 basis points) for three-months, and 0.25% (25 basis points) for six-months; provided that if Adjusted Term SOFR as so determined shall ever be less than zero percent (0%), then Adjusted Term SOFR shall be deemed to be zero percent (0%).

7.“Affiliate”

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

8.“Ancillary Facilities”

“Ancillary Facilities” means Swaps, credit card facilities, letters of credit and/or various other cash management and/or banking services or products (including, without limitation, treasury, depository, debit card, electronic funds transfer or centralized offset or consolidated banking arrangements), in each case made between an Operating Company and a Lender or its Affiliate.

9.“Ancillary Facilities Notice Amount”

“Ancillary Facilities Notice Amount” means the aggregate of the reserve amounts to be taken in respect of all Ancillary Facilities for which the Administrative Agent has received notice (in a form to be determined from time to time, with regard to the nature of the applicable Ancillary Facility) from each of the Operating Companies and the Lenders or Affiliates (as applicable) who have provided such Ancillary Facilities; for greater certainty, only those amounts that have been agreed between the Borrower and such Lenders or Affiliates shall constitute the Ancillary Facilities Notice Amount.

10.“Applicable Law”

“Applicable Law” means (a) any domestic or foreign statute, law, treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise) including, without limitation, Sanctions;
(b) any judgement, order, writ, injunction, decision, ruling, decree or award; (c) any regulatory policy, practice, guideline or directive (including, but not limited to any policy, practice, guideline or directive of the U.S. Department of Treasury’s Office of Foreign Assets Control); or (d) any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval of any Governmental Authority, binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the property of such Person; in each case to the extent having the force of law.

11.“Applicable Percentage”

“Applicable Percentage” means with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment.

12.“Approved Fund”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

13.“Assignment and Assumption”

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

14.“Available Tenor”

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (i) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (ii) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.9(b)(iv).

15.“Availability Reserves”

“Availability Reserves” shall mean, as of any date of determination, such amounts as the Administrative Agent, may from time to time establish and revise reducing the amount of Revolving Loans which would otherwise be available to the Borrower under the Revolving Loans Borrowing Base provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Administrative Agent, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Obligor or (iii) the security interests and other rights of Lenders in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect the Administrative Agent’s belief that any collateral report or financial information furnished by or on behalf of any Obligor to the Administrative Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect the Administrative Agent’s reasonable estimate of the amount of any Priority Payables Reserve, or (d) in respect of any state of facts which the Administrative Agent determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default, or (e) to reflect any Ancillary Facilities contemplated by Sections 2.9 and 2.10 (other than letters of credit) to a maximum of the lesser of (i) the Ancillary Facilities Notice Amount and (ii) 35,000,000, (f) to reflect 50% of customer deposits held by each Operating Company, or (g) to reflect any unpaid rent in respect of any leased premises and, upon the occurrence of an Event of Default, to reflect an amount not to exceed one-month’s rent in respect of any leased premises where a landlord waiver satisfactory to agent has not been obtained, or (h) in respect of inventory located in the United Kingdom, the amount of up to the Canadian Dollar equivalent of £600,000 to reflect the maximum amount of proceeds from enforcement against the assets covered by a floating charge which must be set aside and made available to satisfy unsecured debts pursuant to Applicable Law, calculated as follows: 50% of the first £10,000 of inventory plus 20% of any excess, not to exceed £600,000.

16.“BA Advance”

“BA Advance” shall mean a Bankers’ Acceptance or a BA Equivalent Rate Loan.

17.“BA Discount Rate”

“BA Discount Rate” means, in respect of a Bankers’ Acceptance: the greater of (1) zero, and (2)
(i) for a Lender that is listed in Schedule I to the Bank Act (Canada), the arithmetic average of the discount rates for Canadian Dollar bankers’ acceptances as quoted on the CDOR page of Reuters Money Monitor Rates Service (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers’ acceptances accepted by leading Canadian financial institutions) at approximately 10:00 a.m. (Toronto time) on the date such Bankers’ Acceptance is issued for the purchase of bankers’ acceptances having a comparable term as the term of such Bankers’ Acceptance; or, if such rate is not available at or about such time, the average of the bankers’ acceptance rates (expressed to five decimal places) as quoted by such Lender as of 10:00 a.m. (Toronto time) on the date such Bankers’ Acceptance is issued for the purchase by such Lender of its own bankers’ acceptances having a comparable term as the term of such Bankers’ Acceptance; and (ii) for a Lender that is not listed in Schedule I to the Bank Act (Canada), the rate determined by the Administrative Agent to be the lesser of (A) the CDOR Rate plus ten (10) basis points; and (B) the rate (expressed to five decimal places) as quoted by such

Lender as of 10:00 a.m. (Toronto time) on the date such Bankers’ Acceptance is issued as its discount rate for Canadian Dollar bankers’ acceptances’ issued by it having a comparable term as the term of such Bankers’ Acceptance.

18.“BA Discounted Proceeds”

“BA Discounted Proceeds” means, in respect of any Bankers’ Acceptances to be accepted by a Lender on any day, an amount (rounded to the nearest whole cent and with one half of one cent being rounded up) calculated on such day by multiplying:

(a)the aggregate face amount of such Bankers’ Acceptances; by

(b)the price, where the price is determined by dividing one by the sum of one plus the product of:

(i)the BA Discount Rate which is applicable to such Bankers’ Acceptance (expressed as a decimal); and

(ii)a fraction, the numerator of which is the number of days remaining in the term of such Bankers’ Acceptances and the denominator of which is 365/366, as applicable;

with the amount as so determined being rounded up or down to the fifth decimal place and 0.000005 being rounded up.

19.“BA Equivalent Rate Loan”

“BA Equivalent Rate Loan” shall mean an extension of credit by a Lender in accordance with Section 2.8.

20.“BA Proceeds”

“BA Proceeds” means, with respect to a particular Bankers’ Acceptance, the BA Discounted Proceeds with respect thereto less the amount of the Bankers’ Acceptance Stamping Fees in respect of such Bankers’ Acceptance calculated in accordance with Section 2.4 hereof.

21.“BA Rate”

“BA Rate” means from time to time, in respect of a BA Advance, the applicable rate per annum indicated below the reference to “BA Rate” in the definition of “Interest Rate”.

22.“Bankers’ Acceptance”

“Bankers’ Acceptance” means a bill of exchange under the Bills of Exchange Act (Canada) or a depository bill under the Depository Bills and Notes Act (Canada),

(a)drawn by the Borrower and accepted by a Lender,

(b)denominated in Canadian Dollars,

(c)having a term of approximately one (1), two (2) or three (3) months as selected by the Borrower, and

(d)issued and payable only in Canada.

23.“Bankers’ Acceptance Stamping Fee”

“Bankers’ Acceptance Stamping Fee” means the amount calculated by multiplying the face amount of a BA Advance which is a Bankers’ Acceptance by the applicable percentage in accordance with the table set out in the definition of “Interest Rate”, and then multiplying the result by a fraction, the numerator of which is the number of days to elapse from and including the date of acceptance of such BA Advance by a Lender up to but excluding the maturity date of such BA Advance, and the denominator of which is 365 or 366, as appropriate.

24.“Benchmark”

“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to 5.9(b)).

25.“Benchmark Replacement”

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of:

(a)the alternative benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body, or (b) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for US Dollar denominated syndicated credit facilities; and

(b)the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than zero percent (0%), such Benchmark Replacement shall be deemed to be zero percent (0%) for the purposes of this Agreement and the other Financing Agreements.

26.“Benchmark Replacement Adjustment”

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body, or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for
U.S. dollar-denominated syndicated credit facilities at such time.

27.“Benchmark Replacement Conforming Changes”

“Benchmark Replacement Conforming Changes” means, with respect to either the use or adoption of Term SOFR or the use, adoption, administration or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “US Prime Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or rollover notices, the applicability and length of lookback periods, the applicability of any breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such rate or to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Financing Agreements).

28.“Benchmark Replacement Date”

"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)In the case of paragraph (a) or (b) of the definition of "Benchmark Transition Event", the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)In the case of paragraph (c) of the definition of "Benchmark Transition Event", the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non- compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such paragraph (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of paragraph (a) or (b) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-

current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

29.“Benchmark Transition Event”

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component); or

(c)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Association of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

30.“Benchmark Transition Start Date”

"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date, and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of the date of such public statement or publication of information (or, if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

31.“Benchmark Unavailability Period”

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with 5.9(b), and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with 5.9(b).

32.“Beneficial Ownership Certification”

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

33.“Beneficial Ownership Regulation”

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

34.“BIA”

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada), as amended, supplemented, restated and superseded, in whole or in part, from time to time.

35.“Blocked Accounts”

“Blocked Accounts” shall have the meaning set forth in Section 7.3(a) hereof.

36.“BNS”

“BNS” means The Bank of Nova Scotia and its successors and assigns.

37.“Borrowing Base Certificate”

“Borrowing Base Certificate” shall mean a duly completed and signed borrowing base certificate, the form for which is set out in Exhibit H.

38.“Business Day”

“Business Day” shall mean a day (other than a Saturday, Sunday or statutory holiday in Ontario) on which the Administrative Agent is open for business in the City of Toronto (and, in respect of any amounts in US Dollars, the City of New York) in the normal course. When used in respect of SOFR Loans, means any day other than Saturday, Sunday, or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

39.“Canadian Dollar Amount”

“Canadian Dollar Amount” shall mean, at any time, (a) as to any amount denominated in Canadian Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in Canadian Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Canadian Dollars with such currency.

40.“Canadian Prime Rate”

“Canadian Prime Rate” shall mean, at any time, the greater of (1) the greater of (i) the rate from time to time publicly announced by the Canadian Reference Bank as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and
(ii) the annual rate of interest equal to the sum of (A) the CDOR Rate at such time and (B) one (1%) percent per annum; and (2) zero.

41.“Canadian Prime Rate Loans”

“Canadian Prime Rate Loans” shall mean any Loans or portion thereof denominated in Canadian Dollars and on which interest is payable based on the Canadian Prime Rate in accordance with the terms hereof.

42.“Canadian Reference Bank”

“Canadian Reference Bank” shall mean The Bank of Nova Scotia, or its successors and assigns, or such other bank as the Administrative Agent may from time to time designate in writing.

43.“Capital Expenditures”

“Capital Expenditures” shall mean, for any fiscal period, any amounts accruing or paid in respect of any purchase or other acquisition for value of capital assets, and for greater certainty, excludes the value of any trade-in exchanged on such purchase and acquisition and amounts expended in respect of (i) the normal repair and maintenance of capital assets in the ordinary course of business,
(ii)repair or replacement of capital assets the payment for which is funded by insurance proceeds,
(iii)any other business acquisition, (iv) capital lease payments or (v) Growth Capital Expenditures.

44.“Cash Equivalents” “Cash Equivalents” means:
(a)U.S. dollars or Canadian dollars;

(b)securities issued or directly and fully guaranteed or insured by the United States Government or Canada or any agency or instrumentality of the United States of America or Canada (provided that the full faith and credit of the United States of America or Canada, as applicable, is pledged in support thereof);

(c)marketable general obligations issued by any state of the United States of America or any province or territory of Canada or any political subdivision thereof or any public instrumentality thereof which at the time of acquisition have a credit rating of “A” or better from S&P, “A2” or better from Moody’s or “A” or better from DBRS;

(d)certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances issued by any commercial bank or Canadian chartered bank (x) the long-term debt of which is rated at the time of acquisition thereof at least “A” (or the equivalent thereof) by S&P, “A2” (or the equivalent thereof) by Moody’s or “A” by DBRS or (y) the short term commercial paper of such commercial bank or its parent company or Canadian chartered bank is rated at the time of acquisition thereof at least “A-1” (or the equivalent thereof) by S&P or “P-1” (or the equivalent thereof) by Moody’s or R-1 (middle) by DBRS;

(e)repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b), (c) and (d) above, entered into with any bank meeting the qualifications specified in clause (d) above;

(f)commercial paper rated at the time of acquisition thereof at least “A-1” (or the equivalent thereof) by S&P or “P-1” (or the equivalent thereof) by Moody’s or R- 1 (middle) by DBRS, or carrying an equivalent rating by a nationally recognized statistical rating organization, if any of such rating agencies cease publishing ratings of investments;

(g)interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (a) through (f) above; and

(h)money market funds that are rated at the time of acquisition thereof “AAA” by S&P or “Aaa” by Moody’s or “AAA” by DBRS, and have portfolio assets of at least US$5.0 billion.

45.“CCAA”

“CCAA” shall mean the Companies’ Creditors Arrangement Act (Canada), as amended, supplemented, restated and superseded, in whole or part, from time to time.

46.“CDOR Rate”

“CDOR Rate” shall mean, on any day, the greater of: (1) the annual rate of interest which is the rate based on an average 30 day rate applicable to Canadian Dollar bankers’ acceptances appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc., definitions, as modified and amended from time to time) as of 10:00 a.m. Eastern Standard Time on such day; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the 30 day rate applicable in Canadian Dollar bankers’ acceptances quoted by BNS as of 10:00 a.m. on such day, and (2) zero.

47.“Change in Law”

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:
(a) the adoption or taking effect of any Applicable Law, (b) any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority or
(c) the making or issuance of any Applicable Law by any Governmental Authority.

48.“Change of Control”

“Change of Control” means if any person, excluding existing holders of such Equity Interests, acquires, directly or indirectly, alone or in concert with other persons within the meaning of the Securities Act (Ontario), over a period of time or at any one time, Equity Interests of a person aggregating in excess of 50% of all of the issued and outstanding Voting Equity Interests; provided that the Borrower shall cause any new shareholder of each Operating Company to provide to the Administrative Agent a pledge of all of such shareholder’s shares in the capital of such Operating Company promptly upon becoming a shareholder.

49.“Closing Date”

“Closing Date” shall have the meaning attributed thereto in Section 6.1(h).

50.“CME”

“CME” means Chicago Mercantile Exchange or any successor thereto.

51.“CME Grains”

“GME Grains” shall mean CME grains including crushed soybeans and food grade soybeans.

52.“Collateral”

“Collateral” shall mean, collectively, Collateral as such term is defined in the General Security Agreements.

53.“Collection Account”

“Collection Account” has the meaning ascribed thereto in Section 7.3(a).

54.“Commitment”

“Commitment” means, as to any Lender, the aggregate commitment of such Lender to make Loans hereunder, and as to all Lenders, the aggregate commitment of all Lenders to make Loans hereunder, as such amounts may be adjusted, if at all, from time to time in accordance with this Agreement. As of the date hereof, the Commitment of each Lender is set out in Exhibit E attached hereto.

55.“Credit Enhanced Accounts”

“Credit Enhanced Accounts” shall mean any Account the payment of which is assured by any credit agency or public or private insurer or by any Investment Grade letter of credit.

56.“DBRS”

“DBRS” means DBRS Limited.

57.“Debt”

“Debt” shall mean all combined consolidated indebtedness (in accordance with GAAP) of an Operating Company not considered by the Administrative Agent to be equity, and shall exclude accounts payable and accrued liabilities, operating leases, deferred taxes and Subordinated Debt.

58.“Default”

“Default” means any event or condition that constitutes an Event of Default or that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.

59.“EBITDA”

“EBITDA” shall mean, with respect to any period, an amount equal to the combined consolidated net income of each Operating Company for such period determined in accordance with GAAP, plus or minus, to the extent deducted or added, respectively, in determining such net income for such period, without duplication:

(a)depreciation and amortization;

(b)Interest Expense;

(c)dividend and interest income;

(d)gains or losses as disclosed on the unaudited financial statements and the annual audited financial statements relating to extraordinary, non-recurring items or unusual items;

(e)taxes for such period;

(f)non-cash expenses resulting from employee or management compensation, including stock options;

(g)amortization of financing costs; and

(h)foreign exchange translation adjustments.

Provided that, to the extent that there are differences in the timing of the recognition of foreign exchange gains from the recognition of foreign exchange losses on the dry bean business, EBITDA will be adjusted by the amount of the timing difference.

60.“Eligible Accounts”

“Eligible Accounts” shall mean Accounts created by an Operating Company which satisfy the following criteria:

(a)such Accounts arise from the actual and bona fide sale and delivery of goods by an Operating Company or rendition of services by an Operating Company in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b)such Accounts are not unpaid more than sixty (60) days after the due date (thirty
(30) days for the affiliated Accounts referenced in paragraph (i)) or ninety (90) days (sixty (60) days for the affiliated Accounts referenced in paragraph (i) and one hundred and twenty (120) days for Heinz (and its affiliates) Accounts and any other Accounts which Agent may approve from time to time at its discretion) after the date of the original invoice for them; for greater certainty, the Administrative Agent shall consider such other extended dating deemed reasonable by the Administrative Agent for the Borrower’s dating programs (including, for example, wholesale chemicals and purchase money security interests);

(c)such Accounts comply with the terms and conditions contained in Section 8.2(c) of this Agreement;

(d)such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

(e)(i) the chief executive office of the account debtor with respect to such Accounts is located in Canada, the United States or the United Kingdom, (ii) the Account is Investment Grade or a Credit Enhanced Account or (iii) the Account is a Foreign Account but not Investment Grade or a Credit Enhanced Account and (A) the account debtor of such Foreign Account has delivered to an Operating Company an irrevocable letter of credit issued or confirmed by a bank that is Investment Grade or otherwise satisfactory to the Administrative Agent, acting reasonably, payable in the currency in which the Account is denominated, sufficient to cover such Foreign Account, in form and substance satisfactory to the Administrative Agent, acting reasonably and, if required by the Administrative Agent, the original of such letter of credit has been delivered to the Administrative Agent or the Administrative Agent’s agent and the issuer thereof has been notified of the assignment of the proceeds of such letter of credit to the Administrative Agent, or
(B) such Foreign Account is subject to credit insurance payable to the Administrative Agent issued by an insurer and on terms and in an amount acceptable to Required Lenders, or (C) such Account is otherwise acceptable in all respects to the Administrative Agent (subject to such Revolving Loans Borrowing Base with respect thereto as the Administrative Agent may determine);

(f)such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if the Administrative Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to the Administrative Agent, acting reasonably, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

(g)the account debtor with respect to such Accounts has not asserted a counterclaim, defence or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by an Operating Company to such account debtor or claimed owed by such account debtor shall be deemed Eligible Accounts unless excluded by any other paragraph of this definition);

(h)such Accounts are subject to the first priority, valid and perfected security interest of the Administrative Agent, subject to Permitted Liens;

(i)neither the account debtor nor any senior officer of the account debtor with respect to such Accounts is a senior officer of or affiliated with an Operating Company directly or indirectly by virtue of family membership, ownership, control, management or otherwise; provided that, notwithstanding the foregoing, no Accounts owing by the Parent and its Affiliates shall be excluded from Eligible Accounts on the basis of this paragraph (i);

(j)the account debtors with respect to such Accounts are not the federal government of Canada or any foreign government or political subdivision, department, agency or instrumentality of any foreign government unless, upon the Administrative Agent’s request, the Financial Administration Act (Canada) or any similar foreign, state or local law, if applicable, has been complied with in a manner satisfactory to the Administrative Agent;

(k)such Accounts of a single account debtor or its Affiliates do not constitute more than twenty-five percent (25%) (fifty (50%) percent for Heinz (and its Affiliates)) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage shall be Eligible Accounts to the extent they otherwise satisfy the criteria for Eligible Accounts);

(l)such Accounts are not owed by an account debtor (other than Heinz (and its Affiliates)) who has Accounts unpaid more than sixty (60) days after the due date which constitute more than fifty percent (50%) of the total Accounts of such account debtor;

(m)such Accounts are owed by account debtors whose total indebtedness to the Borrower does not exceed the credit limit with respect to such account debtors as determined by the Borrower from time to time (but the portion of the Accounts not in excess of such credit limit shall be Eligible Accounts to the extent they otherwise satisfy the criteria for Eligible Accounts);

(n)such Accounts are owed by account debtors deemed creditworthy at all times by the Administrative Agent, as determined by the Administrative Agent; and

(o)such Accounts conform with all representations and covenants herein in all material respects.

General criteria for Eligible Accounts may be established and revised from time to time by the Administrative Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

61.“Eligible Assignee”

“Eligible Assignee” means any Person (other than a natural person, any Obligor or any Affiliate of an Obligor), in respect of which any consent that is required by Section 14.3(b) has been obtained and any Person in respect of which no consent is required by Section 14.3(b).

62.“Eligible Inventory”

“Eligible Inventory” shall mean Inventory, in all cases which are acceptable to the Administrative Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) spare parts for Inventory; (b) Inventory subject to a security interest, hypothec or lien in favour of any person other than the Administrative Agent that is not a Permitted Lien; (c) Inventory which is not subject to the first priority, valid and perfected security interest, lien or hypothec of the Administrative Agent, subject to Permitted Liens; (d) Inventory located outside of Canada, the United States and the United Kingdom; or (e) Inventory that does not conform with all representations and covenants herein in all material respects; or (f) Inventory located in Minnesota unless that Inventory is cereal grain, course seed grain or dry edible beans. General criteria for Eligible Inventory may be established and revised from time to time by the Administrative Agent provided that the Borrower has received prior written notice of such general criteria. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

63.“Environmental Laws”

“Environmental Laws” shall mean with respect to any Person all Applicable Law relating to health, safety, hazardous, dangerous or toxic substances, waste or material, pollution and environmental matters, as now or at any time hereafter in effect, applicable to such Person and/or its business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

64.“Eligible Machinery and Equipment”

“Eligible Machinery and Equipment” shall mean machinery and equipment owned by an Obligor that is: (a) in the exclusive possession of an Obligor at a location that is either owned by an Obligor or leased by an Obligor under a lease that is in good standing; (b) subject to a first priority lien in favour of the Administrative Agent and free and clear of any other Lien that is not a Permitted Lien (excluding any Lien defined in clause (e) of that definition); (c) used currently in the business operations of an Obligor, (d) is not obsolete, (e) is operable, (f) is not subject to any lease or financing arrangement, (g) is not a fixture and has not become affixed to any real estate, and (h) has been accepted by the Administrative Agent, in writing, as eligible machinery and equipment following the receipt by the Administrative Agent of a recent appraisal of such machinery and equipment on terms and in a form satisfactory to the Administrative Agent.

65.“Eligible Real Estate Collateral”

“Eligible Real Estate Collateral” shall mean (1) in respect of real property owned in fee simple by the Borrower or an Obligor as of the date of this Agreement, and included within the Revolving Loans Borrowing Base at or below an aggregate value of $35 million, real property in respect of which: (a) the Administrative Agent has given written consent to the acceptance of such real estate as Eligible Real Estate Collateral following the receipt of a current appraisal satisfactory to the Administrative Agent, (b) the Administrative Agent has received on behalf of the Lenders a charge or mortgage on terms acceptable to the Administrative Agent ranking in first position and subject only to such encumbrances on title as the Administrative Agent in its sole discretion may accept, and (c) is not subject to any expected present or future claim under Environmental Laws, as may be confirmed by such environmental reports as the Administrative Agent in its sole discretion may require, and (2) in respect of any real property not owned in fee simple by the Borrower or an Obligor as of the date of this Agreement, or the inclusion of which in the Revolving Loans Borrowing Base results in an aggregate inclusion for Eligible Real Estate Collateral in excess of
$35 million, shall be a property in respect of which (a) all Lenders have given their written consent to the acceptance of such real estate as Eligible Real Estate Collateral following the receipt of an appraisal satisfactory to all Lenders, (b) the Administrative Agent has received on behalf of the Lenders a charge or mortgage on terms acceptable to the Administrative Agent ranking in first position and subject only to such encumbrances on title as the Administrative Agent in its sole discretion may accept, and (c) is not subject to any expected present or future claim under Environmental Laws, as may be confirmed by such environmental reports as the Administrative Agent in its sole discretion may require.

66.“Equity”

“Equity” shall mean the combined consolidated shareholders’ equity of each Operating Company as reflected in the consolidated financial statements of each Operating Company, on a consistent basis in accordance with GAAP, plus the aggregate total amount of all Subordinated Debt.

67.“Equity Interests”

“Equity Interests” means (a) in respect of a corporation, shares in its capital stock (including common and preferred shares), (b) in respect of a general partnership or a limited partnership, any partnership interest therein and any interest in the income or capital of or distributions from such partnership, whether any such interest is denominated in units or not; (c) in respect of a trust, any beneficial interest therein or in the assets or income thereof, whether denominated in units or not; and (d) in respect of any other person, any similar or corresponding interest in its capital, assets or equity; and includes any right, warrant, option or other security conferring a right to acquire any of the foregoing.

68.“Equivalent Amount”

“Equivalent Amount” in one currency on any day means the amount of that currency into which a specified amount of another currency can be converted at the Spot Rate (or if such rate is not available, such other rate as Lenders may determine to fairly reflect the prevailing foreign exchange equivalent of that currency).

69.“Erroneous Payment” has the meaning assigned to it in Section 11.16(a).

70.“Erroneous Payment Notice” has the meaning assigned to it in Section 11.16(b).

71.“Event of Default”

“Event of Default” shall mean the occurrence or existence of any event or condition described in Section 12.1 hereof.

72.“Excess Availability”

“Excess Availability” shall mean the Canadian Dollar Amount, as determined by the Administrative Agent, calculated at any time, equal to: (a) the lesser of: (i) the amount of the Revolving Loans available to the Borrower as of such time based on the Revolving Loans Borrowing Base formula, as determined by the Administrative Agent, and subject to the sub-limits and Availability Reserves from time to time established by the Administrative Agent hereunder, and (ii) the Maximum Revolver Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Revolving Loans, plus (ii) the aggregate amount of the Priority Payables Reserve and, for the purposes of determining Excess Availability on closing only, past due trade payables of each Operating Company as of such time.

73.“Excluded Taxes”

“Excluded Taxes” means, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder,
(a) taxes imposed on or measured by its capital, net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction in which Lender is located and (c) in the case of a Foreign Lender (other than (i) an assignee pursuant to a request by the Borrower under Section 14.3(b), (ii) an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax), any withholding tax that (A) is imposed or assessed in respect of a Loan that was made on the premise that an exemption from such withholding tax would be available where the exemption is subsequently determined, or alleged by a taxing authority, not to be available and (B) is required by Applicable Law to be withheld or paid in respect of any amount payable hereunder or under any Financing Agreement to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.2(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 5.2(e). For greater certainty, for purposes of item (c) above, a withholding tax includes any Tax that a Foreign Lender is required to pay pursuant to Part XIII of the Income Tax Act (Canada) or any successor provision thereto.

74.“Fair Market Value”

“Fair Market Value” shall mean with respect to any real property at any time the Canadian Dollar Amount of the value of such property if sold within a reasonable period of time by a willing seller to a willing and informed buyer on an arms length basis as determined by a current appraisal (conducted by an independent appraiser satisfactory to Required Lenders acting reasonably) net of all selling expenses and liens against such property ranking or capable of ranking senior to or pari passu with the financing arrangements against such property that secure the Obligations.

75.“Financing Agreements”

“Financing Agreements” shall mean, collectively, this Agreement, the General Security Agreements, the Mortgages, pledge agreements and all notes, assignments, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

76.“Fixed Charge Coverage Ratio”

“Fixed Charge Coverage Ratio” shall mean the ratio of (a) EBITDA less unfinanced Capital Expenditures, taxes payable and distributions to shareholders (minus distributions to shareholders re-invested in the Operating Companies) of the Operating Companies (excluding items deducted in computing EBITDA) divided by (b) Fixed Charges. For the purposes of this definition, “unfinanced Capital Expenditures” shall mean Capital Expenditures (other than Growth Capital Expenditures) which have not been financed by the issuance of any debt (including by way of a capital lease), equity or the net proceeds of the sale of any capital assets or of any insurance proceeds compensating for loss of or damage to capital assets; provided that any equity or Subordinated Debt contribution by transfer to a Blocked Account shall increase the numerator of the Fixed Charge Coverage Ratio.

77.“Fixed Charges”

“Fixed Charges” shall mean, for any fiscal period of the Operating Companies, on a combined consolidated basis, without duplication, payments of principal during the applicable period with respect to all indebtedness for borrowed money (excluding for greater certainty the payment of principal in respect of the Refinancing), plus payments of principal during the applicable period with respect to all capital lease obligations, plus payments of cash interest during the applicable period with respect to all indebtedness for borrowed money, including capital lease obligations, plus payments made in respect of Pension Plans in excess of expenses relating to the Pension Plans, minus the amount of any interest payments on Subordinated Debt re-invested in the Operating Companies. For greater certainty, any payments (other than interest payments) on account of the Revolving Loans shall not constitute a component of Fixed Charges.

78.“Forced Sale Value”

“Forced Sale Value” shall mean with respect to any real property at any time the Canadian Dollar Amount of the value of such property determined pursuant to a current appraisal (conducted by an independent appraiser satisfactory to Required Lenders acting reasonably) on a short term forced sale basis, net of selling expenses and the amount of all liens against such property ranking or capable of ranking senior to or pari passu with the financing arrangements against such property that secure the Obligations.

79.“Foreign Account”

“Foreign Account” means an Account owing by a person whose chief executive office is located outside of Canada, the United States of America and the United Kingdom and which is formed under the laws of a jurisdiction other than the United States of America and the United Kingdom.

80.“Foreign Lender”

“Foreign Lender” means any Lender that is not organized under the laws of the jurisdiction in which Borrower is resident for tax purposes and that is not otherwise considered or deemed in respect of any amount payable to it hereunder or under any Financing Agreement to be resident for income tax or withholding tax purposes in the jurisdiction in which Borrower is resident for tax purposes by application of the laws of that jurisdiction. For purposes of this definition Canada and each Province and Territory thereof shall be deemed to constitute a single jurisdiction and the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

81.“Fund”

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

82.“Funding Bank”

“Funding Bank” has the meaning ascribed thereto in Section 5.1(a) hereof.

83.“GAAP”

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

Standards Board (or agencies with similar functions of comparable stature and authority within the US accounting profession), which are applicable to the circumstances as of the date of determination.

84.“General Security Agreements”

“General Security Agreements” shall mean the general security agreements and hypothecs (if applicable) given by Obligors in favour of the Administrative Agent in respect of the Obligations.

85.“Governmental Authority”

“Governmental Authority” means the Government of Canada or any other nation, or of any political subdivision thereof, whether provincial, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

86.“Growth Capital Expenditures”

“Growth Capital Expenditures” shall mean, for any fiscal period, any amounts paid in respect of any purchase or other acquisition for value of capital assets which have been designated by the Borrower in writing, and acknowledged by the Administrative Agent in writing, as related to Growth Capital Expenditures, provided that (a) such excluded amounts shall not exceed
$5,000,000 in any twelve (12) month period, and (b) Excess Availability exceeds $23,000,000 after giving effect to such payment.

87.“Hazardous Materials”

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

88.“Hybrid Debt”

“Hybrid Debt” means, the indebtedness owing by the Borrower to Avrio Subordinated Debt Limited Partnership and Fifth Third Bank, Canada Branch.

89.“Indemnified Liabilities”

“Indemnified Liabilities” has the meanings ascribed thereto in Section 5.6 hereof.

90.“Indemnified Parties”

“Indemnified Parties” has the meaning ascribed thereto in Section 5.6(a) hereof.

91.“Indemnified Taxes”

“Indemnified Taxes” means Taxes other than Excluded Taxes.

92.“Information Certificate”

“Information Certificate” shall mean the Information Certificate of the Borrower constituting Exhibit C hereto containing material information with respect to each Operating Company, its business and assets provided by the Borrower to the Administrative Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

93.“Intellectual Property”

“Intellectual Property” shall mean all issued patents and patent applications, industrial design registrations, trade-marks, registrations and applications therefor, trade-names and styles, logos, copyright registrations and applications therefor which are owned by or licensed to an Operating Company and used in or necessary to the operation of its business.

94.“Interest Expense”

“Interest Expense” shall mean the combined consolidated interest expense of each Operating Company for such period, as determined by GAAP.

95.“Interest Period”

“Interest Period” shall mean:

(a)for BA Advance, a period of approximately thirty (30), sixty (60) or ninety (90) days duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the bankers’ acceptances market;and

(b)with respect to any particular SOFR Loan, the period commencing on the date on which such SOFR Loan is advanced or continued or another Loan is converted into such SOFR Loan, as applicable, and ending on the date that is one, three or six months thereafter (each month being a period of 30 days for purposes of this definition and in each case subject to the availability thereof), as elected by the Borrower in its notice requesting a drawdown;

provided, that, in either case, Borrower may not elect an Interest Period which will end after the last day of the current term of this Agreement.

96.“Interest Rate”

“Interest Rate” shall mean the interest rate based on the following performance grids:

Revolving Loans

Performance Tier	Fixed Charge Coverage Ratio at time of calculation	For Canadian Prime Rate Loans or US Prime Rate Loans, as applicable: Canadian Prime Rate or US Prime Rate, as applicable, plus	For BA Advances or SOFR Loans, as applicable: BA Rate or Adjusted Term SOFR plus	Unused Line Fee
Tier I	Equal to or greater than 1.50	0.00%	1.25%	0.200%
Tier II	Equal to or greater than 1.00 but less than 1.50	0.25%	1.50%	0.225%
Tier III	Less than 1.00	0.50%	1.75%	0.250%

provided that, the Interest Rate shall mean the applicable rate described above plus two percent (2%) per annum, at Lenders’ option, (a) on non-contingent Obligations (i) for the period on and after the Maturity Date or the date upon which a Notice of Termination is delivered by the Administrative Agent until such time as Lenders have received full and final payment of all such Obligations and (ii) for the period from and after the date the Administrative Agent notifies Borrower that an Event of Default has occurred and is continuing and that the Required Lenders have elected to increase the interest rate payable hereunder by two percent (2%) per annum and continuing for so long as such Event of Default is continuing and (b) on the Revolving Loans outstanding in excess of the amounts available to the Borrower under Section 2.1 hereof (whether or not such excess(es) arise or are made with or without Lenders knowledge or consent and whether made before or after an Event of Default), if such excess shall remain outstanding for a period of three (3) Business Days after a demand is made on Borrower by the Administrative Agent for payment thereof, provided that if such excess remains outstanding for a period of more than three
(3) Business Days after such demand, such rate increase would apply retroactively to the date that the condition triggering the rate increase (as noted above) was first satisfied.

And provided further that (A) changes in the applicable Interest Rate shall be effective as of the first day of the calendar month next following the relevant date that the Borrower delivers a compliance certificate pursuant to Section 10.6(d) of this Agreement (but, with respect to Bankers’ Acceptances and SOFR Loans which are outstanding on such day, changes in the Interest Rate shall be effective when they are rolled over or converted) and (B) changes in the Interest Rate shall apply, as at the effective dates of such changes, to Loans outstanding on such dates, but only for those portions of the terms of such Loans after the effective date of such changes, as provided above.

97.“Inventory”

“Inventory” means inventory of each Operating Company as defined under the PPSA.

98.“Investment Grade”

“Investment Grade” means a debt security, Account or other instrument that is rated at least a credit rating of “BBB-” or “Baa3” from S&P, Moody’s or DBRS, or which is issued by a person whose senior, unsecured, non-credit enhanced long-term debt is so rated.

99.“ISDA Definitions”

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

100.“Loans”

“Loans” shall mean any extension of credit by a Lender under this Agreement, including without limitation the Revolving Loans.

101.“Material Adverse Change”

“Material Adverse Change” means any material adverse change in:

(c)the business, financial condition, operations, assets or properties of the Obligors, taken as a whole, which would reasonably be expected to adversely affect the ability of the Borrower to repay the Obligations; or

(d)the validity or enforceability of this Agreement or any other Financing Agreement; or

(e)the rights and remedies of the Administrative Agent and the Lenders under this Agreement or any other Financing Agreement taken as a whole.

102.“Maturity Date”

“Maturity Date” means June 26, 2026, subject to earlier termination or acceleration in accordance with the terms herein.

103.“Maximum Credit”

“Maximum Credit” shall mean the amount of $281,875,000, plus the amount of each increase therein under the accordion described in Section 2.12, if applicable.

104.“Maximum Revolver Credit”

“Maximum Revolver Credit” shall mean the Maximum Credit hereunder.

105.“Moodys”

“Moodys” means Moody’s Investor Services Inc.

106.“Mortgages”

“Mortgages” means each collateral mortgage in favour of the Administrative Agent, registered against each of the real properties owned by each Obligor included in the Eligible Real Estate Collateral.

107.“Net Amount of Eligible Accounts”

“Net Amount of Eligible Accounts” shall mean the gross Canadian Dollar Amount of Eligible Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts.

108.“Net Forced Liquidation Value”

“Net Forced Liquidation Value” shall mean with respect to personal property at any time, the Canadian Dollar Amount of the gross liquidation value of such property, on a forced sale basis, determined pursuant to a current appraisal (conducted by an independent appraiser satisfactory to Required Lenders acting reasonably) net of (a) liquidation expenses as estimated by Administrative Agent in its sole discretion and (b) the amount of all liens (except liens granted to Administrative Agent) against such property ranking or capable of ranking senior to or pari passu with the financing arrangements against such property that secure the Obligations.

109.“Net Orderly Liquidation Value”

“Net Orderly Liquidation Value” shall mean with respect to any real or personal property at any time, the Canadian Dollar Amount of the gross orderly liquidation value of such property determined pursuant to a current appraisal (conducted by an independent appraiser satisfactory to Required Lenders acting reasonably) net of (a) liquidation expenses as estimated by the Administrative Agent in its sole discretion and (b) the amount of all liens (except liens granted to the Administrative Agent) against such property ranking or capable of ranking senior to or pari passu with the financing arrangements against such property that secure the Obligations.

110.“Notice of Termination”

Notice of Termination has the meaning given to such term in Section 12.2(b).

111.“Obligations”

“Obligations” shall mean any and all Revolving Loans, and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor to the Administrative Agent, Lenders and/or their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement, the other Financing Agreements or the Ancillary Facilities, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any proceeding with respect to any Obligor under the BIA, the CCAA, or any similar statute in any jurisdiction (including the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding, whether or not such amounts are allowed or allowable in whole or in part in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by the Administrative Agent or Lenders or their Affiliates.

112.“Obligor”

“Obligor” shall mean Borrower and any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations. As of the date hereof, the only Obligors are the Operating Companies. For greater certainty, any future subsidiary of Borrower shall be required to be an Obligor.

113.“Operating Company”

“Operating Company” means Borrower or Thompsons US, as the context requires, and “Operating Companies” means both of them.

114.“Other Taxes”

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Financing Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Financing Agreement.

115.“Parent”

“Parent” means The Andersons, Inc., and its successors and assigns.

116.“Participant”

“Participant” has the meaning assigned to such term in Section 14.3(d).

117.“Patriot Act”

“Patriot Act” means the USA Patriot Act (P.L. 107-56, 115 Stat. 272 (2001)).

118.“Payment Account”

“Payment Account” shall have the meaning set forth in Section 7.3(a) hereof.

119.“Pension Plans”

“Pension Plans” shall mean all benefit plans providing pensions, superannuation benefits or retirement savings, including pension plans, top up pensions or supplemental pensions, “registered retirement savings plans” (as defined in the Income Tax Act (Canada)), “registered pension plans” (as defined in the Income Tax Act (Canada)) and “retirement compensation arrangements” (as defined in the Income Tax Act (Canada)) which an Operating Company sponsors or administers or into which an Operating Company makes contributions.

120.“Permitted Acquisitions”

“Permitted Acquisitions” shall mean any acquisition by the Borrower that satisfies each of the following criteria:

(a)the business, assets or division acquired is engaged in the distribution of agricultural products;

(b)immediately before or after such acquisition no Event of Default shall exist;

(c)such acquisition is non-hostile;

(d)the net cash consideration paid in respect of such acquisition does not exceed
$10,000,000; and

(e)prior to such acquisition, the Borrower shall provide the Administrative Agent with each of the following:

(i)an acquisition summary in reasonable detail describing each of the operations, financial performance for the prior 12 months, acquisition terms and integration plan; and

(ii)revised forecast demonstrating Excess Availability following such acquisition to remain in excess of $20,000,000 and that the Borrower would remain in compliance with the financial covenant in Section 10.13.

121.“Periodic Term SOFR Determination Day”

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

122.“Permitted Debt”

“Permitted Debt” means (a) the Obligations; (b) trade obligations, taxes, governmental duties and charges and normal accruals in the ordinary course of business not past due, or with respect to which an Operating Company is contesting the amount or validity thereof by appropriate proceedings diligently pursued and available to such Operating Company, and with respect to which adequate reserves (to the extent required in accordance with GAAP) have been set aside on its books; (c) purchase money indebtedness (including capital leases and excluding, for greater certainty, the lease relating to the Borrower’s main office premises) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement, or if such purchase money indebtedness (including capital leases) is secured, such indebtedness does not exceed in aggregate Cdn.$10,000,000; (d) Subordinated Debt, (e) the indebtedness set forth on Schedule 10.9 hereto and (f) indebtedness incurred in connection with Permitted Acquisitions.

123.“Permitted Disposition”

“Permitted Disposition” means sales or dispositions of inventory in the ordinary course of business and any of the following:

(a)a sale or disposition in the ordinary course of business and in accordance with sound industry practice of property that is obsolete, no longer used or useful for its intended purpose or is being replaced in the ordinary course of business;

(b)disposals of assets between Obligors;

(c)disposals of defaulted Accounts in order to realize on them in a commercially responsible manner;

(d)sales, exchanges and other dispositions of short term investments in securities in the ordinary course of business;

(e)close-outs and other early settlements of Swaps; and

(f)sales or dispositions of assets in addition to those permitted elsewhere in this definition provided that the gross sale proceeds and fair market value of the assets so sold or disposed of does not exceed Cdn.$5,000,000 in any fiscal year and the net proceeds from such sale or disposition are either reinvested in the business of the Borrower or paid to the Lenders.

For greater certainty, no sale or disposition by an Obligor of any Eligible Machinery and Equipment or Eligible Real Estate Collateral valued in excess of $5,000,000 shall constitute a Permitted Disposition without the prior written consent of Required Lenders.

124.“Permitted Liens”

“Permitted Liens” means (a) liens and security interests of Lenders under or pursuant to this Agreement and any other Financing Agreement; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested by appropriate proceedings diligently pursued and available to an Obligor and with respect to which adequate reserves (to the extent required in accordance with GAAP) have been set aside on its books; (c) non-consensual statutory deemed trusts and liens (other than liens securing the payment of taxes) arising in the ordinary course of an Obligor’s business to the extent: (i) such liens secure indebtedness which is not overdue or the validity of which is being contested by appropriate proceedings diligently pursued and available to an Obligor and with respect to which adequate reserves (to the extent required in accordance with GAAP) have been set aside in its books or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested by appropriate proceedings diligently pursued and available to an Obligor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves (to the extent required in accordance with GAAP) have been set aside on its books; (d) zoning restrictions, easements, minor title defects, encumbrances, licenses, covenants, rights reserved by Governmental Authorities, reservations of the Crown and other restrictions affecting the use of real property which do not interfere in any material respect with the ordinary conduct of the business of an Operating Company; (e) purchase money security interests in personal property (including capital leases) not to exceed the Canadian Dollar Amount of $5,000,000 in the aggregate at any time outstanding so long as such security interests do not apply to any property of an Operating Company other than the personal property so acquired, any insurance related thereto and proceeds thereof and the indebtedness secured thereby does not exceed the cost of the personal property or real estate so acquired, as the case may be; (f) security interests and liens over cash and/or investments permitted by Section 10.9(c) not comprising Collateral securing Swaps; (g) security given by the Borrower to a surety pursuant to a surety bond or indemnity agreement but only to the extent that such security secures indebtedness that only relates to a bond or indemnity agreement issued by a surety for a project and such security is limited to the specific assets of such project over assets that do not constitute Collateral; (h) any carrier’s, warehousemen’s, mechanic’s and construction and other liens arising by contract or operation of Applicable Law in the ordinary course of an Operating Company’s business in respect of obligations which are not overdue for a period in excess of thirty (30) days or which are being contested by appropriate proceedings diligently pursued; (i) deposits of cash or securities in connection with any appeal, review or contestation of any security or lien and any bonding arrangements made in the ordinary course of business to secure the performance of bids, tenders, contracts, leases, customs duties and other similar obligations; (j) banker’s liens and security interests, rights of combination of accounts or similar rights in the ordinary course of conducting day-to-day banking business in relation to deposit accounts or other funds maintained with a creditor depository institution; (k) liens and security interests in favour of securities intermediaries and clearing agencies relating to the operation of securities accounts and security entitlements credited thereto arising in the ordinary course of maintaining such securities accounts and acquiring, owning or disposing such security entitlements; (l) the reversionary interests of landlords under operating leases of real property;
(m) the tenancy rights of tenants under operating leases of real property; (n) the interests (including liens and security interests in the property leased and any insurance and proceeds related thereto) of lessors under operating leases of property; (o) such other liens and security interests securing such obligations as may be approved by the Required Lenders from time to time, (p) the security interests and liens set forth on Schedule 10.8 hereto; (q) security over any assets of the Obligors other than the Collateral securing Permitted Debt described in clause (f) of the definition of Permitted Debt; and (r) the replacement, extension or renewal of any lien or security interest referred to in this definition upon or in respect of the same property arising out of the extension, renewal or replacement of the indebtedness secured thereby (without increase in the amount thereof) (except to the extent that the Administrative Agent requires the discharge thereof prior to the advance of the initial Loans hereunder), provided that the Administrative Agent and Lenders may contest improperly registered security interests in the event such registered creditors attempt to realize on their security.

125.“Permitted Loan Repayments”

“Permitted Loan Repayments” as defined in Section 10.9(b)(i).

126.“Person” or “person”

“Person” or “person” shall mean any individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, unlimited liability company, business trust,

unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

127.“PPSA”

“PPSA” shall mean the Personal Property Security Act (Ontario), as amended, supplemented, restated and superseded, in whole or in part, from time to time, provided that, if the attachment, perfection or priority of the Administrative Agent’s security in respect of any Collateral is governed by the laws of any jurisdiction other than Ontario, PPSA shall mean those other laws for the purposes hereof relating to the attachment, perfection or priority.

128.“Pre-Adjustment Successor Rate” as defined in Section 5.10(a).

129.“Priority Payables Reserve”

“Priority Payables Reserve” shall mean, at any time, the full amount of the liabilities at such time which have a trust imposed to provide for payment or security interest, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Collateral under federal, provincial, state, county, municipal, or local law including, but not limited, to claims for unremitted and accelerated rents, taxes of any kinds including, without limitation, wages and vacation pay (including and subject to the provisions of the Wage Earner Protection Program Act (Canada)), workers’ compensation obligations, government royalties or pension fund obligations, together with the aggregate value, determined in accordance with GAAP, of all Eligible Inventory which the Administrative Agent determines is reasonably likely to be or become subject to a right of a supplier to recover possession thereof under any federal or provincial law, where such supplier’s right is reasonably likely to have priority over the security interests, liens or charges securing the Obligations including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Sections 81.1 or
81.2 of the BIA or similar legislation of any jurisdiction, any liability or potential liability of the Borrower arising from the application of Environmental Laws effecting any Eligible Real Estate Collateral, unless in each case Borrower has provided evidence satisfactory to the Administrative Agent, acting reasonably, that such supplier is not entitled to such priority or the Borrower has established adequate reserves (to the extent required in accordance with GAAP) in its books with respect to any or all such items; and “Priority Payable” means a claim included in the Priority Payable Reserve.

130.“Pro Rata Share” “Pro Rata Share” shall mean:
(a)at any particular time with respect to a particular Lender and referable to a particular Loan, the ratio of the individual Commitment of such Lender with respect to such Loan at such time to the aggregate of the individual Commitments of all of the Lenders with respect to such Loan at such time, or

(b)at any particular time with respect to a particular Lender but not referable to a particular Loan, the ratio of the aggregate of the individual Commitments of such Lender with respect to all Loans (expressed as Canadian Dollars) at such time to the aggregate of the individual Commitments of all of Lenders with respect to all Loans (expressed as Canadian Dollars) at such time, or

(c)after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), with respect to all the Obligations owed by the Borrower to the Lenders, the percentage of the Obligations of the Borrower to the Lenders, determined by dividing the amount of the Obligations owed to such Lender by the aggregate of all of the then outstanding Obligations owed by the Borrower to all of the Lenders (which for greater certainty, shall include all Obligations under the Ancillary Facilities owed by the Borrower to the Lenders and to Persons who ceased to be Lenders hereunder after entering into such Ancillary Facilities).

131.“Proceeds of Crime Act”

“Proceeds of Crime Act” shall mean the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

132.“Receiver”

“Receiver” shall have the meaning ascribed thereto in Section 12.2(e) hereof.

133.“Records”

“Records” shall mean all of the Borrower’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Borrower with respect to the foregoing maintained with or by any other person).

134.“Refinancing”

“Refinancing” shall have the meaning ascribed thereto in Section 7.6 hereof.

135.“

136.“Related Parties”

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors and senior officers of such Person and of such Person’s Affiliates.

137.“Relevant Governmental Body”

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System of the United States or the Federal Reserve Bank of New York, or any successor thereto.

138.“Required Lenders”

“Required Lenders” means Lenders having 66 2/3% or more of the Commitments of all Lenders or, if the Commitments have been terminated, Lenders having 66 2/3% or more of the aggregate outstanding amount of the Loans; provided that, in any event, Required Lenders shall include not less than two (2) Lenders.

139.“Revolving Loans”

“Revolving Loans” shall mean Canadian Prime Rate Loans, US Prime Rate Loans, BA Advances and/or SOFR Loans as the case may be, now or hereafter made by Lenders to or for the benefit of the Borrower on a revolving basis (involving advances, repayments and re-advances) as set forth in Section 2.1 hereof. For greater certainty, Revolving Loans shall include the Swingline Loan.

140.“Revolving Loans Borrowing Base”

“Revolving Loans Borrowing Base” shall have the meaning attributed thereto in Section 2.1(a).

141.“Revolving Parent Loans”

“Revolving Parent Loans” means indebtedness incurred by the Borrower in connection with loans made from time to time by the Parent or a successor and assign of the Parent or a wholly owned affiliate of the Parent, in each case provided that the Lender under such loan has provided a subordination of both the repayment and enforcement in favour of the Lender’s terms and in a form satisfactory to the Administrative Agent.

142.“S&P”

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc.

143.“Sanctions”

“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures imposed, administered or enforced by a Sanctions Authority.

144.“Sanctions Authority”

“Sanctions Authority” means any one or a combination of:

(a)the United Nations;

(b)the United States of America;

(c)Canada;

(d)the United Kingdom and each other respective member of the European Union; and

(e)the governments and official institutions or agencies of any of paragraphs (a) to (d)

above, including the Security Council of the United Nations, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United States Department of State, Global Affairs Canada and Her Majesty’s Treasury of the United Kingdom.

145.“Sanctioned Person”

“Sanctioned Person” means a Person that is, or is directly or indirectly owned or controlled by, a Person or Persons listed, designated or sanctioned under any Sanctions.

146.“Senior Financial Officer”

“Senior Financial Officer” means the chief financial officer, vice-president finance, vice-president financial reporting and compliance, the treasurer or the controller of the Borrower or any person designated by any such officer.

147.“SOFR”

“SOFR” means, with respect to any calendar day, a rate per annum equal to the secured overnight financing rate published by the SOFR Administrator on the next succeeding Business Day.

148.“SOFR Administrator”

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

149.“SOFR Loan”

“SOFR Loan” shall mean any Revolving Loans or portion thereof denominated in US Dollars on which interest is payable based on the Term SOFR in accordance with the terms hereof.

150.“Spot Rate”

“Spot Rate” shall mean, with respect to a currency, the rate quoted by the Canadian Reference Bank as the spot rate for the purchase by the Canadian Reference Bank of such currency with another currency at approximately 11:00 a.m. (Toronto time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made.

151.“Subordinated Debt”

“Subordinated Debt” means, without duplication, indebtedness for borrowed money incurred, assumed or guaranteed by an Operating Company which:

(a)matures after the Maturity Date;

(b)is expressly postponed and subordinated in right of payment to the indebtedness of such Operating Company to the Lenders pursuant to a postponement and subordination agreement in form and substance acceptable to the Required Lenders, acting reasonably (which agreement may contain reasonable standstill provisions satisfactory to the Required Lenders);

(c)expressly provides that no payment of principal, interest or premium may be made if an Event of Default exists or is reasonably expected to occur under this Agreement as a result of such payment;

(d)is not subject to covenants (except for terms relating to interest rates, original issue discount and underwriting and other fees) or events of default which are more restrictive on Borrower in any material respect than those provided for in this Agreement;

(e)is advanced by an Affiliate of the Operating Companies; and

(f)does not exceed, in the aggregate, $60,000,000.

152.“Subsidiaries”

“Subsidiaries” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority (50%) of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person and one or more Subsidiaries of such Person.

153.“Swaps”

“Swaps” means any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, forward sale, exchange traded futures contract or any other similar transaction (including any option with respect to any of these transactions or any combination of these transactions).

154.“Swingline Facility”

“Swingline Facility” shall have the meaning attributed thereto in Section 2.3(a).

155.“Swingline Lender”

“Swingline Lender” shall mean Scotiabank Asset Finance, a division of The Bank of Nova Scotia, or such other Lender as may provide the Swingline Facility from time to time. For greater certainty, the “Swingline Lender” shall constitute a “Lender” for all purposes of this Agreement unless otherwise noted.

156.“Swingline Loan”

“Swingline Loan” shall have the meaning attributed thereto in Section 2.3(b).

157.“Taxes”

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

158.“Term SOFR Administrator”

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

159.“Term SOFR”

“Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Days for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding
U.S. Government Securities Business Days is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. If Term SOFR determined as provided above shall ever be less than zero percent (0%), then Term SOFR shall be deemed to be zero percent (0%).

160.“Term SOFR Reference Rate”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

161."Unadjusted Benchmark Replacement"

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

162.“U.S. Government Securities Business Day”

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

163.“Thompsons US”

“Thompsons US” means Thompsons USA Limited, and its successors and permitted assigns.

164.“Trigger Event”

“Trigger Event” shall mean that Excess Availability as reported in any Borrowing Base Certificate is less than $20,000,000. A Trigger Event shall be deemed to no longer exist or continue and to have been waived in the event that Excess Availability disclosed in any two (2) successive Borrowing Base Certificates for any following two (2) month period exceeds $20,000,000.

165.“US Prime Rate”

“US Prime Rate” shall mean the greater of (1) the rate announced by The Bank of Nova Scotia, or its successors, from time to time as its base rate in effect for US Dollar loans made by The Bank of Nova Scotia in Canada, whether or not such announced rate is the best rate available at such bank, and (2) zero.

166.“US Prime Rate Loans”

“US Prime Rate Loans” shall mean any Loan or portion thereof denominated in US Dollars and on which interest is payable based on the US Prime Rate in accordance with the terms hereof.

167.“Voting Equity Interests”

“Voting Equity Interests” means capital stock of any class of any corporation or other Equity Interests of any other person which carries voting rights to elect the board of directors (or in respect of a person other than a corporation, other persons performing similar functions, including the control, management or direction of such person) under any circumstances.

Exhibit B Representations and Warranties

1.Corporate Existence, Power and Authority; Subsidiaries

Each Obligor is a corporation duly incorporated, validly existing and duly organized under the laws of its jurisdiction of incorporation and is duly qualified or registered as a foreign or extra- provincial corporation in all provinces, states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within and each Obligor’s corporate powers, have been duly authorized and are not in contravention of Applicable Law or the terms of such Obligor’s certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Obligor is a party or by which such Obligor or its property are bound where such contravention of such indenture, agreement or undertaking would result in a Material Adverse Change. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Obligor, as applicable, enforceable in accordance with their respective terms, except as enforceability may be limited by general principles of equity and bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by moratorium laws from time to time in effect. Neither Operating Company has any Subsidiaries except as set forth on Borrower’s Information Certificate.

2.Financial Statements; No Material Adverse Change

All financial statements relating to an Operating Company (on a consolidated basis) which have been or may hereafter be delivered by an Operating Company to the Administrative Agent have been prepared in accordance with GAAP and fairly present the financial condition and the results of operations of such Operating Company (on a consolidated basis) as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by an Operating Company to the Administrative Agent prior to the date of this Agreement, there has been no Material Adverse Change since the date of the most recent audited financial statements furnished by such Operating Company to the Administrative Agent prior to the date of this Agreement.

3.Chief Executive Office; Collateral Locations

The chief executive office and head office of each Obligor including each Operating Company’s Records concerning Accounts are located only at the address set forth in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of the Borrower to establish new locations in accordance with Section 10.2 hereof and update the Information Certificate accordingly. The Information Certificate correctly identifies any of such locations which are not owned by Obligor and set forth the owners and/or operators thereof and to the best of Obligors’ knowledge, the holders of any mortgages on such locations.

4.Priority of Liens; Title to Properties

The security interests and liens granted to the Administrative Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to Permitted Liens (except to the extent that Schedule 10.8 provides that the Lenders require the discharge of a lien set out therein prior to the advance of the initial Loans hereunder). Borrower has good and marketable title to all of its properties and assets, except to an extent which would not reasonably be expected to result in a Material Adverse Change, subject to no liens, mortgages, pledges, security interests, hypothecs, encumbrances or charges of any kind, except those granted to the Administrative Agent and Permitted Liens (except to the extent that Schedule 10.8 provides that the Lenders require the discharge of a lien set out therein prior to the advance of the initial Loans hereunder).

5.Tax Returns

Each Obligor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to the Administrative Agent). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Obligor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except to an extent which would not reasonably be expected to result in a Material Adverse Change and taxes, the validity of which are being contested by appropriate proceedings diligently pursued and available to such Obligor and with respect to which adequate reserves have been set aside on its books (to the extent required by GAAP). Adequate provision has been made for the payment of all accrued and unpaid federal, provincial, municipal, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

6.Litigation

Except as disclosed in writing to the the Administrative Agent, there is no present investigation by any governmental agency pending, or to the best of the Borrower’s knowledge threatened, against or affecting any Obligor, their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of the Borrower’s knowledge threatened, against any Obligor, or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which has a reasonable prospect of succeeding and if adversely determined against such Obligor would result in a Material Adverse Change.

7.Compliance with Other Agreements and Applicable Laws

Except as disclosed in writing to the Administrator Agent, no Obligor is in default under, or in violation of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation could reasonably be expected to result in a Material Adverse Change and each Obligor is in compliance with all Applicable Law, except to the extent failure to so comply would not reasonably be expected to result in a Material Adverse Change, including without limitation the Patriot Act.

8.Bank Accounts

All of the deposit accounts, investment accounts or other accounts in the name of or used by each Operating Company maintained at any bank or other financial institution are set forth on Schedule 10.17 hereto, subject to the right of each Operating Company to establish new accounts in accordance with Section 10.17 hereof.

9.Accuracy and Completeness of Information

All information furnished by or on behalf of Obligors in writing to the Administrative Agent in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information in the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could be expected to result in a Material Adverse Change, which has not been fully and accurately disclosed to the Administrative Agent in writing.

10.Status of Pension Plans

Except as disclosed in writing to the Administrative Agent:

(a)each Pension Plan has been established, registered, qualified, amended, funded, administered and invested in material compliance with the terms of such Pension Plan, all provincial pension benefits legislation and any collective agreements, as applicable;

(b)all material obligations of each Operating Company (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Pension Plans or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement;

(c)all contributions or premiums required to be made by each Operating Company to the Pension Plans have been made in a timely fashion in material compliance with the terms of the Pension Plans and all Applicable Law;

(d)all employee contributions to the Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by each Operating Company and fully paid into the Pension Plans in a timely fashion;

(e)all material reports and disclosures relating to the Pension Plans required by any Applicable Laws have been filed or distributed in a timely fashion;

(f)any payments, distributions or withdrawals from or transfers of assets to or from any Pension Plan have been made in accordance with the valid terms of such Pension Plan, applicable collective agreements and all Applicable Law and occurred with the consent of any applicable Governmental Authority (where required);

(g)no amount is owing by any of the Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute;

(h)the Pension Plans are fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles); and

(i)each Operating Company has complied with all of its obligations in respect of the Pension Plans; each Operating Company, after diligent enquiry, has neither any knowledge, nor any grounds for believing, that any of the Pension Plans is the subject of an investigation, any other proceeding, an action or a claim; and there exists no state of facts which after notice or lapse of time or both could be expected to give rise to any such proceeding, action or claim, save for any matters referred to in the foregoing which could not reasonably be expected to result in a Material Adverse Change.

11.Environmental Compliance

Except as disclosed in writing to the Administrative Agent:

(a)neither Operating Company has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder which gives rise to a material liability on such Operating Company and the operations of each Operating Company comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder, except in each case to the extent failure to comply would not reasonably be expected to result in a Material Adverse Change;

(b)there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of the Borrower’s knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by either Operating Company or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, in each case, which would result in a Material Adverse Change;

(c)neither Operating Company has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous

Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which would result in a Material Adverse Change; and

(d)each Operating Company has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with its operations under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect, except to the extent failure to comply would not reasonably be expected to result in a Material Adverse Change.

12.Sanctions

None of the Obligors or to the knowledge of any Obligor, any of their directors, officers or employees:

(a)is a Sanctioned Person or is engaging in or has engaged in any transaction or conduct that could result in it becoming a Sanctioned Person;

(b)is or has ever been subject to any claim, proceeding, formal notice or investigation with respect to Sanctions; or

(c)is engaging or has engaged in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions applicable to it.

To the knowledge of the Obligors, no Person who will benefit in any capacity in connection with or from the Loans and/or any instruments and/or payments thereunder is a Sanctioned Person.

13.Intellectual Property

Except as disclosed in writing to the Administrative Agent, (a) each Operating Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any claims by any Person), its Intellectual Property, and has sole and exclusive rights to the use thereof, except to an extent which would not reasonably be expected to result in a Material Adverse Change, (b) neither Operating Company has knowingly infringed or violated and is not aware of any infringement or violation of any Intellectual Property or other proprietary rights of any other Person which would result in a Material Adverse Change, and no Person has made any such claim, and (c) none of the Intellectual Property has been assigned or licensed to any other Person.

13.    Beneficial Ownership Certification

The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Exhibit C

Information Certificates

See attached

Exhibit D
Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan-transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clause (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of {identify Lender}1]
3.	Borrower:	The Andersons Canada Limited
4.	Administrative Agent:	, as the administrative agent under the Loan Agreement

1    Select as applicable.

5.	Loan Agreement:
The Loan Agreement dated as of December 23, 2021 among The Andersons Canada Limited, Lenders parties thereto, Scotiabank Asset Finance, a division of The Bank of Nova Scotia, as
Administrative Agent, and the other agents parties thereto

6.    Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment / Loans for all Lenders[3]	Amount of Commitment / Loans Assigned[3]	Percentage Assigned of Commitment / Loans[4]	CUSIP Number

[7. Trade Date:    ]5
Effective Date:     , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

2    Fill in the appropriate terminology for the types of facilities under the Loan Agreement that are being assigned under this Assignment and Assumption (e.g. “Commitment,” etc.)

3    Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

4    Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

5    To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR
[NAME OF ASSIGNOR]

By:          Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:          Title:

[Consented to and]6 Accepted:
[NAME OF ADMINISTRATIVE AGENT, as
Administrative Agent]

By:          Title:

[Consented to]7
[NAME OF RELEVANT PARTY]

By:          Title:

6    To be added only if the consent of Administrative Agent is required by the terms of the Loan Agreement.

7    To be added only if the consent of the Borrower and/or other parties is required by the terms of the Loan Agreement.

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties Assignor
The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Financing Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Financing Agreements or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Financing Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Financing Agreement.

Assignee

The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 10.6 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreements, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Financing Agreements are required to be performed by it as a Lender.

Payments

From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

General Provisions

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Loan Agreement.

Commitments

Lender	Revolving Loan Commitment (prior to the Amendment Date)	Increase to Commitment	Revolving Loan Commitment (from and after the Amendment Date)
Scotiabank Asset Finance, a division of The Bank of Nova Scotia	$69,249,600	$14,427,400	$83,677,000
Canadian Imperial Bank of Commerce	$54,249,600	$11,302,400	$65,552,000
The Toronto-Dominion Bank	$39,000,000	$8,125,000	$47,125,000
Bank of America, N.A., Canada Branch	$39,000,000	$0.00	$39,000,000
Farm Credit Canada	$38,500,800	$8,020,200	$46,521,000
TOTALS	$240,000,000	$41,875,000	$281,875,000

EXHIBIT F
Real Estate Collateral

[Intentionally Deleted]

EXHIBIT G

Form of Accordion Agreement

Reference is made to the second amended and restated loan agreement dated as of December 23, 2021 (as changed and in effect from time to time, the “Loan Agreement”) among The Andersons Canada Limited, as borrower (the “Borrower”), the institutions named therein as Lenders, and Scotiabank Asset Finance, a division of The Bank of Nova Scotia as the Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned in the Loan Agreement. This is an Accordion Agreement.

RECITALS:

Pursuant to Section 2.12 of the Loan Agreement, the Borrower wishes to designate the Accordion Lender defined below as a Lender under the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower, the Lenders and the Administrative Agent and
        (the    “Accordion    Lender”), hereby agree as follows:

1.With effect as of the date the Administrative Agent confirms to the Borrower that it has received a fully executed copy of this Accordion Agreement, in form and substance satisfactory to it, the Loan Agreement shall henceforth be read and construed as if the Accordion Lender were party to the Loan Agreement having all the rights and obligations of a Lender under the Loan Agreement having the Commitment set out in paragraph 2 below. Accordingly all references in any Financing Documents to (a) any Lender shall be treated as including a reference to the Accordion Lender and (b) the Loan Agreement shall be treated as a reference to the Loan Agreement as supplemented by this Accordion Agreement to the intent that this Accordion Agreement and the Loan Agreement shall be read and construed together as one single agreement.

2.The Commitments of the Accordion Lender are set out in the attached revised Schedule attached hereto.

3.The Accordion Lender represents and warrants to each of the other parties to the Loan Agreement that it has been provided with a copy of the Loan Agreement.

4.The Accordion Lender irrevocably authorizes and directs the Administrative Agent, as its attorney and agent, with full power of substitution and delegation, to complete, execute and deliver on behalf of the Accordion Lender each Financing Document to be executed by it or on its behalf and each document to be executed by it or on its behalf pursuant to each Financing Document, and to take such action on its behalf as may be authorized or directed pursuant to any such Financing Document.

5.This Accordion Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of

- G2 -

this Accordion Agreement to produce or account for more than one such counterpart. Transmission of a copy of an executed signature page of this Accordion Agreement (including any change to this Accordion Agreement) by any party hereto to the other parties to this Accordion Agreement by facsimile transmission or e-mail in pdf format, shall be as effective as delivery to the other parties hereto of a manually executed counterpart hereof.

6.This Accordion Agreement shall be governed by, and interpreted in accordance with, the laws of the Province of Ontario, including the federal laws of Canada applicable therein, but excluding choice of law rules.

IN WITNESS WHEREOF, the parties hereto have caused this Accordion Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the
    day of     ,     .

THE ANDERSONS CANADA LIMITED	<*> as Accordion Lender
By:	By:
Name:	Name:
Title:	Title:
SCOTIABANK ASSET FINANCE, a division of THE BANK OF NOVA SCOTIA, as Administrative Agent
By:
Name:
Title:
.

Borrowing Base Certificate

See attached.

Schedule 10.6
Compliance Certificate

To:    Scotiabank Asset Finance, a division of The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”)
40 King Street West, 13th Floor Toronto, ON M5H 1H1

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 10.6(d) of the Loan Agreement (as defined below) as follows, for and on behalf of The Andersons Canada Limited (the “Borrower”) and Thompsons USA Limited, and without personal liability:

1.I am the duly elected [NTD: Insert title of senior officer] of the Borrower. Capitalized terms used herein without definition shall have the meanings given to such terms in the second amended and restated loan agreement (the “Loan Agreement”) dated as of    , 2021, between the Administrative Agent, the Borrower, and the lenders signatory to the Loan Agreement, as such Loan Agreement is amended, modified or supplemented, from time to time.

2.I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of each Operating Company, during the immediately preceding month.

3.The review described in Section 2 above did not disclose the existence during or at the end of such month, and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes an Event of Default except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it existed and the action which each Operating Company has taken, is taking, or proposes to take with respect to such condition or event.

4.I further certify that, based on the review described in Section 2 above, neither Operating Company has, at any time during or at the end of such month, except as specifically described on Schedule II attached hereto, or as permitted by the Loan Agreement, done any of the following:

(a)changed its corporate name, or transacted business under any trade name, style, or fictitious name, other than those previously described to you and set forth in the Financing Agreements;

(b)changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization or changed the location of or disposed of any of its properties or assets (other than Permitted Dispositions), or established any new asset locations;

(c)permitted or suffered to exist any security interest in or liens upon any of its properties, whether real or personal (other than Permitted Liens); or

(d)become aware of, obtained knowledge of, or received notification of, any breach or violation of any material covenant contained in any Financing Agreement.

5.Attached hereto in Schedule III are the calculations used in determining the Fixed Charge Coverage Ratio.

6.If applicable, the Borrower is in material compliance with all Applicable Law in connection with all contributions to be made in connection with the Pension Plans.

7.The Borrower or an Obligor has paid in full all rents and other amounts due and payable with respect to any material premises leased or occupied by the Borrower or any Obligor during such month, including without limitation any charges for warehousing or storing Inventory. The details of any default under any material lease of any leased premises are set out in Schedule IV hereto.

The foregoing certifications are made and delivered this day of     , 20    . Very truly yours,
<*>

By:         Name:
Title:

SCHEULE I
Events of Default (Section 3)

Changes (Section 4)

Financial Test Calculation (Section 5)

See attached Schedule.

Rent Roll (Section 7) See attached.

Schedule 10.8
Additional Permitted Liens Liftow Limited under reference file nos. 777518811 and 778607532 Rail Connection II A LLC under reference file no. 777573027

Permitted Debt

Promissory Note in the amount of US$30,000,000.00 from NuRail Canada ULC, an affiliate of the Parent, dated December 1, 2021 and the Borrower.

Existing Loans, Advances and Guarantees

Nil.

Schedule 10.17
Bank Accounts

Deposit Accounts:

Account Holder	Name, address, telephone number, fax number and account officer of institution	Nature / Type of account	Account number
Thompsons USA	U.S. Bank N.A. 600 Demers Avenue Grand Forks, ND 58201	USD Chequing Account	163095001430
Thompsons USA	U.S. Bank N.A. 600 Demers Avenue Grand Forks, ND 58201	USD Chequing Account	163095529760
Borrower	The Bank of Nova Scotia 40 King St. W. Toronto, Ontario M5H 1H1	Canadian Business – CAD	478860096814
Borrower	The Bank of Nova Scotia 40 King St. W. Toronto, Ontario M5H 1H1	Canadian Business – USD	478860038814
Borrower	The Bank of Nova Scotia 40 King St. W. Toronto, Ontario M5H 1H1	Canadian Business – CAD	478860282111
Borrower	The Bank of Nova Scotia 40 King St. W. Toronto, Ontario M5H 1H1	Canadian Business – USD	478860046817
Borrower	Rosenthal Collins Group	Securities Account	R36700277C5136

Account Holder	Name, address, telephone number, fax number and account officer of institution	Nature / Type of account	Account number
216 West Jackson Boulevard Chicago, IL 60606
Borrower	Rosenthal Collins Group 216 West Jackson Boulevard Chicago, IL 60606	Securities Account	R36700277C5144
Borrower	Rosenthal Collins Group 216 West Jackson Boulevard Chicago, IL 60606	Securities Account	R36700277C5154

Securities or Hedging Accounts:

Account Holder	Name, address, telephone number, fax number and account officer of institution	Nature / Type of account	Account number
The Andersons Canada Limited	Rosenthal Collins Group 216 West Jackson Boulevard Chicago, IL 60606	Hedging Account
R 36700 277 C5137
R 36700 277 C5138
R 36700 277 C5139
R 36700 277 C5140
R 36700 277 C5141
R 36700 277 C5142
R 36700 277 C5143
R 36700 277 C5144
R 36700 277 C5145
R 36700 277 C5146
R 36700 277 C5147
R 36700 277 C5148
R 36700 277 C5149
R 36700 277 C5150
R 36700 277 C5151
R 36700 277 C5152
R 36700 277 C5153
R 36700 277 C5144